As filed with the Securities Exchange Commission on January 12, 2001
                                                      Registration No. 333-52506


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           AMENDMENT NO. 1 TO FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PNC MORTGAGE ACCEPTANCE CORP.
             (Exact name of registrant as specified in its charter)

                     Missouri                              43-1681393
    (State or other jurisdiction                       (I.R.S. Employer of
    incorporation or organization)                    Identification Number)

                          PNC Mortgage Acceptance Corp.
                         210 West 10th Street, 6th Floor
                           Kansas City, Missouri 64105
                                 (816) 435-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            Douglas D. Danforth, Jr.
                          PNC Mortgage Acceptance Corp.
                         210 West 10th Street, 6th Floor
                           Kansas City, Missouri 64105
                                 (816) 435-5000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                              Patrick J. Respeliers
                            Morrison & Hecker L.L.P.
                                2600 Grand Avenue
                           Kansas City, Missouri 64108
                                 (816) 691-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE*

--------------------------------------------------------------------------------
                                    Proposed        Proposed
    Title of      Amount to be       Maximum        Maximum        Amount of
 Securities to   Registered (1)  Offering Price    Aggregate     Registration
 be Registered                    Per Security     Offering          Fee
                                       (2)         Price (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Mortgage Pass
Through          $2,500,000,000       100%       $2,500,000,000   $625,000 (3)
Certificates
--------------------------------------------------------------------------------


(1) Or, if any of the securities registered hereunder are interest only securities, such greater amount as shall result in net proceeds of $2,500,000,000 to the registrant. This Registration Statement also registers an indeterminate amount of the securities which may be sold by PNC Capital Markets, Inc. in market making transactions.
(2)  Estimated solely for the purpose of calculating the  registration  fee.

(3) $185,254,959 aggregate principal amount of Mortgage Pass-Through Certificates registered by the registrant under Registration Statement No. 333-95447 and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. The Registration Fee has been previously paid by the registrant under the foregoing Registration Statement in connection with such unsold amount of Mortgage Pass-Through Certificates.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This Registration Statement contains (i) a base prospectus to be used for transactions involving mortgage loans secured by multifamily and commercial properties and (ii) a form of prospectus supplement to be used for transactions involving mortgage loans secured by multifamily and commercial properties.

Prospectus

                          PNC Mortgage Acceptance Corp.

                                    Depositor

                       Mortgage Pass-Through Certificates

                              (issuable in series)

      Our name is PNC Mortgage Acceptance Corp. and we intend to offer commercial mortgage pass-through certificates from time to time. These offers may be made through one or more different methods, including offerings through underwriters. See "Method of Distribution."

-------------------------------------------------------------------------------
The Offered Certificates:               The Trust Assets:

      The offered certificates             The assets of each trust
will be issuable in series.  Each       will include:
series of offered certificates
will:                                   o     mortgage loans secured by
                                              first and junior liens on,
o     have its own series                     or security interests in,
      designation,                            various interests in
o     consist of one or more                  commercial and multifamily
      classes with various payment            real properties,
      characteristics,                  o     mortgage-backed securities
o     evidence beneficial                     that directly or indirectly
      ownership interests in a trust          evidence interests in, or
      established by us, and                  are directly or indirectly
o     be payable solely out of                secured by, such types of
      trust assets.                           mortgage loans,
                                        o     direct obligations of the
      We do not currently intend              United States or other
to list the offered certificates              governmental agencies, or
of any series on any national           o     some combination of such
securities exchange or the Nasdaq             types of mortgage loans,
stock market.                                 mortgage-backed securities
                                              and government securities.

                                          Trust assets may also include letters
                                    of credit, surety bonds, insurance policies,
                                    guarantees, reserve funds, guaranteed
                                    investment contracts, interest rate or
                                    currency exchange agreements, interest rate
                                    cap or floor agreements, or other similar
                                    instruments and agreements.
-------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining such price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

      You should carefully consider the risk factors beginning on page 9 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


         The date of this Prospectus is January 12, 2001.

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS


      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                                TABLE OF CONTENTS


IMPORTANT   NOTICE   ABOUT  THE   INFORMATION   PRESENTED
   IN  THIS PROSPECTUS..........................................2

SUMMARY OF PROSPECTUS...........................................4

RISK FACTORS....................................................9

DESCRIPTION OF THE TRUST ASSETS................................32

YIELD AND MATURITY CONSIDERATIONS..............................37


PNC MORTGAGE ACCEPTANCE CORP...................................41


DESCRIPTION OF THE CERTIFICATES................................42

DESCRIPTION OF THE GOVERNING DOCUMENT..........................48

DESCRIPTION OF CREDIT SUPPORT..................................59

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........................61


FEDERAL INCOME TAX CONSEQUENCES................................70

STATE AND OTHER TAX CONSEQUENCES..............................102

ERISA CONSIDERATIONS..........................................102

LEGAL INVESTMENT..............................................105

USE OF PROCEEDS...............................................107

METHOD OF DISTRIBUTION........................................107


WHERE YOU CAN FIND MORE INFORMATION..........................108

LEGAL MATTERS.................................................108


FINANCIAL INFORMATION.........................................108

RATINGS.......................................................109

                              SUMMARY OF PROSPECTUS


This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are

      PNC Mortgage Acceptance Corp. is a Missouri corporation and a wholly owned subsidiary of Midland Loan Services, Inc. Our principal offices are located at:

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105

      Our main telephone number is (816) 435-5000.  See "PNC
Mortgage Acceptance Corp."

The Securities Being Offered

      The securities that will be offered pursuant to this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Ratings."

      Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates may be Issued with Other Certificates

      We may not publicly offer all the mortgage pass-through certificates evidencing interests in a particular trust. We may elect to:

o     retain some of those certificates;
o     place some privately with institutional investors; or
o deliver some to the applicable seller as partial consideration for the related mortgage assets.

      In addition, some of those certificates may not satisfy the rating requirement described above for offered certificates.

The Governing Documents

      In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern--

o     the creation of and transfer of assets to each trust;
o     the issuance of the related series of certificates; and
o     the servicing and administration of the trust assets.

      The parties to the governing document(s) will always include a trustee and us. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee will be responsible for, among other things, making payments and preparing and disseminating certain reports to the holders of the offered and non-offered certificates.

      If the trust assets include mortgage loans, the parties to the governing document(s) will also include--

o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, non-performing or otherwise problematic in any material respect; and
o a special servicer that will generally be responsible for servicing and administering mortgage loans that are defaulted, non-performing or otherwise problematic in any material respect and real estate assets acquired in respect of defaulted mortgage loans.

      The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

      If the trust assets include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to the mortgage-backed securities. If the related trustee assumes these duties, however, there will be no manager.

      In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each trust and will describe their respective duties in further detail.

      See "Description of the Governing Document."

Certain Characteristics of the Mortgage Assets

      The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each mortgage loan to be included in a trust will constitute the obligation of one or more persons to repay a debt. Each mortgage loan will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in one or more commercial or multifamily real properties. In particular, those properties may include:

o rental or cooperatively-owned buildings with multiple dwelling units;
o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;
o   office buildings;
o   hospitality properties;
o   casino properties;
o   health care-related facilities;
o   industrial facilities;
o warehouse facilities, mini-warehouse facilities and self-storage facilities;
o restaurants, taverns and other establishments involved in the food and beverage industry;
o manufactured housing communities, mobile home parks and recreational vehicle parks;
o   recreational and resort properties;
o   arenas and stadiums;
o   churches and other religious facilities;
o   parking lots and garages;
o   mixed use properties;
o   other income-producing properties; and
o unimproved land that is zoned for multifamily residential or commercial use.

    The mortgage loans to be included in a trust may have a variety of payment terms. For example, a mortgage loan:

o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
o   may provide for no accrual of interest;
o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events;
o may be fully amortizing or, alternatively, may be partially amortizing or non-amortizing, with a substantial payment of principal due on its stated maturity date;
o may permit the negative amortization or deferral of accrued interest;
o may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments; and/or
o may provide for payments of principal, interest or both, on due dates that occur monthly, bimonthly, quarterly, semi-annually, annually or at some other interval.

    Any mortgage loan may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

    We do not originate mortgage loans. However, Midland Loan Services, Inc.
or one of our other affiliates may originate some of the mortgage loans underlying the offered certificates. Unless we expressly state otherwise in the related prospectus supplement, the repayment of any of the mortgage loans to be included in a trust will not be guaranteed or insured by us, any of our affiliates, any governmental agency or instrumentality or any other person. See "Description of the Trust Assets--Mortgage Loans."

    The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. See "Description of the Trust Assets--Mortgage-Backed Securities."

    We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the principal balance of the related series of certificates, as described in the related prospectus supplement.

Certain Characteristics of the Offered Certificates

      An offered certificate may entitle the holder to receive:

o     a stated principal amount;
o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;
o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;
o payments of principal, with disproportionate, nominal or no distributions of interest;
o payments of interest, with disproportionate, nominal or no distributions of principal;
o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;
o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;
o payments of principal to be made based on a specified principal payment schedule or other methodology, which payments may be limited to the amount of available funds; or
o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments, allocations of losses or both.

      A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

      We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See
"Description of the Certificates."

The Trust will Include Collection and Distribution Accounts

      The master servicer must establish and maintain one or more collection accounts for deposit of all payments and collections received or advanced on the Mortgage Loans. The trustee must establish a distribution account for deposit of amounts from the collection account to be used for distributions of principal and interest to certificate holders.

Credit Support and Interest Rate Protection for the Offered Certificates

     Some classes of offered certificates may be protected in full or in part against certain defaults and losses on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

    The assets of any particular trust may also include any of the following agreements:

o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of certificates will be invested at a specified rate;
o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of offered certificates of the related series; or
o if any of the mortgage assets are payable in a foreign currency, foreign currency exchange agreements or other agreements and arrangements designed to reduce the effects of foreign currency fluctuations on the related mortgage assets or one or more classes of offered certificates of the related series.

    We will describe the types of reinvestment and interest rate protection, if any, for each class of offered certificates in the related prospectus supplement.

    See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

Advances to Cover Delinquent Payments of Principal and Interest on the Mortgage Assets.

      If the related trust assets include mortgage loans, the master servicer, the trustee, any provider of credit support and any other specified person may be obligated to make, or may have the option of making, certain advances with respect to delinquent scheduled payments of principal, interest or both on the mortgage loans. Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances in Respect of Delinquencies."

      If the related trust assets include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligation in respect of those mortgage-backed securities or the underlying mortgage loans.

Optional Termination

      We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell:

o all the mortgage assets in any particular trust, which would cause a termination of the trust; or
o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

    See "Description of the Certificates--Termination."

Federal Income Tax Consequences

      Any class of offered certificates will constitute or evidence ownership of either:

o "regular interests" or "residual interests" in a "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986; or
o "regular interests" or "residual interests" in a "financial asset securitization investment trust" under Section 860L(a) of the Internal Revenue Code of 1986; or
o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

    See "Federal Income Tax Consequences."

ERISA Considerations

       If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

Legal Investment

      If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment."

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

A Number of Factors that Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the Nasdaq stock market.

      Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to sell your certificates. This lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

      If you decide to sell your certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

The Market Value of Your Certificates Will be Sensitive to Fluctuations in Prevailing Interest Rates and Spreads

      The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

      Investor perceptions regarding the quality of commercial mortgage-backed securities generally as an investment relative to alternative investments such as U.S. treasury securities will affect the market value of your certificates. That market value will decline if potential investors prefer the safety of investments such as U.S. treasury securities. This may occur regardless of the performance of your certificates or the related mortgage assets.

Payments on Your Certificates Will be Made Solely From the Limited Assets of the Related Trust

      Your certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless we expressly state otherwise in the related prospectus supplement, neither we, nor any of our affiliates nor any governmental agency or instrumentality or other person will guarantee or insure payment on your certificates. If the related trust assets are insufficient to make payments on your certificates, you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

Any Credit Support for Your Certificates May be Insufficient to Protect You Against all Potential Losses

The Amount of Credit Support Will be Limited

     The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses

      The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses that are not covered by the credit support.

Disproportionate Benefits to Certain Classes and Series

      If a form of credit support covers multiple classes or series and losses exceed the amount of the credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by this credit support to your detriment.

The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Certificates

      Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary significantly from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower to prepay the loan during some or all of the loan term. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should be less. These restrictions may include:

o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or
o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

      In many cases, a mortgage loan will have no restrictions on the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The amount, rate and timing of payments and other collections on the mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your certificates may vary materially and adversely from your expectations due to:

o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may lessen or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans underlying those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the
Average Life of Your Certificates

     Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, which would result in a shorter average life for your certificates, than if these prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans directly or indirectly underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may:

o vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series; or
o be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Certificates

      If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates

      The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will affect the amount and timing of payments on the related series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on the related series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

An Increased Risk of Default Is Associated With Balloon Payments

      Any of the mortgage loans underlying your certificates may be non-amortizing or only partially amortizing. The borrowers under those mortgage loans are required to make substantial payments of principal and interest (that is, balloon payments) on the maturity dates of the loans. The ability of a borrower to make a balloon payment generally depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

o the fair market value and condition of the underlying real property;
o     the prevailing level of interest rates;
o     the borrower's equity in the underlying real property;
o     the borrower's financial condition;
o     the operating history of the underlying real property;
o     changes in zoning and tax laws;
o     changes in competition in the relevant area;
o     changes in rental rates in the relevant area;
o     changes in governmental regulation and fiscal policy;
o     prevailing general and regional economic conditions;
o     the state of the fixed income and mortgage markets; and
o the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

      Neither we nor any of our affiliates have an obligation to refinance any mortgage loan underlying your certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on those loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. The decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property

Most of the Mortgage Loans Underlying Your Certificates Will be
Nonrecourse Loans to Entities

      You should consider all of the mortgage loans underlying your certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of the borrower or guarantor. Unlike individuals, entities formed to acquire real property generally do not have personal assets and creditworthiness at stake. A borrower's sophistication can lead to protracted litigation or bankruptcy in default situations.

      Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

o the sufficiency of the net operating income of the applicable real property;
o the market value of the applicable real property at or prior to maturity; and
o the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by us, any of our affiliates or any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

We May Not Know What Underwriting Standards the Originator of a
Mortgage Loan Applied

      The originators of the mortgage loans may have used underwriting criteria that differ from the criteria which our affiliates use, and in some cases we may be unable to verify the criteria that the originator used. Loans may have been originated over long periods of time using varying underwriting standards that we cannot now confirm. We will not generally reunderwrite mortgage loans acquired for inclusion in a trust. Instead, we will rely upon representations and warranties by the seller of the mortgage loan and the seller's obligation to repurchase the loan if a representation or warranty was not true when made.

Many Risk Factors are Common to Most or All Multifamily and
Commercial Properties

      The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

o     the age, design and construction quality of the property;
o perceptions regarding the safety, convenience and attractiveness of the property;
o the characteristics of the neighborhood where the property is located;
o     the proximity and attractiveness of competing properties;
o     the existence and construction of competing properties;
o     the adequacy of the property's management and maintenance;
o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
o     demographic factors;
o     customer tastes and preferences;
o     retroactive changes in building codes; and
o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

o an increase in interest rates, real estate taxes and other operating expenses;
o an increase in the capital expenditures needed to maintain the property or make improvements;
o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
o     an increase in vacancy rates;
o     a decline in rental rates as leases are renewed or replaced;
      and
o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

o     the length of tenant leases;
o     the creditworthiness of tenants;
o     the rental rates at which leases are renewed or replaced;
o the percentage of total property expenses in relation to revenue;
o the ratio of fixed operating expenses to those that vary with revenues; and
o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

      Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants

    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

o to pay for maintenance and other operating expenses associated with the property;
o to fund repairs, replacements and capital improvements at the property; and
o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

    Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
o   an increase in tenant payment defaults;
o a decline in rental rates as leases are entered into, renewed or extended at lower rates;
o an increase in the capital expenditures needed to maintain the property or to make improvements; and
o   a decline in the financial condition of a major or sole tenant.

    Various factors that will affect the operation and value of a commercial property include:

o   the business operated by the tenants;
o   the creditworthiness of the tenants; and
o   the number of tenants.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If a single or major tenant defaults under its lease or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case for a property occupied by a large number of less significant tenants.

    An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Tenant Bankruptcy Adversely Affects Property Performance

    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus
o an amount equal to the rent under the lease for the greater of one year or 15% (but not more than 3 years) of the remaining lease term.

The Success of an Income-Producing Property Depends on Reletting
Vacant Spaces

      The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting can be substantial and could reduce cash flow from the property. Moreover, if a tenant defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If a property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, which would reduce the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income
Is Not

      Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

o     changes in interest rates;
o     the availability of refinancing sources;

o changes in governmental regulations, licensing or fiscal policy;
o     changes in zoning or tax laws; and
o     potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

      The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

o     responding to changes in the local market;
o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
o     operating the property and providing building services;
o     managing operating expenses; and
o ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. However, management errors can, in some cases, impair the long-term viability of an income-producing property.

Maintaining a Property in Good Condition is Expensive

      An owner may expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

      Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

o     rental rates;
o     location;
o     type of business or services and amenities offered; and
o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

o     offers lower rents;
o     has lower operating costs;
o     offers a more favorable location; or
o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types and Concentrations of Income-Producing Properties
Underlying the Mortgage Loans in a Trust Will Subject Your
Certificates to Special Risks

      The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The following is a discussion of some of the various factors that may affect the value and operations of the listed types of multifamily and commercial properties. The effect of these factors upon your certificates will be dependent upon the relative amounts of each particular property type included in a trust.

Multifamily Rental Properties

      Factors affecting the value and operation of a multifamily rental property include:

o the physical attributes of the property, such as its age, appearance, amenities and construction quality;
o   the types of services offered at the property;
o   the location of the property;
o the characteristics of the surrounding neighborhood, which may change over time;
o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
o the ability of management to provide adequate maintenance and insurance;
o   the property's reputation;
o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
o   the ability of management to respond to competition;
o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and
o the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

o     require written leases;
o     require good cause for eviction;
o     require disclosure of fees;
o     prohibit unreasonable rules;
o     prohibit retaliatory evictions;
o     prohibit restrictions on a resident's choice of unit vendors;
o     limit the basis on which a landlord may increase rent; or
o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to:

o     fixed percentages;
o     percentages of increases in the consumer price index;
o     increases set or approved by a governmental agency; or
o increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that an owner can charge at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for the project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing on its real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the lender to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

Cooperatively-Owned Apartment Buildings

      Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of:

o     maintenance payments from the tenant/shareholders, and
o any rental income from units or commercial space that the cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after this period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general, the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

      Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant of the owner of the shares allocated to the apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the sub-tenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

Retail Properties

      The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

o     shopping centers;
o     factory outlet centers;
o     malls;
o     automotive sales and service centers;
o     consumer oriented businesses;
o     department stores;
o     grocery stores;
o     convenience stores;
o     specialty shops;
o     gas stations;
o     movie theaters;
o     fitness centers;
o     bowling alleys;
o     salons; and

o     dry cleaners.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

o     to lower rents;
o to grant a potential tenant a "free rent" or reduced rent period;
o     to improve the condition of the property generally; or
o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

o     competition from other retail properties;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     perceptions regarding the safety of the surrounding area;
o     demographics of the surrounding area;
o the strength and stability of the local, regional and national economies;
o     traffic patterns and access to major thoroughfares;
o     the visibility of the property;
o     availability of parking;
o the particular mixture of the goods and services offered at the property;
o     customer tastes, preferences and spending patterns; and
o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. A decline in the local economy and reduced consumer spending would directly and adversely affect retail properties.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would take, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      Various factors will adversely affect the economic performance of an "anchored" retail property, including:

o     an anchor tenant's failure to renew its lease;
o     termination of an anchor tenant's lease;
o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
o the cessation of the business of a self-owned anchor or of an anchor tenant, even if it continues to own the property or pay rent; or
o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or
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

with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

o     factory outlet centers;
o     discount shopping centers and clubs;
o     catalogue retailers;
o     television shopping networks and programs;
o     internet web sites; and
o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, and entertainment sources could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

Office Properties

      Factors affecting the value and operation of an office property include:

o the number and quality of the tenants, particularly significant tenants, at the property;
o    the physical attributes of the building in relation to competing buildings;
o the location of the property with respect to the central business district or population centers;
o demographic trends within the metropolitan area to move away from or towards the central business district;
o social trends combined with space management trends, which may change towards options such as telecommuting or "hoteling" to satisfy space needs;
o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
o    the quality and philosophy of building management;
o    access to mass transportation; and
o    changes in zoning laws.

      An economic decline in a tenant's business may adversely affect an office property. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

o    rental rates;
o    the building's age, condition and design, including floor sizes and layout;
o    access to public transportation and availability of parking; and
o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

o     the cost and quality of labor;
o     tax incentives; and
o quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties

      Hospitality properties may involve different types of hotels and motels, including:

o     full service hotels;
o     resort hotels with many amenities;
o     limited service hotels;
o     hotels and motels associated with national or regional franchise chains;
o hotels that are not affiliated with any franchise chain but may have their own brand identity; and
o     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include:
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

o the location of the property and its proximity to major population centers or attractions;
o     the seasonal nature of business at the property;
o the level of room rates relative to those charged by competitors;
o     quality and perception of the franchise affiliation;
o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
o the existence or construction of competing hospitality properties;
o     nature and quality of the services and facilities;
o financial strength and capabilities of the owner and operator;
o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
o increases in operating costs, which may not be offset by increased room rates;
o the property's dependence on business and commercial travelers and tourism; and
o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchiser periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate the property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property, because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

o the continued existence and financial strength of the franchisor;
o     the public perception of the franchise service mark; and
o     the duration of the franchise licensing agreement.

      A franchisor may restrict the transferability of its franchise license agreements. In this case, the lender must obtain the consent of the franchisor for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply for its own liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Casino Properties

      Factors affecting the economic performance of a casino property include:

o location, including proximity to or easy access from major population centers;
o     appearance;
o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
o     the existence or construction of competing casinos;

o     dependence on tourism; and
o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, which could result in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. We can not assure you that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties

      Health-care related properties include:

o     hospitals;
o     skilled nursing facilities;
o     nursing homes;
o     congregate care facilities; and
o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

o     statutory and regulatory changes;
o     retroactive rate adjustments;
o     administrative rulings;
o     policy interpretations;
o     delays by fiscal intermediaries; and
o     government funding restrictions.

      All of the foregoing can adversely affect the operating revenues of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors that can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

o     federal and state licensing requirements;
o     facility inspections;
o     rate setting;
o     reimbursement policies; and
o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, if a lender forecloses on a health care-related facility, neither the lender nor a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to the foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply for its own licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law that are not required for transfers of most other types of commercial properties.

Industrial Properties

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on:

o location of the property, the desirability of which in a particular instance may depend on:
        (1)  availability of labor services;
        (2) proximity to supply sources and customers; and
        (3) accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
o building design of the property, the desirability of which in a particular instance may depend on:
        (4)  ceiling heights;
        (5)  column spacing;
        (6)  number and depth of loading bays;
        (7)  divisibility;
        (8)  floor loading capacities;
        (9)  truck turning radius;
        (10) overall functionality; and
        (11) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally "special purpose" properties that an owner could not readily convert to general residential, retail or office use. This will adversely affect their liquidation value.

     Industrial properties may also pose unique environmental risks depending upon the nature of the business conducted at the property.

Warehouse, Mini-Warehouse and Self-Storage Facilities

     Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, an owner would incur substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. These factors will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-store property depends on:

o     building design;
o     location and visibility;
o     tenant privacy;
o     efficient access to the property;
o proximity to potential users, including apartment complexes or commercial users;
o     services provided at the property, such as security;
o     age and appearance of the improvements; and
o     quality of management.

      Warehouse properties may pose environmental risks depending upon the nature of the business conducted in the warehouse.

Restaurants and Taverns

     Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

o competition from facilities having businesses similar to a particular restaurant or tavern;
o perceptions by prospective customers of safety, convenience, services and attractiveness;
o    the cost, quality and availability of food and beverage products;
o    negative  publicity,   resulting  from  instances  of  food  contamination,
     food-borne illness, crime and similar events;
o    changes in demographics, consumer habits and traffic patterns;

o    the ability to provide or contract for capable management; and
o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are:

o    segment;
o    product;
o    price;
o    value;
o    quality;
o    service;
o    convenience;
o    location; and
o    the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have:

o    lower operating costs;
o    more favorable locations;
o    more effective marketing;
o    more efficient operations; or
o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that the operator may charge. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

o actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
o the degree of support the franchisor provides or arranges, including its franchisee organizations and third-party providers of products or services; and
o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements, and these agreements typically do not contain provisions protective of lenders. A franchisor typically may terminate a borrower's rights as a franchisee without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and
Recreational Vehicle Parks

      Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted on his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces have a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors that affect the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

o the number of comparable competing properties in the local market;
o     the age, appearance and reputation of the property;
o     the quality of management; and
o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that the operator cannot readily convert to general residential, retail or office use. This will adversely affect the liquidation value of the property if its current operations become unprofitable due to competition, age of the improvements or other factors.

      Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. Some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

o     fixed percentages;
o     percentages tied to the consumer price index;
o     increases set or approved by a governmental agency; or
o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

Recreational and Resort Properties

      Security for a mortgage loan may include a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

o     the location and appearance of the property;
o     the appeal of the recreational activities offered;
o the existence or construction of competing properties, whether or not they offer the same activities;
o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

o     geographic location and dependence on tourism;
o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
o     sensitivity to weather and climate changes; and
o     local, regional and national economic conditions.

      Statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways will affect a marina or other recreational or resort property located next to water.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than other types of commercial properties.

      Recreational and resort properties are generally "special purpose" properties that the owner cannot readily convert to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums

      The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

o     sporting events;
o     musical events;
o     theatrical events;
o     animal shows; and/or
o     circuses.

      The ability to attract patrons is dependent on such factors as:

o     the appeal of the particular event;
o     the cost of admission;
o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
o perceptions by prospective patrons of the safety of the surrounding area; and
o the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a sporting team, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are "special purpose" properties that the owner cannot readily convert to alternative uses. The "special purpose" nature of these facilities will adversely affect their liquidation value.

Churches and Other Religious Facilities

      Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. Several social, political and economic factors affect attendance at a religious facility and the willingness of attendees to make donations. Local, regional or national economic conditions may also adversely affect donations. Religious facilities are "special purpose" properties that the owner cannot readily convert to alternative uses. The "special purpose" nature of these facilities will adversely affect their liquidation value.

Parking Lots and Garages

      The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

o     the number of rentable parking spaces and rates charged;
o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
o     the amount of alternative parking spaces in the area;
o     the availability of mass transit; and
o the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land

      The value of unimproved land is largely a function of its potential use. The land's potential use may depend on:

o     its location;
o     its size;
o     the surrounding neighborhood; and
o     local zoning laws.

Borrower Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans in any particular trust. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the lender, including one of the trusts, holding the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater
Risk of Default and Loss

      Any of the mortgage loans in one of the trusts may be substantially larger than the other loans in that trust. In general, the inclusion in a trust of one or more mortgage loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the trust can result in losses that are more severe, relative to the size of the related mortgage pool, than would be the case if the total balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss

      If a concentration of mortgage loans in any of the trusts is secured by real properties in a particular locale, state or region, the holders of the related offered certificates will have a greater exposure to:

o any adverse economic developments that occur in the locale, state or region where the properties are located;
o changes in the real estate market where the properties are located;
o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and
o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your
Investment

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Subordinate Debt Increases the Likelihood of a Borrower Default

      Most mortgage loans included in one of the trusts will either:

o prohibit the related borrower from encumbering the related real property with additional secured debt; or
o require the consent of the holder of the mortgage loan prior to so encumbering the property.

      However, a lender may be unaware of a violation of this prohibition until the borrower otherwise defaults on the mortgage loan. You should be aware that a lender, such as one of the trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

      The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan backing your certificates at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may prevent the senior lienholder from taking action to foreclose its lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing".

Borrower Bankruptcy May Adversely Affect Payment on Your
Certificates

      Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

o grant a debtor a reasonable time to cure a payment default on a mortgage loan;
o reduce monthly payments due under a mortgage loan; o change the rate of interest due on a mortgage loan; or o otherwise alter the mortgage loan's repayment schedule.

      Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of the trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. bankruptcy code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. bankruptcy code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by a borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and
Operation of Contaminated Property and May Deter a Lender from
Foreclosing

      We can give you no assurance as to any environmental testing conducted at the related real properties in connection with the origination of the mortgage loans underlying your certificates:

o that the environmental testing identified all adverse environmental conditions and risks at the related real properties;
o that the results of the environmental testing were accurately evaluated in all cases;
o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by an environmental consultant that conducted the testing at the related real properties; or
o that any recommended remedial action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      In addition, tenants, such as gasoline stations or dry cleaners, or conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, could adversely affect the current environmental condition of a real property securing a mortgage loan underlying your certificates.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as "CERCLA", together with certain other federal and state laws, provide that a secured lender, such as one of the trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if:

o agents or employees of the lender are deemed to have participated in the management of the borrower, or
o under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

    Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

    Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers:

o any condition on the property that causes exposure to lead-based paint, and
o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

    Property owners may be liable for injuries to their tenants or third parties resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your
Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

o    the bankrupt party was--
     1)   insolvent at the time of granting the lien,
     2)   rendered insolvent by the granting of the lien,
     3)   left with inadequate capital, or
     4)   not able to pay its debts as they matured; and

o the bankrupt party did not receive fair consideration or reasonably equivalent value for pledging its property to secure the debt of the other borrower.

     If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or mortgage effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges

      Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon a voluntary and/or an involuntary prepayment is unclear. If those provisions were unenforceable in connection with an involuntary prepayment, borrowers would have an incentive to default in order to prepay their loans.

Due-on-sale and Debt Acceleration Clauses

     Many of the mortgage loans underlying the offered certificates will contain a due-on-sale clause. This clause permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of:

o     the related real property; or
o     an ownership interest in the related borrower.

      All of the mortgage loans will include some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if:

o     the default is deemed to be immaterial;
o the exercise of these remedies would be inequitable or unjust; or
o the circumstances would render the acceleration unconscionable.

Assignments of Leases

      Many of the mortgage loans underlying the offered certificates will also be secured by an assignment of leases and rents. The related borrower will assign its interest in the leases on the related real property and the income from those leases to the lender as additional security for the related mortgage loan. Generally, the borrower may continue to collect rents until the borrower defaults. In some cases, state law may require that the lender take possession of the property, obtain a judicial appointment of a receiver or take some other similar action before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws."

Defeasance

      A mortgage loan underlying a series of offered certificates may, during specified periods and subject to certain conditions, permit the related borrower to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities in exchange for releasing the lien on the underlying real property. The cash amount which a borrower must expend to purchase the required United States government securities may exceed the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Certain
Special Hazard Losses

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. The specific forms of policy vary from state to state. Most insurance policies do not cover any physical damage resulting from:

o     war;
o     revolution;
o     governmental actions;
o     floods and other water-related causes;
o earth movement, including earthquakes; landslides and mudflows;
o     wet or dry rot;
o     vermin;
o     domestic animals; and
o     certain other kinds of risks.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, and the borrower does so, the resulting losses may be borne by you as a holder of offered certificates.

Mortgage Loans Secured by Mortgages On Ground Leases Create Risks not Present when Lending on a Fee Ownership Interest in a Real
Property

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default by the borrower under the lease, and a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, it is possible that the trustee for your certificates could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a
Real Property

      Due to changes in zoning requirements after an income-producing property was built, a property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use". This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than before the casualty.

Compliance With the Americans With Disabilities Act of 1990 May be Expensive

      Under the Americans With Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that law, the owner of the property may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation may Adversely Affect a Borrower's Ability to Repay its
Mortgage Loan

      A borrower may be a defendant in litigation arising out of, among other things, the following:

o breach of contract involving a tenant, a supplier or other party;
o     negligence resulting in a personal injury; or
o     responsibility for an environmental problem.

      Litigation will divert the borrower's attention from operating its property. If the litigation were decided adversely to the borrower, the award to the plaintiff may adversely affect the borrower's ability to repay a mortgage loan secured by the property.

"Residual Interests" in a "Real Estate Mortgage Investment
Conduit" Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received

      If you own a certificate that is a "residual interest" in a "real estate mortgage investment conduit" or "REMIC", you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC, because the taxable income from the certificate may exceed the amount of cash you actually receive. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

      You must report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs".

Some Taxable Income of a "Residual Interest" can not be Offset under the Tax Code

      A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusion" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusion" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

o generally will not be reduced by losses from other activities;
o for a tax-exempt holder, will be treated as unrelated business taxable income; and
o for a foreign holder, will not qualify for any exemption from withholding tax.

Certain Entities Should not Invest in Certificates which are
"Residual Interests"

      The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are "residual interests" of the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are "residual interests" generally are not appropriate investments for:

o     individuals;
o     estates;
o     trusts beneficially owned by any individual or estate; and
o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the "residual interest" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a non-U.S. person under the Internal Revenue Code of 1986.

      See "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Residual Certificates".

Problems With Book-Entry Registration

      Your certificates may be issued in book-entry form through the facilities of The Depository Trust Company. As a result:

o you will be able to exercise your rights as a certificateholder only indirectly through DTC and its participating organizations;
o you may have only limited access to information regarding your certificates;
o you may suffer delays in the receipt of payments on your certificates; and
o your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Potential Conflicts of Interest Can Affect a Person's Performance

      The master servicer or special servicer for any of the trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for any of the trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      In servicing the mortgage loans in any of the trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of the trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in that trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

The Rating on a Class of Certificates Reflects only the Rating Agency's Assessment of the Likelihood That Certificate Holders Will Receive Payments to Which They Are Legally Entitled.

      Ratings on mortgage pass-through certificates reflect no assessment of the likelihood of principal prepayments by borrowers or of the degree to which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. For example, if you purchase interest only certificates, you might, in certain cases, fail to recoup your initial investment even though you receive all payments to which you are entitled. Ratings also do not evaluate the price of the certificates or the suitability of the certificates as an investment for you.


You Should Not Place Undue Reliance Upon Forward-Looking
Statements

      This prospectus and the related prospectus supplement contain forward-looking statements that involve risks and uncertainties. Actual events could differ from those anticipated in these forward-looking statements because of a variety of factors, including the risks described in the "Risk Factors" sections and elsewhere in this prospectus or the related prospectus supplement. You should make your own estimate of future events that you consider material before you invest.

                         DESCRIPTION OF THE TRUST ASSETS

      We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

o various types of multifamily and/or commercial mortgage loans;
o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans;
o direct obligations of the United States or other governmental agencies; or
o a combination of mortgage loans, mortgage-backed securities or government securities of the types described above.


     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of the trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Midland Loan Services, Inc. or another of our affiliates.

      Unless we indicate otherwise in the related prospectus supplement, neither we nor any of our affiliates nor any governmental agency or instrumentality or other person will guarantee or insure any of those mortgage assets.

                                 Mortgage Loans

      Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. A promissory note or bond will evidence that obligation. That obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, one or more of the following types of real property:

o    rental or cooperatively-owned buildings with multiple dwelling units;

o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers,  bowling  alleys,  salons,  dry  cleaners and  automotive  service centers;
o    office properties;
o    hospitality   properties,   such  as  hotels,   motels  and  other  lodging
     facilities;
o    casino properties;
o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
o    industrial properties;
o    warehouse   facilities,    mini-warehouse   facilities   and   self-storage
     facilities;
o restaurants, taverns and other establishments involved in the food and beverage industry;
o manufactured housing communities, mobile home parks and recreational vehicle parks;
o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
o    arenas and stadiums;
o    churches and other religious facilities;
o    parking lots and garages;
o    mixed use properties; and
o    unimproved land zoned for multifamily residential or commercial use.

     A mortgage loan may encumber the following types of real property interests:

o a fee interest or estate, which consists of ownership of the property for an indefinite period;
o an estate for years, which consists of ownership of the property for a specified period of years;
o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;
o shares in a cooperative corporation that owns the property; or o any other real estate interest under applicable local law.

      Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record. Zoning laws and other legal restrictions may apply to the use of any particular real property and the improvements constructed on it.

      If indicated in the related prospectus supplement, a junior lien on the real property may secure one or more of the mortgage loans underlying a series of offered certificates. However, the trust may not include the loan or loans secured by the more senior liens on that property. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied:

o first to the payment of court costs and fees in connection with the foreclosure;
o    second to the payment of real estate taxes; and
o third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments on the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If indicated in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. However, we will not transfer to a trust any mortgage loan if we know, at the time of transfer, that the loan is:

o more than 90 days delinquent in any scheduled principal or interest payment; or
o    in foreclosure.

Default and Loss Considerations with Respect to the Mortgage Loans

      Mortgage loans secured by liens on income-producing properties differ substantially from mortgage loans secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property typically depends upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is a measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of:

o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to
o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

     The amount described in clause (a) of the preceding sentence is often a highly subjective number based on several assumptions and adjustments to revenues and expenses for the property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not suffice to make the mortgage loan payments, cover operating expenses and fund capital improvements. The condition of the local real estate market and/or area economy may affect operating revenues of a non-owner occupied, income-producing property. Changes in market and business conditions tend to affect properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) more rapidly than properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

      Some commercial properties may be owner-occupied or leased to a small number of tenants. The operating revenues of these properties may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single-tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increased property operating expenses can increase the likelihood of a default on a loan secured by the property. Increases in property operating expenses may result from:

o    increases in energy costs and labor  costs;
o    increases in interest rates and real estate tax rates; and
o    changes in governmental rules, regulations and fiscal policies.

      Some "net leases" of commercial properties may obligate the lessee, rather than the borrower/landlord, to pay operating expenses. However, a net lease will yield stable net operating income to the borrower/landlord only if the lessee can pay both increased operating expenses and rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of:

o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to
o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the property that secures its loan. In these circumstances:

o the borrower has a greater financial incentive to perform under the mortgage loan in order to protect its equity, and
o the lender has greater protection against loss on liquidation following a default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of loss in a pool of multifamily and commercial mortgage loans. For example, estimated property value at the time the loan was originated may exceed the value of the property when the offered certificates are issued. Property values fluctuate. Even current appraisals are not necessarily reliable estimates of value. Appraised values of income-producing properties are generally based on:

o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
o the cost replacement method, which takes into account the cost of replacing the property at such date;
o the income capitalization method, which takes into account the property's projected net cash flow; or
o    some combination of these methods.

      Each of these appraisal methods presents analytical difficulties:

o it is often difficult to find truly comparable properties that have recently been sold;
o the replacement cost of a property may have little to do with its current market value; and
o income capitalization is inherently based on inexact projections of income and expense and selection of a capitalization rate and discount rate.

     If different appraisal methods yield significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     A property's performance will affect its value. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying the offered certificates may not have considered all these factors for the loans they originated.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

Payment Provisions of the Mortgage Loans

      Except as described in the related prospectus supplement, each of the mortgage loans included in one of the trusts will have the following features:

o    an original term to maturity of not more than approximately 40 years; and
o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bimonthly quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of the trusts may also:

o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
o    provide for no accrual of interest;
o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events;
o be fully amortizing or partially amortizing or non-amortizing, with a substantial payment of principal due on its stated maturity date;
o    permit the negative amortization or deferral of accrued interest; and/or
o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements

      In general, the prospectus supplement will provide the following information about the mortgage loans in each trust:

o the total outstanding principal balance and the largest, smallest and average outstanding principal balances;
o    the type or types of property that provide security for repayment;
o    the earliest and latest origination date and maturity date;
o the original and remaining terms to maturity, or the range thereof, and the weighted average original and remaining terms to maturity;
o loan-to-value ratios either at origination or at a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;
o the mortgage interest rates, or the range thereof, and the weighted average mortgage interest rate;
o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
o information on the payment characteristics, including applicable prepayment restrictions;
o debt service coverage ratios either at origination or at a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and
o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide:

o    more general information in the related prospectus supplement; and
o specific information in a Current Report on Form 8-K filed with the SEC within 15 days after the issuance of the certificates.

      If a trust includes any mortgage loan, or group of related mortgage loans, that represent a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

                           Mortgage-Backed Securities

      The mortgage backed-securities underlying a series of offered certificates may include:

o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or
o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.


      We will describe in the related prospectus supplement characteristics of the mortgage-backed securities included in a trust, including the following information:

o    the initial and outstanding principal amount(s) and type of the securities;
o    the original and remaining term(s) to stated maturity of the securities;
o the pass-through or bond rate(s) of the securities or the formula for determining these rate(s);
o    the payment characteristics of the securities;
o    the  identity  of  the  issuer(s),   servicer(s)  and  trustee(s)  for  the
     securities;
o    a description of the related credit support, if any;
o    the type(s) of mortgage loans underlying the securities;
o the circumstances under which the underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
o the terms and conditions for substituting mortgage loans backing the securities; and
o the characteristics of any agreements or instruments providing interest rate protection to the securities.

      In our reports filed under the Exchange Act of 1934, we will provide the same information about mortgage-backed securities included in a trust as is provided by the issuer of the security:

o in its own reports filed under the Securities Exchange Act of 1934, if the security was publicly offered; or
o in whatever reports the issuer of the security provides to the related trustee, if the security was privately issued.

      The prospectus supplement for a series will contain the disclosure concerning the mortgage-backed securities described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the mortgage-backed securities.

                              Government Securities

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;
o the original and remaining terms to stated maturity of the government securities;
o whether the government securities are entitled only to interest payments, only to principal payments or to both;
o the interest rates of the government securities or the formula to determine the rates, if any;
o    the applicable payment provisions for the government securities; and
o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

                           Undelivered Mortgage Assets

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If we initially deliver to the trustee mortgage assets with total outstanding principal balances less than the initial total outstanding principal balance of any series of certificates, we may cover the shortfall by depositing or arranging to deposit with the related trustee cash or liquid investments on an interim basis. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. However, If we fail to deliver mortgage assets sufficient to make up the entire shortfall, the related trustee will liquidate the investments and use the cash and proceeds of the liquidation to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                        YIELD AND MATURITY CONSIDERATIONS

      The yield on your certificates will depend on:

o     the price you paid for your certificates;
o     the pass-through rate on your certificates;
o     the amount and timing of payments on your certificates.

      The following discussion contemplates a trust established by us that consists primarily of mortgage loans. If one of the trusts also includes a mortgage-backed security, the payment terms of that security will lessen or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of the trusts includes a mortgage-backed security or government security, we will discuss in the related prospectus supplement the effect, if any, that these securities may have on the yield to maturity and weighted average lives of the related offered certificates.

                                Pass-Through Rate

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

                                 Payment Delays

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if mortgage loan payments were passed through on your certificates on the same date that the payments were due.

                       Yield and Prepayment Considerations

      The yield to maturity on your certificates will be affected by the rate of principal payments on the mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments will be affected by the following:

o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;
o    the dates on which any balloon payments are due; and
o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments will depend on future events and a variety of factors, we cannot give you any assurance as to what that rate will be.

      The yield to maturity of your certificates may vary from your anticipated yield depending upon:

o whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium; and
o when, and to what degree, payments of principal on the underlying mortgage loans reduce the principal balance or notional amount of your certificates.

      If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either:

(a) be based on the principal balances of some or all of the mortgage assets in the related trust; or

(b) be equal to the total principal balance of one or more of the other classes of certificates of the same series.

      Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets referred to in clause (a) above or payments are made in reduction of the total principal balance of the class or classes of certificates referred to in clause (b) above.

      Several factors may influence repayments of principal on the mortgage loans, including:

o    the availability of mortgage credit;
o the relative economic vitality of the area in which the related real properties are located;
o    the quality of management of the related real properties;
o    the servicing of the mortgage loans;
o    possible changes in tax laws; and
o    the availability of other investment opportunities.

     In general, those factors which increase the attractiveness of selling or refinancing a multifamily or commercial property that secures a mortgage loan, as well as those factors which increase the likelihood of default under the mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges, could also effect the rate of principal payments on the mortgage loans. If enforceable, those provisions could either bar or discourage a borrower from voluntarily prepaying its mortgage loan, which could slow the rate of prepayments.

      Prevailing market interest rates for mortgage loans of a comparable type, term and risk level, may also affect the rate of prepayment. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance in order to:

o    convert to a fixed rate loan and thereby "lock in" that rate; or
o take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to:

o    realize its equity in the property;
o    meet cash flow needs; or
o    make other investments.

     Federal and state tax laws, which are subject to change, may motivate borrowers to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to:

o the particular factors that will affect prepayments of, or losses on, the mortgage loans underlying any series of offered certificates;
o    the relative importance of those factors;
o the percentage of the principal balance of those mortgage loans that will be paid or incur a loss as of any date; or
o    the overall rate of prepayments or losses on those mortgage loans.

                       Weighted Average Life and Maturity

     The rate at which principal payments are received or losses are realized on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of the offered certificates of that related series. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or "CPR" prepayment model or the Standard Prepayment Assumption or "SPA" prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of the loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA might assume prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA would assume a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying any series of offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with a total principal balance, and the percentage of the initial total certificate principal balance of each class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

       Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity

      Some or all of the mortgage loans underlying a series of offered certificates may require the borrower to make a balloon payment at maturity. A borrower's ability to make a balloon payment typically will depend upon its ability either to:

o    refinance the loan; or
o    to sell the related real property.

If a borrower is unable to refinance or sell the property, the borrower might default on the mortgage loan unless the maturity of the mortgage loan is extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by bankruptcy proceedings or adverse economic conditions in the market where the property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

Negative Amortization

      Mortgage loans that permit negative amortization to occur can affect the weighted average life of a class of certificates. Negative amortization loans require current interest payments at a rate lower than the rate at which interest is accruing on the mortgage loan. The unpaid portion of the current interest is added to the related principal balance.

Negative amortization most commonly occurs on adjustable rate mortgage loans that:

o limit the amount by which the scheduled payment may adjust in response to a change in the mortgage interest rate;
o provide that the scheduled payment will adjust less frequently than the mortgage interest rate; or
o provide for constant scheduled payments regardless of adjustments to the mortgage interest rate.

      Negative amortization on loans in a trust may cause negative amortization on the offered certificates. We will describe in the related prospectus supplement, if applicable, how this negative amortization will be allocated among the classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. During a period of increasing interest rates, an adjustable rate mortgage loan that permits negative amortization would be expected to not amortize or to amortize at a slower rate than if interest rates were declining or remaining constant. This slower rate of mortgage loan amortization would cause a slower rate of amortization for one or more classes of certificates of the related series. This would increase the weighted average lives of those classes of certificates to which mortgage loan negative amortization is allocated or that bear the effects of a slower rate of amortization of the underlying mortgage loans.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      The extent to which the inclusion in a trust of mortgage loans that permit negative amortization will affect the yield on your certificates will depend upon:

o    whether you purchase your certificates at a premium or a discount; and
o whether the payment characteristics of the underlying mortgage loans delay or accelerate the payments of principal on, or in reduction of the notional amount of, your certificates.

      See "-Yield and Prepayment Considerations".

Foreclosures and Payment Plans

      The weighted average life of and yield on your certificates will be affected by:

o    the number of foreclosures  with respect to the underlying  mortgage loans;
     and
o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and the weighted average life of and yield on your certificates.

Losses and Shortfalls on the Mortgage Assets

      The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater the negative effect on the yield of your certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of the trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by:

o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or
o    the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization

      If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
o    any other amounts described in the related prospectus supplement.

      The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.

                          PNC MORTGAGE ACCEPTANCE CORP.

      We were incorporated in the State of Missouri on September 17, 1996. We are a wholly-owned subsidiary of Midland Loan Services, Inc., a Delaware corporation. We were organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to those trusts. Our principal executive offices are located at:

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105

      Our telephone number is (816) 435-5000. We do not have, and we do not expect to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A "series" of certificates are all those certificates that:

o     have the same series designation;
o     were issued pursuant to the same governing documents; and
o     represent beneficial ownership interests in the same trust.

      A "class" of certificates are all those certificates of a particular series that:

o     have the same class designation; and
o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

o a stated principal amount, which will be represented by its principal balance;
o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;
o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;
o payments of principal, with disproportionate, nominal or no distributions of interest;
o payments of interest, with disproportionate, nominal or no distributions of principal;
o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;
o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets; o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book entry form will be transferred on the book-entry records of DTC and its participating organizations.

      See"--Book-Entry Registration and Definitive Certificates".

                          Payments on the Certificates

      Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

o    the periodic payment date for that series; and
o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either:

o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or
o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in the notice of final payment.


Payments of Interest

      In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

      Interest may accrue with respect to any offered certificate on the basis of:

o     a 360-day year consisting of 12 30-day months;
o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;
o the actual number of days elapsed during each relevant period in a normal calendar year; or
o     another method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest on each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates", payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

(a) based on the principal balances of some or all of the related mortgage assets; or

(b) equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any distributions of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal

      A class of offered certificates may or may not have a total principal balance. If it does, the total principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The total outstanding principal balance of any class of offered certificates will be reduced by:

o    payments of principal actually made to the holders of that class; and
o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      If a class of offered certificates are compound interest certificates, then the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made on the mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
o interest received or advanced on the underlying mortgage assets that exceeds the interest currently accrued on the certificates of the applicable series;
o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
o    any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                       Allocation of Losses and Shortfalls

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of the trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or
o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

                      Advances in Respect of Delinquencies

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related trustee, any related provider of credit support and any other specified person may be obligated to advance, or have the option of advancing, delinquent payments of principal and interest due on those mortgage loans, other than balloon payments. If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

      If and to the extent that we specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, or at such other times and from such sources as we may describe in the related prospectus supplement, prior to any payment to the related series of certificateholders.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

                          Reports to Certificateholders

      On or about each payment date, the related trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding:

o the payments made on that payment date with respect to the applicable class of offered certificates; and
o    the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the trustee will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, totaled for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related trustee to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

      See, also, "--Book-Entry Registration and Definitive Certificates" below.

      If one of the trusts includes mortgage-backed securities, the ability of the related trustee to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                  Voting Rights

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in the related prospectus supplement. See "Description of the Governing Document--Amendment."

      As and to the extent described in the related prospectus supplement, the holders of specified amounts of certificates of a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

                                   Termination

     The trust for each series of offered certificates will terminate and cease to exist following:

o the final payment or other liquidation of the last mortgage asset in that trust; and
o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, resulting in an early retirement of the certificates and an early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total certificate principal balance of, and accrued and unpaid interest on, their certificates.

              Book-Entry Registration and Definitive Certificates

      Any class of offered certificates may be issued in book-entry form through the facilities of The Depository Trust Company. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, Luxembourg, for so long they are participants in DTC.

The Depository Trust Company

      DTC is:

o    a limited-purpose trust company organized under the New York Banking Law;
o    a "banking corporation" within the meaning of the New York Banking Law;
o    a member of the Federal Reserve System;
o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and
o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic computerized book-entry changes in their accounts, which eliminates the need for physical movement of securities certificates. DTC participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC participant that maintains an account with DTC. The rules applicable to DTC and DTC participants are on file with the SEC.

      Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the beneficial owner's Financial Intermediary is not a DTC participant, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. The beneficial ownership interest of the owner of a book-entry certificate may only be transferred by compliance with the rules, regulations and procedures of the Financial Intermediaries and DTC participants.

      DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the DTC participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of payments by DTC participants to Financial Intermediaries and beneficial owners will be:

o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name";
o the sole responsibility of each DTC participant, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholders" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or
o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

      Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Clearstream Banking

      Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Clearstream interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Clearstream as a professional depository. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Clearstream participant.

Euroclear

      The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.


                      DESCRIPTION OF THE GOVERNING DOCUMENT

      The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, the ("Governing Document"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates. Midland Loan Services, our parent corporation, will be the master servicer for each of the trusts, unless we specify a different master servicer in the related prospectus supplement. Midland Loan Services may also be the special servicer for some of the trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. Except in limited circumstances, certificates that are held by the related master servicer, special servicer or manager will have the same voting rights as certificates held by others.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide additional information regarding the Governing Document for that series. The summaries in this prospectus do not describe all of the provisions of the Governing Document for each series of certificates. You should refer to the provisions of the Governing Document for your certificates and to the description of those provisions in the related prospectus supplement for additional information. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "PNC Mortgage Acceptance Corp."

                          Assignment of Mortgage Assets

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents for the related mortgage assets that will be delivered to the related trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that assignment. Concurrently with that assignment, the related trustee will deliver to our designee or us the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of the trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

o    in the case of a mortgage loan:
     1)   the  address  of the  related  real  property  and  the  type  of that property;
     2) themortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
     3)   the remaining term to maturity;
     4)   the remaining amortization term; and
     5)   the  outstanding   principal   balance;   and
o in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

                       Representations and Warranties with
                    Respect to Mortgage Assets; Repurchases
                               and Other Remedies

      Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties (the person making the representations and warranties, the "Warranting Party") covering, by way of example:

o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;
o the Warranting Party's title to each mortgage asset and the authority of the Warranting Party to sell that mortgage asset; and
o    in the case of a mortgage loan:

     1)   the enforceability of the related mortgage note and mortgage;
     2) the existence of title insurance insuring the lien priority of the related mortgage;
     3)   the payment status of the mortgage loan; and
     4) the delivery of all documents required to be delivered with respect to the mortgage loan as contemplated under "--Assignment of Mortgage Assets."

      We will identify the Warranting Party, and give a more complete sampling of the representations and warranties made by the Warranting Party, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the Warranting Party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be a prior holder of the particular mortgage assets.

                    Collection and Other Servicing Procedures
                         With Respect to Mortgage Loans

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of the trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with the servicing and administration of the mortgage loans that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of the trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general will be obligated to follow the same collection procedures that it would follow for comparable mortgage loans held for its own account, provided that:

o those procedures are consistent with the terms of the related Governing Document; and
o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

                                    Accounts

      We expect that Governing Document will require the Master Servicer to establish and maintain one or more collection accounts in the name of the trustee for the benefit of certificateholders. The master servicer will generally be required to deposit into the collection account all amounts received on or in respect of the mortgage loans. The master servicer may make withdrawals from the collection account to, among other things:

o remit certain amounts for the related payment date into the distribution account;
o pay certain property protection expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Governing Document;
o pay accrued and unpaid servicing fees and other servicing compensation to the master servicer and the special servicer;
o reimburse the master servicer, the special servicer, the trustee and us for certain expenses; and
o provide indemnification to the master servicer, the special servicer, the trustee and us, as described in the Governing Document.

      The related prospectus supplement may provide for additional circumstances when the master servicer may make withdrawals from the collection account.

      We expect that the Governing Document for each series of certificates will require the trustee to establish a distribution account into which the master servicer will deposit amounts held in the collection account from which certificateholder distributions will be made for each payment date. On each payment date, the trustee will apply amounts on deposit in the distribution account generally to make distributions of interest and principal to the certificateholders in the manner and in the amounts described in the related prospectus supplement.

      The amount at any time credited to the collection account or the distribution account may be invested in Permitted Investments that:

o    are payable on demand; or
o in general mature or are subject to withdrawal or redemption on the date so specified in the Governing Document.

     The master servicer must remit to the distribution account on or before the business day preceding the related payment date amounts on deposit in the collection account that are required for distribution to certificateholders.

     The income from the investment of funds in the collection account and the distribution account in Permitted Investments will constitute additional compensation for the master servicer or the trustee. The risk of loss of funds in the collection account and the distribution account resulting from such investments will be borne by the master servicer or trustee, as applicable. The amount of each such loss must be deposited by the master servicer or the trustee in the collection account or the distribution account, as the case may be, promptly as realized.

      We expect that the Governing Document for each series of certificates will require that an account be established and maintained for use in connection with:

o real properties acquired upon foreclosure of a mortgage loan, which are commonly referred to as "REO properties"; and
o if specified in the related prospectus supplement, certain other real properties securing the mortgage loans.

      To the extent set forth in the Governing Document, certain withdrawals from this account will be made to, among other things:

o    make remittances to the collection account as required;
o pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO properties and other specified real properties securing the mortgage loans and certain third-party expenses; and
o reimburse certain expenses in respect of the REO properties and the other specified real properties securing the mortgage loans.

     The amount at any time credited to this account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which these amounts must be remitted to the master servicer for deposit in the collection account. The income from the investment of funds in the account in Permitted Investments will be for the benefit of the master servicer, the special servicer or the trustee, as applicable, and the risk of loss of funds in this account resulting from such investments will be borne by the master servicer, the special servicer or the trustee, as applicable.

                              Permitted Investments

      "Permitted Investments" will generally consist of one or more of the following, unless the rating agencies rating certificates of a series require other or additional investments:

o direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;
o direct obligations of the Federal Home Loan Mortgage Corporation (debt obligations only), the Federal National Mortgage Association (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);
o federal funds, time deposits in, or unsecured certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each rating agency rating the certificates of a series;
o commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each rating agency rating the certificates of a series in its highest short-term unsecured rating category;
o shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each rating agency rating the certificates of a series as permitted investments with respect to this definition; and
o other obligations acceptable as Permitted Investments to each rating agency rating the certificates of a series.

                                    Insurance

      The Governing Document for each series will require that the master servicer use reasonable efforts in accordance with the servicing standard specified in the related prospectus supplement to cause each borrower to maintain insurance in accordance with the related mortgage loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related mortgage loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

o the full replacement cost of the improvements and equipment securing the mortgage loan; or
o the outstanding principal balance owing on the mortgage loan or the amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the trustee for the series from being deemed to be a co-insurer in each case with a replacement cost rider.

      The master servicer will also use its reasonable efforts to cause each borrower to maintain any other insurance required by the related mortgage loan.

      Subject to the requirements for modification, waiver or amendment of a mortgage loan (See "--Modifications, Waivers and Amendments"), the master servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Governing Document waive the requirement of a mortgage loan that the related borrower maintain earthquake insurance on the related mortgaged property. If a mortgaged property is located in a federally designated special flood hazard area, the master servicer will also use its reasonable efforts in accordance with the servicing standard in the related prospectus supplement to cause the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the mortgage loan. The Governing Document will provide that the master servicer must maintain the foregoing insurance if the related borrower fails to maintain this insurance to the extent the insurance is available at commercially reasonable rates and to the extent the trustee, as mortgagee, has an insurable interest.

      The cost of any insurance maintained by the master servicer will be advanced by the master servicer. The special servicer will cause to be maintained fire and hazard insurance on each REO property in such amounts as are specified in the related Governing Document. The cost of any insurance for an REO property will be payable out of amounts collected on the related REO property or will be advanced by the master servicer. The special servicer will maintain flood insurance providing substantially the same coverage as described above on any REO property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated.

      Any insurance that is required to be maintained with respect to any REO property will only be so required to the extent the insurance is available at commercially reasonable rates.

      The Governing Document will provide that the master servicer or special servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the mortgage loans or REO properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan or REO property, if not borne by the related borrower, will be advanced by the master servicer.

      Alternatively, the master servicer or special servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the mortgage loans or REO properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the master servicer or the special servicer, as applicable, will be obligated to deposit in the collection account all sums that would have been deposited in the account but for such clause to the extent that the deductible exceeds the deductible limitation that pertained to the related mortgage loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the Governing Document.

      The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the Governing Document.

      Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the mortgage loans.

                Fidelity Bonds and Errors and Omissions Insurance

     The Governing Document for each series will generally require that the master servicer and the special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the master servicer and the special servicer. The Governing Document will allow the master servicer and the special servicer to self-insure against loss occasioned by the errors and omissions of the officers and employees of the master servicer and the special servicer so long as certain criteria set forth in the Governing Document are met.

                 Servicing Compensation and Payment of Expenses

      The master servicer's principal compensation for its activities under the Governing Document for each series will come from the payment to it or retention by it, with respect to each mortgage loan, of a "servicing fee". The exact amount and calculation of the servicing fee will be established in the prospectus supplement and Governing Document for the related series. Since the total unpaid principal balance of the mortgage loans will generally decline over time, the master servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

      In addition, the Governing Document for a series may provide that the master service is entitled to receive, as additional compensation:

o prepayment premiums, late fees and certain other fees collected from borrowers;
o any interest or other income earned on funds deposited in the collection account and, distribution account except to the extent such income is required to be paid to the related borrowers, any escrow accounts.

      The amount and calculation of the fee for the servicing of specially serviced mortgage loans will be described in the prospectus supplement and the Governing Document for each series.

      In addition to the compensation described above, the master servicer and the special servicer or any other party specified in the applicable prospectus supplement, may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable prospectus supplement.

                      Modifications, Waivers and Amendments

      The Governing Document for each series will provide the master servicer or the special servicer with the discretion to modify, waive or amend certain of the terms of any mortgage loan without the consent of the trustee or any certificateholder subject to certain conditions set listed in the Governing Document. These conditions will generally include the condition that the modification, waiver or amendment will not result in the mortgage loan ceasing to be a "qualified mortgage" under the REMIC regulations.

                                Events of Default

      In summary, the Governing Document for each series will provide that the following are events of default with respect to the master servicer and special servicer:

o any failure by the master servicer or the special servicer to remit to the collection account, or any failure by the master servicer to remit to the trustee for deposit into the distribution account, any amount the Governing Document requires to be so remitted;
o any failure by the master servicer or special servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the certificateholders, the trustee, the master servicer or the special servicer with respect to any mortgage loan) under the Governing Document, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the master servicer or the special servicer by the trustee or us, or to the master servicer, special servicer, the trustee and us, by the holders of certificates evidencing voting rights of at least 25% of any affected class;
o confirmation in writing by any of the rating agencies that the then current rating assigned to any class of certificates would be withdrawn, downgraded or qualified unless the master servicer or special servicer, as applicable, is removed;
o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the master servicer or special servicer, as applicable, indicating its insolvency or inability to pay its obligations; or
o    any failure by the master servicer to make a required advance.

      The related Governing Document may provide for other events of default or additional cure periods to the extent required or permitted by the rating agencies rating certificates of a series.

                          Rights Upon Event of Default

      As long as an event of default remains unremedied, the trustee may terminate all of the rights and obligations of the master servicer or special servicer, as the case may be, and the trustee must do so upon the written direction of the holders of certificates entitled to 25% of the aggregate voting rights of all certificates of a series. The Governing Document provides that the terminated master servicer or special servicer remains entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the master servicer, all advances and interest thereon as provided in the Governing Document. The Governing Document for the series may specify that the special servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

      The holders of certificates evidencing at least 66 2/3% of the total voting rights of the certificates of a series may, on behalf of all holders of certificates, waive any default by the master servicer or special servicer in the performance of its obligations under the Governing Document and its consequences, except a default in making any required deposits to (including advances) or payments from the collection account or the distribution account or in remitting payments as received, in each case in accordance with the Governing Document. Upon any such waiver of a past default, the default will cease to exist, and any event of default arising therefrom will be deemed to have been remedied for every purpose of the Governing Document. No such waiver will extend to any subsequent or other default or impair any resulting right.

      On and after the date of termination, the trustee will succeed to all authority and power of the terminated master servicer or special servicer under the Governing Document and will be entitled to compensation similar to that to which the terminated master servicer or special servicer would have been entitled. The trustee must appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor to the terminated master servicer or special servicer under the Governing Document if:

o    the trustee is unwilling or unable to act as successor;
o the holders of certificates evidencing a majority of the total voting rights so request; or
o the trustee is not approved as a master servicer or special servicer, as applicable, by each of the rating agencies rating the certificates of such series;

the appointment of which will not result in the downgrading, withdrawal or qualification of the ratings then assigned to any class of certificates as evidenced in writing by each rating agency rating the certificates of such series.

   The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer or the special servicer, as the case may be, under the Governing Document.

                                  Other Matters

      The master servicer and/or the special servicer for one of the trusts, directly or through sub-servicers, must also perform various other customary functions of a servicer of comparable loans, including:

o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;
o   ensuring that the related properties are properly insured;
o   attempting to collect delinquent payments;
o   supervising foreclosures;
o   negotiating modifications;
o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;
o protecting the interests of certificateholders with respect to senior lienholders;
o conducting inspections of the related real properties on a periodic or other basis;
o collecting and evaluating financial statements for the related real properties;
o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and
o   maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of the trusts will be responsible for the servicing and administration of:

o mortgage loans that are delinquent in respect of a specified number of scheduled payments;
o   mortgage loans as to which there is a material non-monetary default;
o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and
o real properties acquired as part of the trust in respect of defaulted mortgage loans.

    The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

    Unless we state otherwise in the related prospectus supplement, the master servicer for your

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


series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

    A borrower's failure to make required mortgage loan payments may mean that operating income from the related borrower's real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, the related special servicer will be required to:

o    monitor any mortgage loan that is in default;
o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property;
o initiate corrective action in cooperation with the mortgagor if cure is likely;
o    inspect the related real property; and
o    take such other actions as it deems necessary and appropriate.

      A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a real property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on:

o    the particular mortgage loan;
o    the related real property;
o    the borrower;
o    the presence of an acceptable party to assume the mortgage loan;
o and the laws of the jurisdiction in which the related real Property is located.

     If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws."

     A special servicer may also perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible, such as performing property inspections and collecting and evaluating financial statements. A master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

                                  Sub-Servicers

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Each master servicer or special servicer for one of the trusts must monitor the performance of sub-servicers that it retains.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for the related trust will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures that it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

             Collection of Payments on Mortgage-Backed Securities

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then:

o that mortgage-backed security will be registered in the name of the related trustee or its designee;
o    the related trustee will receive payments on that mortgage-backed security;
     and
o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

    Certain Matters Regarding the Master Servicer, the Special Servicer, the
               REMIC Administrator, the Manager and the Depositor

      Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of the trusts may resign from its obligations in such capacity, except upon--

o the appointment of, and the acceptance of the appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or
o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. Each master servicer, special servicer and, if it receives distributions on mortgage-backed securities, manager for one of the trusts will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to such limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions as may be permitted by the rating agencies assigning ratings to the related series of certificates.

      In no event will we, any master servicer, special servicer or manager for one of the trusts, or any of our or their respective directors, officers, employees or agents be under any liability to the related trust or certificateholders for any action taken, or not taken, in good faith pursuant to the Governing Document for any series of certificates or for errors in judgment. None of those persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Governing Document for any series of certificates or by reason of reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document, or by reason of reckless disregard of those obligations or duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Governing Document for any series of offered certificates or that in its opinion may involve it in any ultimate expense or liability. However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      Any person into which we or any related master servicer, special servicer or manager may be merged or consolidated, or any person resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is

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


a party, or any person succeeding to the business of us or any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for each series of offered certificates.

      The compensation arrangements with respect to the master servicer, special servicer and/or manager for any of the trusts will be described in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

                                    Amendment

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1)   to cure any ambiguity;
     2) to correct, modify or supplement any provision in the Governing Document that is inconsistent with any other provision in the Governing Document, in this prospectus or the related prospectus supplement or to correct any error;
     3) to maintain the ratings assigned to each class of the certificates for that series;
     4) to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;
     5) to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that code are amended or clarified so as to allow for the relaxation or elimination of that requirement;
     6) to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933 or the rules under that Act if the Securities Act of 1933 or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;
     7) to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;
     8) to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates that are "residual interests" in a REMIC; or
     9)  for any other purpose.

      However, no amendment of the Governing Document for any series of offered certificates covered by clauses (4), (5), (6) or (9) may:

o    be inconsistent with the provisions of the Governing document;
o adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series; or
o result in a downgrade or withdrawal of any then current rating assigned to any class of certificates of the related series, as evidenced by written confirmation to that effect from each applicable rating agency obtained by or delivered to the related trustee.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing not less than 66-2/3%, or another percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to:

o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or
o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or
o modify the provisions of the Governing Document relating to amendments thereof without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

                           List of Certificateholders

      Three or more certificateholders of record of any series may request access to a recent list of certificateholders for that series for the purpose of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document. The related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. If the date of the list is more than 90 days before the date of receipt of the certificateholders' request, then the trustee, if it is not the certificate registrar for that series, must request from the registrar a current list and provide access to the current list promptly upon receipt.

                                   The Trustee

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

      The trustee for each series of offered certificates will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party in respect of those certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Certain Matters Regarding the Trustee

     Unless the related prospectus supplement describes another source of payment, the fees of the trustee for any series of offered certificates will be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. The indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document, or by reason of its reckless disregard of those obligations or duties.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

      The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and

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expenses incurred by the terminated trustee in connection with its removal.
Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

o the subordination of one or more other classes of certificates of the same series;
o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;
o    interest rate or foreign currency exchange agreements;
o    the establishment of one or more reserve funds; or
o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

o    the nature and amount of coverage under that credit support;
o    any conditions to payment not otherwise described in this prospectus;
o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and
o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

                            Subordinate Certificates

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive distributions out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

             Insurance or Guarantees with Respect to Mortgage Loans

      The mortgage loans included in any trust may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the

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related prospectus supplement the nature of these default risks and the extent of the coverage.

                 Arrangements Providing Interest Rate Protection

      The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust assets may also include:

o     interest rate exchange agreements;
o     interest rate cap agreements;
o     interest rate floor agreements; or
o other agreements or arrangements intended to reduce the effects of interest rate fluctuations.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

               Arrangements Providing Foreign Currency Protection

      If any of the mortgage assets are payable in a foreign currency, the trust assets for a series of offered certificates may include:

o     foreign currency exchange agreements; or
o other agreements and arrangements designed to reduce the effects of foreign currency fluctuations on the related mortgage assets or one or more classes of offered certificates of the related series.

      In the related prospectus supplement, we will describe any of these agreements or other arrangements. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                Letter of Credit

      If and to the extent described in the prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. Under a letter of credit, the issuing financial institution will be obligated to honor draws under the letter of credit for a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage of either:

o the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed; or
o the initial total principal balance of one or more classes of certificates of the applicable series.

     This percentage will be specified in the related prospectus supplement. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing financial institution under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

                     Certificate Insurance and Surety Bonds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely distributions of interest and principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

                                  Reserve Funds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus

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supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                       Credit Support with Respect to MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of the trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the underlying mortgage loans will be secured by multifamily and commercial properties in the United States. Some mortgage loans underlying a series of offered certificates may be secured by multifamily and commercial properties outside the United States.

      The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law and these laws may differ substantially, the summaries do not purport to cover all applicable laws, to reflect the laws of any particular state or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws in the related prospectus supplement, to the extent they vary materially from this discussion. For purposes of this discussion, "mortgage loan" means a multifamily or commercial mortgage loan that directly or indirectly backs a series of offered certificates.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are called "mortgages" in this prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the covered real property, and represents the security for the repayment of the indebtedness evidenced by the note or bond. The priority of this lien or interest depends on the terms of the mortgage. The priority, in some cases, will depend on:

o the terms of separate subordination agreements or inter-creditor agreements with others that hold interests in the real property;
o    the knowledge of the parties to the mortgage; and
o the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                          Types of Mortgage Instruments

      There are two parties to a mortgage-

o a mortgagor, who is the owner of the encumbered interest into the subject property and usually the borrower; and
o    a mortgagee, who is the lender.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are-

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o    the trustor, the equivalent of a mortgagor;
o    the trustee to whom the real property is conveyed; and
o    the beneficiary, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the related note or bond.

      A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      If the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

o    the express provisions of the related instrument;
o    the law of the state in which the real property is located;
o    certain federal laws; and
o    in some deed-of-trust transactions, the directions of the beneficiary.

                                Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's rights under, and all income from, each lease. The borrower generally retains a revocable license to directly collect the rents until a default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents directly. Local law may require that the lender take possession of the property, obtain a court-appointed receiver and/or take other similar action before becoming entitled to collect the rents.

     Mortgages that encumber a hotel or motel generally require the borrower to pledge room rates as additional security for the loan. In most states, these rates are considered accounts receivable under the Uniform Commercial Code. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of the trusts even if the security interest in the room rates was not perfected or the requisite Uniform Commercial Code filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower without a hearing or the lender's consent or unless the lender's interest in the room rates is given adequate protection, such as a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Foreclosure--Bankruptcy Laws".

                                Personal Property

      Certain types of mortgaged properties, such as hotels, motels and nursing homes, may include personal property that may, to the extent owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of the trusts even if the security interest in the personal property was not perfected or the requisite Uniform Commercial Code filings were allowed to lapse.


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                                   Foreclosure

Foreclosure Procedures Vary From State to State

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      The two primary methods of foreclosing a mortgage are:

o    judicial foreclosure, involving court proceedings; and
o non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are made. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a recorded subordinate interest in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Difficulties in locating defendants can delay proceedings. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon a successful completion of the judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property. The proceeds of the public sale are used to satisfy the judgment. These sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

      Courts have traditionally used general equitable principles to limit the remedies available to lenders in foreclosure actions where the court viewed the foreclosures as harsh or unfair. Relying on these principles, a court may:

o alter the specific terms of a loan as necessary to prevent or remedy an injustice, undue oppression or overreaching;
o require the lender to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;
o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
o limit the lender's foreclosure rights in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the statutory notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

      In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows the trustee to conduct a non-judicial public sale generally following a request from the beneficiary/lender to sell the property after a default by the borrower if notice of sale is given in

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accordance with the terms of the mortgage and applicable state law.

      In some states, prior to a non-judicial public sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right during a reinstatement period required in some states to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of:

o difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and
o possible physical deterioration of the property that may have occurred during the foreclosure proceedings.

      Therefore, it is common for the lender to purchase the mortgaged property, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to:

o    pay debt service on any senior mortgages;
o    pay taxes;
o    obtain casualty insurance; and
o    make repairs necessary to render the property suitable for sale.

      The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may have to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have the right to redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      Equity of redemption is a common-law, non-statutory right that should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property after a foreclosure. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to

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sell the foreclosed property, because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to own the property until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation

      Some or all of the mortgage loans may be non-recourse loans. Recourse after default on these loans will be limited to the related mortgaged property and any other assets pledged to secure the related mortgage loan. However, even if a mortgage loan provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other states may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be precluded from foreclosing upon the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

      Mortgage loans may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

o requires the lessor to give the lender notices of lessee defaults and an opportunity to cure them;
o permits the leasehold estate to be assigned to and by the lender or the purchaser at a foreclosure sale; and
o contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Certain mortgage loans, however, may be secured by ground leases that do not contain these provisions.

Cooperative Shares

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on a borrower's fee estate in real property. The loan typically is subordinate to any mortgage on the cooperative's building. This mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to the shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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Bankruptcy Laws

      The U.S. bankruptcy code and state insolvency laws may interfere with or affect a lender's ability to realize upon collateral and/or to enforce a deficiency judgment. For example, under the U.S. bankruptcy code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, affecting the debtor are automatically stayed upon the filing of the bankruptcy petition. It is not unusual for the debtor to make no interest or principal payments during the course of the bankruptcy case. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. bankruptcy code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances, provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things:

o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, which would leave the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
o    extend or shorten the term to maturity;
o permit the debtor to cure a mortgage loan default by paying the arrearage over a number of years; or
o permit the debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or blocking the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Even if the lender is ultimately allowed to enforce the assignment, the legal proceedings necessary to resolve the issue could be time-consuming, and cause delays in the lender's receipt of the rents.

      The commencement of a bankruptcy case involving the tenant under a lease of the related property may impair a borrower's ability to make payment on a mortgage loan. Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition. In addition, the U.S. bankruptcy code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

o    assume the lease and retain it or assign it to a third party; or
o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the debtor rejects the lease, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. bankruptcy code also limits a lessor's damages for lease rejection to:

o the rent under the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus
o unpaid rent to the earlier of the surrender of the property or the tenant's bankruptcy filing.

                          Environmental Considerations

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. These environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions. These remedial or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged

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property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

      Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

CERCLA

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as "CERCLA", imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the mortgaged property. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so-called "secured creditor exemption".

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. This Act offers substantial protection to lenders by defining the activities in which a lender can engage without losing the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if:

o it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices; or
o assumes day-to-day management of operational functions of the mortgaged property.

      The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it purchases a mortgaged property at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

      Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may permit third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and imposes treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. The owner of a property where these circumstances exist may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.


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


      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. Although it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations

      Remediating hazardous substance contamination at a property can be very costly. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender must operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may have to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Environmental Site Assessments

      In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related series of offered certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems.

                  Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations prescribed in that Act and the regulations promulgated under the Act.

                 Junior Liens; Rights of Holders of Senior Liens

      Any of the trusts may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied in accordance with the law of the state in which the property is located. Generally, that order is as follows:

o first, to the payment of court costs and fees in connection with the foreclosure;
o    second, to real estate taxes;
o third, in satisfaction of all principal, interest, any prepayment or acceleration penalties, and any other sums due and owing to the holder of the senior liens; and
o last, in satisfaction of all principal, interest, any prepayment and acceleration penalties and any other sums due and owing to the holder of the junior mortgage loan.


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


                              Subordinate Financing

      The terms of certain of the mortgage loans may not restrict the borrower from using the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. If a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is exposed to the following additional risks:

o    the borrower may have difficulty servicing and repaying multiple loans;
o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not permit recourse, a borrower may have more incentive to repay sums due on the subordinate loan;
o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior priority in favor of the junior lender;
o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                 Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that require the borrower to pay a late charge or additional interest if payments are late. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                           Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to re-impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state may adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to re-impose interest rate limits and/or to limit discount points or other charges.

                          Certain Laws and Regulations

      Multifamily and commercial properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply, together with an inability to remedy any failure, could result in material diminution in the value of a mortgaged property.

                         Americans with Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and the related rules, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more

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


stringent requirements than those to which the borrower is subject.

                 Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of a loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Act.

      Application of the Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect the full amount of interest on certain of the mortgage loans underlying the offered certificates. Any shortfalls in interest collections resulting from the application of the Act would result in a reduction of the amounts distributable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period after the active duty status ceases.

                    Forfeitures in Drug and RICO Proceedings

     Federal law provides that the government can seize property owned by persons convicted of drug-related crimes or criminal violations of the Racketeer Influenced and Corrupt Organizations, or "RICO" statute, if the property was used in, or purchased with, the proceeds of those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that:

o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or
o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

      This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless otherwise specified in the related prospectus supplement, our counsel for each series will be Morrison & Hecker L.L.P.

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section and the "ERISA Considerations" section, the "Code"). It does not purport to discuss all federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, such as:

o    banks;
o    insurance companies; and
o    foreign investors.

     Further, this discussion and the opinion referred to below are based on authorities that can change, or be interpreted differently, with possible retroactive effect. No rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences


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


discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and
o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of three general types:

o certificates representing interests in a trust, or a portion of a trust, as to which a designated party under the related Governing Document (the "REMIC Administrator") will make a real estate mortgage investment conduit ("REMIC") election under Sections 860A through 860G of the Code;
o certificates representing interests in a trust, or portion of a trust, as to which a fixed asset securitization investment trust ("FASIT") election is made under Section 860L of the Code; and
o certificates ("Grantor Trust Certificates") representing interests in a trust or a portion of a trust (a "Grantor Trust Fund"), as to which no REMIC or FASIT election will be made.

     The prospectus supplement for each series will indicate whether a REMIC election, or elections, will be made for the related trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either a grantor trust for federal income tax purposes or a FASIT. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

      The following discussion is limited in applicability to the offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust consist solely of mortgage loans. To the extent that other trust assets, including mortgage-backed securities and government securities, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under such sections (the "OID Regulations"). It is also based on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those statutes (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     REMICs

                            Classification of REMICs

      With respect to each series as to which the REMIC Administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document and certain other documents, and subject to certain assumptions set forth therein, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" (such certificates, the "REMIC Regular Certificates") or the sole class of "residual interests" (such certificates, the "REMIC Residual Certificates") in that REMIC within the meaning of sections 860A-860G of the Code.

                            Qualification as a REMIC

      In order for the trust to qualify as a REMIC, there must be ongoing compliance on the part of the trust with the requirements set forth in the Code. The trust must fulfill an asset test, which requires that no more than a de minimis portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion


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

is the date of issuance of the certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Governing Document for each series will contain provisions intended to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfer of REMIC Residual Certificates to Certain Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period after that date pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans if, in general:

o the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or
o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either:

o in exchange for any qualified mortgage within a three-month period thereafter; or
o    in  exchange  for  a  "defective   obligation"  within  a  two-year  period
     thereafter.

      A "defective obligation" includes:

o    a mortgage in default or as to which default is reasonably foreseeable;
o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;
o    a mortgage that was fraudulently procured by the mortgagor; and
o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is "defective" as described in the last bullet point and that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this discussion, where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgaged properties underlying a series of certificates, references to the mortgaged properties will be deemed to refer to that portion of the mortgaged properties held by the trust fund which does not include the fixed retained yield.

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not to exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which the property is acquired, with extensions granted by the IRS.


     If a portion of the trust electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. In that event, the trust may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the related trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain the related trust's status as a REMIC under the Code.


              Characterization of Investments in REMIC Certificates


     The REMIC Certificates will qualify for the corresponding status set forth below in the same proportion for any calendar year that the assets of the REMIC qualify for any of the following characterizations at all times during a calendar year.


o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and
o assets described in Section 7701(a)(19)(C) of the Code (to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)).


Moreover, if more than 95% of the assets of the REMIC qualify for either of the characterizations at all times during a calendar year, the REMIC Certificates, in their entirety, will qualify for the same status for that calendar year.


     Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If less than 95% of the REMIC's assets consist of assets described the preceding paragraph, then a REMIC certificate will qualify for the corresponding tax treatment in such categories in the proportion that such REMIC assets are qualifying assets.

     In addition, the REMIC Regular Certificates will be:

o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and
o "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or "FASIT".

      The REMIC Administrator will determine the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, we will describe in the related prospectus supplement the mortgage loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code.


     To the extent a REMIC Certificate represents ownership of an interest in any mortgage loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of the certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. Also the interest on the certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.


     Finally, holders of REMIC Certificates should be aware that:

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


o REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(3)(A)(i); and
o REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A).

     REMIC certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

                             Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, assuming compliance with all provisions of the related Governing Document, the Tiered REMICs will each qualify as a REMIC, and the REMIC Certificates issued by the Tiered REMICs will be considered "regular interests" or the sole class of "residual interests" to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

                Taxation of Owners of REMIC Regular Certificates


     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Unless otherwise provided herein, interest on the REMIC Regular Certificates will be taxed as ordinary income to the holders of such Certificates using the accrual method of accounting, regardless of the certificateholder's normal method of accounting.


Original Issue Discount


      Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section. Further, the application of the OID Regulations to the REMIC Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretation with regard to, several relevant issues.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC. Adjustments must be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that Congress intended that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate will be the same as that used in pricing the initial offering of the REMIC Regular Certificates. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, no one will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge the prepayment assumption on audit.


      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold to the public (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the related date of initial issuance, the issue price for such class will be its fair market value on the related issue date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.

      Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument, at:

o    a "single fixed rate";
o    a "qualified floating rate";
o    an "objective rate";
o a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate"; or
o    a combination of "qualified floating rates" that can reasonably be expected
     to  have   approximately  the  same  values  throughout  the  term  of  the instrument.


     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates.


     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to those certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the related issue date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the related issue date is treated as part of the overall cost of that REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the related issue date to the first payment date should be included in the stated redemption price of that REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition, original issue discount on a REMIC Regular Certificate will be considered zero if it is less than a de minimis amount determined under the Code. Original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying:

o the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the relevant prepayment assumption, by
o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate.

      Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

o    the total amount of such de minimis original issue discount; and
o a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.

      The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" below for a description of this election under the OID Regulations.


      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described below.

      As to each "accrual period", a calculation will be made of the portion of the original issue discount that accrued during that accrual period. Unless we state otherwise in the related prospectus supplement, each accrual period will begin on a date that corresponds to a payment date, or in the case of the first period, begins on the issue date, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

o    the sum of:

     (A) the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC Regular Certificate, if any, in future periods; and
     (B) the payments made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the total amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods other than amounts of qualified stated interest.

     The present value of the remaining distributions referred to in (A), above, will be calculated:


o assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the applicable prepayment assumption;
o using a discount rate equal to the original yield to maturity of the certificate; and
o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.


     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the applicable prepayment assumption. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day. Although original issue discount will be reported to certificateholders based on the applicable prepayment assumption, there is no assurance that the mortgage loans will be prepaid at that rate and no representation is made to the certificateholders that mortgage loans will be prepaid at that rate or at any other rate.


     A subsequent purchaser of a REMIC Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions

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


of any original issue discount with respect to the certificate. However, each daily portion will be reduced, if that cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the total original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day between payment dates equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes such day; plus
o the daily portions of original issue discount for all days during the accrual period prior to such day.

      A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of the certificate. The holder will instead only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under certain circumstances that are not default related. A "Stripped Interest Certificate" is a certificate that entitles the holder to payment of interest, with disproportionate, little or no payments of principal.

Market Discount


     A certificateholder that purchases a REMIC Regular Certificate at a market discount, other than a de minimis amount, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under
Section 1276 of the Code such a certificateholder generally must allocate the portion of each distribution representing some or all of the stated redemption price first to accrued market discount not previously included in income. A certificateholder must recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.


      The OID Regulations also permit a certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. If a certificateholder makes this election with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.


      However, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of that REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations. It is likely that the IRS would apply the same rule with respect to market discount, presumably taking into account the applicable prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.


      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. The Treasury Department has not yet issued treasury regulations implementing the market discount rules; therefore, you should consult your own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278. Until the Treasury Department issues regulations, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

o    on the basis of a constant yield method;
o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period; or
o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium

     A REMIC Regular Certificate purchased at a cost that is greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. For the purposes of the preceding sentence, any portion of that cost attributable to accrued qualified stated interest is excluded. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize this premium under the constant yield method over the life of the certificate. If a holder elects to amortize the premium, that premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest (and not as a separate deduction item). If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Code. These rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether those certificates have original issue discount.


     The Treasury Department issued final Treasury regulations in 1997 which address the amortization of bond premiums (the "Premium Amortization Regulations"). The preamble to the Premium Amortization Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Amortization Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Amortization Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Amortization Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.


Realized Losses

      Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until that holder's certificate becomes wholly worthless (that is, until its principal balance has been reduced to zero), and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the related mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of that loss or reduction in income.

                Taxation of Owners of REMIC Residual Certificates

General

      Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to income from prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. Ordinary income derived from the REMIC

Residual Certificates will be "portfolio income" for taxpayers subject to the Code Section 469 limitation or the deductibility of "passive losses." The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination.

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or net loss of the REMIC for each day that it holds that REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce or increase the income of a REMIC Residual Certificateholder that purchased that REMIC Residual Certificate from a prior holder of that certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate from the seller of that certificate in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of these payments for income tax purposes.


     The amount of income REMIC Residual Certificateholders must report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "non-economic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by those REMIC Residual Certificateholders for the corresponding period may significantly adversely affect those REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". Therefore, the REMIC Residual Certificates are expected to have negative "value." See "Risk Factors--Residual Interests in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences".


Taxable Income of the REMIC

      The taxable income of the REMIC will equal:


o    the income from the mortgage loans and other assets of the REMIC; plus
o any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates; less
o    the sum of:
     1. the deductions allowed to the REMIC for interest, including original issue discount, but reduced by any premium on issuance on the Regular Certificates;

     2.   amortization of any premium with respect to mortgage loans; and
     3. servicing fees and other expenses (except as otherwise stated in this prospectus).

     For purposes of determining its taxable income, the REMIC will have an initial total basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or, if a class of REMIC Certificates is not sold initially, their fair market values. Such total basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.

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

      The issue price of any REMIC Certificates offered by this prospectus will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of those interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.


      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. This method is the constant yield method taking into account the applicable prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing this discount income that is analogous to that required to be used by a REMIC for mortgage loans with market discount that it holds.


      A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which that election applies may be amortized under a constant yield method, presumably taking into account the applicable prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described in that section will not apply.

      If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of that class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount".


     As a general rule, a REMIC will determine its taxable income in the same manner as if it were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, the REMIC may not take into account any item of income, gain, loss or deduction allocable to a prohibited transaction. See "-Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level. As a result, the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code, which allows such deductions only to the extent they exceed in the aggregate 2% of the holder's adjusted gross income. See "--Pass-Through of Non-Interest Expenses of the REMIC as Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.


Basis Rules, Net Losses and Distributions

      The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the holder of a REMIC

Residual Certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to that holder.



      A holder of a REMIC Residual Certificate may not take into account any net loss for any calendar quarter to the extent the net loss exceeds the holder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of a holder of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the Code. We recommend that you consult your tax advisors as to these limitations.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of that REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in those REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. A holder's basis in a REMIC Residual Certificate will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these increases in tax basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholder's initial basis is less than the distributions to such REMIC Residual Certificateholder (and increases in such initial basis either occur after such distributions or, together with its initial basis, are less than the amount of such distributions), gain will be recognized to a REMIC Residual Certificateholder on such distributions and will be treated as gain from the sale of its REMIC Residual Certificates.


     The effect of these rules is that a holder of a REMIC Residual Certificate may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to that holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

Excess Inclusions

      Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. For holders of REMIC Residual Certificates, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;
o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and
o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "-Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and
o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.


      In the case of any REMIC Residual Certificates held by a real estate investment trust, the total excess inclusions with respect to those REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to


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



the dividends received by those shareholders from that trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives.


     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

o the daily portions of REMIC taxable income allocable to that REMIC Residual Certificate, over
o the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

      The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the issue date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to:

o    the issue price of the REMIC Residual Certificate;
o    increased by the sum of the daily accruals for all prior quarters; and
o decreased, but not below zero, by any distributions made with respect to that REMIC Residual Certificate before the beginning of that quarter.

     The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

      The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have:

o a total issue price at least equal to 2% of the total issue prices of all of the related REMIC's regular and residual interests; and
o the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

     In the related prospectus supplement we will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations. Any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by a thrift institution since November 1, 1995.

Noneconomic REMIC Residual Certificates

      Under the REMIC Regulations, transfers of "non-economic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on that "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up call or required liquidation

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

provided for in the REMIC's organizational documents:

1. the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and
2. the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee as well as the prospective transferee's acknowledgement that it understands that it may incur tax liabilities in excess of any cash flow generated by the REMIC Residual Interest. In addition, the transferor will also be required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the first purchaser.


     On December 8, 2000, the IRS released an advance copy of Revenue Procedure 2001-12, which provides safe harbors to establish that transferors lack improper knowledge when transferring a noneconomic residual interest in a REMIC. Under Revenue Procedures 2001-12, a transferor is presumed to not have improper knowledge if:

o at the time of the transfer, the transferor conducted a reasonable investigation of the transferee's financial condition and as a result, found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to do so in the future;
o the transferee represents to the transferor that it understands that it may incur tax liabilities in excess of any cash flows generated by the interest as the holder of the residual interest and that it intends to pay the taxes as they become due; and
o either the "Formula Test" (described below) or the "Asset Test" (described below) is satisfied.

     The "Formula Test" is meet if the present value of the anticipated tax liabilities associated with holding the interest does not exceed the sum of:

o the present value of any consideration paid to the transferee to take ownership of the interest;

o    the present value of expected future distributions on the interest; and

o the present value of the anticipated tax savings associated with holding the interest while the REMIC generates losses.

     With respect to the "Formula Test", the transferee is assumed to pay tax at the highest marginal corporate tax rate, currently 35%. In addition, present values are computed using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code compounded semiannually. However, a lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     Alternatively, under the new "Asset Test", the following three criteria must be fulfilled:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million;
o the transferee is an "eligible corporation" as defined in Section 860L(a)(2) of the Code that agrees in writing to make any subsequent transfer of the interest only to another eligible corporation in a safe harbor transaction (i.e., a fully taxable domestic corporation); and

o the facts and circumstances known to the transferor, including the price paid by the transferee for the residual interest, on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid (the "facts and circumstances test").

     With respect to the "facts and circumstances test", the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the "Formula Test" do not need to be used in determining whether the amount of consideration is too low.

     With respect to the "Asset Test" described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the "Asset Test". In addition, a transfer fails to meet the requirements of the "Asset Test" if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the "Asset Test" above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign branch of an eligible corporation or any other arrangement by which the interest is at any time subject to net tax by a foreign country or possession of the United States.

     Revenue Procedure 2001-12 applies to all transfers of noneconomic residual interests in REMICs and all transfers of FASIT ownership interests occurring on or after February 4, 2000. The related Governing Document will require that all transferees of Residual Certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor has waived the requirement that the transferee do so.


      We will disclose in the related prospectus supplement whether offered REMIC Residual Certificates may be considered "non-economic" residual interests under the REMIC Regulations. Any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "-Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules


     Regulations under Section 475 of the Code (the "Mark-to-Market Regulations") require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.


Foreign Investors

      The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person (as defined below in "--Foreign Investors in REMIC Certificates") unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Any attempted transfer or pledge in violation of the transfer restrictions will be absolutely null and void and will vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax that may be imposed on a pass-through entity.

      Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "-Foreign Investors in REMIC Certificates") will be prohibited under the related Governing Document. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement any additional restrictions applicable to transfers of certain REMIC Residual Certificates to those persons.

Pass-Through of Non-Interest Expenses of the REMIC as Itemized Deductions

      A REMIC will generally allocate its fees and expenses to the holders of the related REMIC Residual Certificates. Temporary Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, such fees and expenses and a matching amount of additional income will be allocated among holders of the related REMIC Regular and Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. Unless we state otherwise in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      A holder of a REMIC Residual Certificates or REMIC Regular Certificates, who receives an allocation of fees and expenses in accordance with the preceding discussion, and who is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts will:

o add an amount equal to that individual's, estate's or trust's share of those fees and expenses to that holder's gross income; and
o treat that individual's, estate's or trust's share of those fees and expenses as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they, together with other miscellaneous itemized deductions of the holder, exceed 2% of such taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

o 3% of the excess of the individual's adjusted gross income over that amount; and
o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. As a result, these certificateholders may have total taxable income in excess of the total amount of cash received on the certificates with respect to interest at the pass-through rate on such certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for:

o    individuals;
o    estates or trusts; or
o pass-through entities beneficially owned by one or more individuals, estates or trusts.

     It is recommended that these prospective investors consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates

      If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal:

o    the cost of the REMIC Regular Certificate to the certificateholder;
o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income); and
o reduced (but not below zero) by distributions (other than qualified stated interest) on that REMIC Regular Certificate received by that certificateholder, amortized premium and realized losses allocated to the certificates and previously deducted by the Certificateholder.

     The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


      Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent of the gain that does not exceed the excess, if any, of:

o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued on the certificate at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of the REMIC Regular Certificate; over
o the amount of ordinary income actually includible in the seller's income prior to the sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Certificate was held by that holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".


      REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that a bank or thrift institution's gain or loss recognized from the sale of a REMIC Certificate to which this Section applies will be ordinary income or loss.


      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


      The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

o     entitle the holder to a specified principal amount,
o     pay interest at a fixed or variable rate, and
o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only the interest only certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.


      Finally, a non-corporate taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires that REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of a sale, that sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

                   Prohibited Transactions Tax and Other Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means:


o    the disposition of a mortgage loan which is not in default;

o the receipt of income from a source other than a mortgage loan or certain other permitted investments;
o    the receipt of compensation for services; or
o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a real property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired real property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.


     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, if the person has sufficient assets to do so, and the tax arises out of a breach of that person's obligations under the related Governing Document (which breach constitutes negligence or willful misconduct of such person). Any such tax not borne by a REMIC Administrator, master servicer, special servicer, manager or trustee would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


                   Tax and Restrictions on Transfers of REMIC
                        Residual Certificates to Certain
                                  Organizations

      An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that;


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

o    residual   interests   in  the   entity   are  not  held  by   disqualified
     organizations; and
o information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Governing Document, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed on the transfer of that REMIC Residual Certificate in an amount (determined under the REMIC Regulations) equal to the product of:

o the present value of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and
o    the highest marginal federal income tax rate applicable to corporations.

      The present value will be calculated using a discount rate equal to the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on:

o    events that have occurred up to the time of the transfer;
o    the Prepayment Assumption; and
o any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

     This tax generally would be imposed on the transferor of the REMIC Residual Certificate. However, if the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. A transferor of a REMIC Residual Certificate would in no event be liable for this tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that this affidavit is false.

      In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity that owns a Residual Certificate, the pass-through entity must pay tax equal to the product of (1) the amount of excess inclusion income of the REMIC for that taxable year allocable to the interest held by the Disqualified Organization; multiplied by (2) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity:

o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or
o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means:

o    the United States;
o    any State or political  subdivision thereof;
o    any foreign government;
o    any   international   organization;
o    any   agency   or instrumentality  of the foregoing (but would not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental agency);
o any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax or "unrelated business taxable income" imposed by
     Section 511 of the Code; or
o    a rural electric or telephone cooperative.


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

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Liquidation and Termination

      A REMIC will terminate after the payment date following the REMIC's receipt of the final payment in respect of the mortgage loans or upon the REMIC's sale of its assets following its adoption of a plan of complete liquidation. If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transaction Tax. The REMIC must credit or distribute in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in that certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of this difference.

                   Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. Tax information reports will be furnished quarterly to each REMIC Residual Certificateholder who holds a REMIC Residual Certificate on any day in the prior calendar quarter as discussed below.

      As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Certificates in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any of these REMIC items. Adjustments made to the REMIC's tax return may require a holder of a REMIC Residual Certificate to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of the return of a holder of a REMIC Residual Certificate.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS. Holders of REMIC Regular Certificates that are:

o     corporations;
o     trusts;
o     securities dealers; and
o     certain other non-individuals;

will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance

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with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a privately placed REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including:

o     income;
o     excess inclusions;
o     investment expenses; and
o     relevant information regarding qualification of the REMIC's assets;

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, these regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

      Unless we state otherwise in the related prospectus supplement, the REMIC Administrator will have the responsibility for complying with the foregoing reporting rules.

              Backup Withholding with Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, the IRS may impose certain penalties on a recipient of payments that is required to supply information but does not do so in the proper manner.

                     Foreign Investors in REMIC Certificates


     Unless we stated otherwise in the related prospectus supplement, a holder of a REMIC Regular Certificate that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate generally will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate. To avoid withholding of tax, the holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United State Person and providing the name and address of the certificateholder. If a non-United States Person's REMIC Regular Certificate is effectively connected with the conduct by the Certificateholder of a trade or business within the United States, then the income realized on the certificate will be subject to U.S. income tax at regular graduated income tax rates.


      For these purposes, "United States Person" means:

o    a citizen or resident of the United States;
o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;
o an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or
o a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a holder of a REMIC Residual Certificate that owns directly or indirectly a 10% or greater interest in the certificates. If the holder does not qualify for


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


exemption, distributions of interest to that holder, including distributions in respect of accrued original issue discount, may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and (1) owns 10% or more of one or more underlying borrowers or (2) if the holder is a controlled foreign corporation, is related to one or more borrowers.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates will be prohibited under the related Governing Document to any investor that is:

o    a foreign person; or
o a United States Person, if classified as a partnership under the Code, unless all of its beneficial owners are United States Persons.

                               GRANTOR TRUST FUNDS

                      Classification of Grantor Trust Funds

      With respect to each series of certificates as to which no REMIC election will be made, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

      For purposes of the following discussion, a certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

          Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

      In the case of Grantor Trust Fractional Interest Certificates, unless we state otherwise in the related prospectus supplement, our counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in:

o    "loans secured by an interest in real property" within the meaning of
     Section 7701(a)(19)(C)(v) of the Code, but generally only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;
o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;
o    "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code;
     and
o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, our counsel will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates


     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of the assets specified below, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be treated as being of the same character as these assets:



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o    mortgage loans that are "loans secured by an interest in real property"
     within the meaning of Section 7701(a)(19)(C)(v) of the Code;
o    mortgage loans that are "real estate assets" within the meaning of
     Section 856(c)(5)(B) of the Code; and
o interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code.

Our counsel will not deliver any opinion on these questions. We recommend that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.


      The Grantor Trust Strip Certificates will be:

o "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and,
o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates

      Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be:

o required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, in accordance with their method of accounting; and
o will be entitled to deduct their shares of any such reasonable servicing fees and other expenses subject to the limitations discussed below.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans.

     Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for these reasonable servicing fees and expenses only to the extent that the total of that holder's miscellaneous itemized deductions exceeds 2% of that holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

o 3% of the excess of the individual's adjusted gross income over such amount; or
o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.

    Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, these fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.


      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments creates "stripped bonds" with respect to principal payments and stripped coupons with respect to interest payments. Grantor Trust Fractional Interest Certificates may be subject to those rules if:


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


o a class of Grantor Trust Strip Certificates is issued as part of the same series; or
o we or any of our affiliates retains (for our or their own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

o    the treatment of certain stripped bonds as market discount bonds; and
o    de minimis market discount.

     See "--REMICs--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report original issue discount from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount. This economic accrual of income includible in the income of the Grantor Trust Fractional Interest Certificateholder in any taxable year may exceed amounts actually received during the year.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be:

o the sum of all payments to be made on such certificate, other than "qualified stated interest", if any;

o    the certificate's share of reasonable servicing fees and other expenses.

     See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of:

o the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of that month (see "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Sales of Grantor Trust Certificates" below); and
o the yield of the Grantor Trust Fractional Interest Certificate to the holder.

     The yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by us, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires:

o the use of a reasonable prepayment assumption in accruing original issue discount; and
o adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments.

     Legislation in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether:


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


o    a prepayment assumption will be applied
     1) collectively to all of a taxpayer's investments in pools of debt instruments; or

     2)   on an investment-by-investment basis; and
o    the assumed prepayment rate is to be determined based on conditions:
     1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,
     2) with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.

      It is recommended that certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

o a prepayment assumption determined when certificates are offered and sold hereunder; and
o on a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or any other rate or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o there is no original issue discount or only a de minimis amount of original issue discount; or
o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than the product of:

o    0.25% of the stated redemption price; and
o    the weighted average years to maturity of the mortgage loans,

then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

If Stripped Bond Rules Do Not Apply

      Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the

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certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower. The stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain:

o    whether a prepayment assumption will be applied:


     (1) collectively to all of a taxpayer's investments in pools of debt instruments; or

     (2)  on an investment-by-investment basis.

o    as to  investments  in  Grantor  Trust  Fractional  Interest  Certificates,
     whether  the  assumed   prepayment  rate  is  to  be  determined  based  on
     conditions:

     (1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,

     (2) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

      We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the mortgage loans held in the related trust must also include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the total "adjusted issue prices" of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on the mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes that day; and
o the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by:

o the total amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by

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


o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

o a prepayment assumption determined when certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and
o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or any other rate; or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount

      If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount". That is:

o in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above); or
o in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above).

      If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through that month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

      Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method;
o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period; or
o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

      Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether:

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


o    a prepayment assumption will be applied:
     (1) collectively to all of a taxpayer's investments in pools of debt instruments, or
     (2)  on an investment-by-investment basis; and
o    the assumed prepayment rate is to be determined:
     (1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate, or
     (2) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

     Moreover, because regulations clarifying the legislation referred to in the preceding paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market. We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should also refer to the related prospectus supplement with respect to each series to determine whether and in what manner the market discount will apply to mortgage loans in that series purchased at a market discount.

      To the extent that the mortgage loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates --Original Issue Discount" above.

      Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans. If such an election is made to accrue market discount on a Grantor Trust Fractional Interest Certificate on a constant yield basis, such election is deemed made with respect to all other debt instruments with market discount which the certificateholder acquires during the year of election or thereafter.

Premium

      If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be:

o allocated among the payments of stated redemption price on the mortgage loan; and
o allowed as a deduction as such payments are made (or, for a certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

      A certificateholder that makes this election for a mortgage loan or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

      It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Fractional Interest Certificate representing an interest in a mortgage loan acquired at a premium should recognize a loss if a mortgage loan with respect to an asset prepays in full, equal to the difference between:

o the portion of the prepaid principal amount of the mortgage loan or underlying mortgage loan that is allocable to the certificate; and


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

o the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan.

      If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The IRS has issued Premium Amortization Regulations. The Premium Amortization Regulations specifically do not apply to pre-payable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Premium Amortization Regulations.

Taxation of Owners of Grantor Trust Strip Certificates

      The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, we recommend that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to these certificates.

      The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. This yield would be calculated based on:

o    the price paid for that Grantor Trust Strip Certificate by its holder; and
o    the payments remaining to be made thereon at the time of the purchase;
o plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.

      See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that:

o a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments; and
o adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption.

     It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions:

o    at the time of the first sale of the Grantor Trust Strip Certificate or,
o with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of the certificate. The holder will instead only be permitted to offset the negative amount against future positive original issue discount (if any) attributable to the certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its

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

deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

o the applicable prepayment assumption disclosed in the related prospectus supplement; and
o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or at any other rate; or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. We recommend that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the applicable prepayment assumption.

Sales of Grantor Trust Certificates

      Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except as described below.

      The adjusted basis of a Grantor Trust Certificate generally will equal its cost:

o increased by any income reported by the seller, including original issue discount and market discount income; and
o    reduced (but not below zero) by any:
     (1)  previously reported losses;
     (2)  amortized premium; and
     (3)  distributions with respect to such Grantor Trust Certificate.

     The Code as of the date of this prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. The "applicable Federal rate" is computed and published monthly by the IRS.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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


Grantor Trust Reporting

      Unless we state otherwise in the related prospectus supplement, the trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of the distribution allocable to:

o    principal on the underlying mortgage loans; and
o    interest thereon at the related pass-through rate.

      In addition, the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during the year:

o information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer; and
o such other customary factual information as the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns.

      The trustee will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, we can give no assurance that the IRS will agree with the trustee's information reports of such items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On August 13, 1998, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman. A middleman would include, but is not limited to:

o    a custodian of a person's account;
o    a nominee; and
o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

Backup Withholding

     In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

Foreign Investors

     In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates. However, unless we state otherwise in the related prospectus supplement, Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                                     FASITs

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of the Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT certificates, our counsel will advise us that in such firm's opinion, assuming:

o    the making of such an election;
o    compliance with the pooling agreement; and
o compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a FASIT. In that case, the regular certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered to be "ownership interest" in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.


      FASIT treatment has become available pursuant to recently enacted legislation. The IRS has issued proposed regulations that cover making and terminating a FASIT election, assets permitted to be held by a FASIT, and taxation of FASITs. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.



                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.



                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain requirements on certain employee benefit plans, and on other retirement plans and arrangements, such as:

o    individual retirement accounts and annuities,
o    Keogh plans,
o    collective investment funds,
o    separate accounts, and
o    insurance company general accounts,
o as well as on funds or entities in which these plans, accounts or arrangements are invested.

     ERISA and the Code also impose certain requirements on fiduciaries of these plans, accounts or arrangements, in connection with the investment of the assets of the related plan, account or arrangement.

     Some employee benefit plans, such as governmental plans, and church plans which have not made an election under the Code are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state laws. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes certain general fiduciary requirements on fiduciaries, including:

o    investment prudence and diversification; and
o the investment of the assets of the related plan, account or arrangement in accordance with the documents governing the plan, account or arrangement.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving assets of a plan, account or arrangement and persons who have certain specified relationships to the plan, account or arrangement, unless a statutory or administrative exemption is available. The types of transactions that are prohibited include:

o    sales, exchanges or leases of property;
o    loans or other extensions of credit; and
o    the furnishing of goods and services.

     Certain persons that participate in such a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code and/or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the plan, account or arrangement for any losses realized by the plan, account or arrangement for any profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

         Regulation of Assets Included in a Plan, Account or Arrangement

     A fiduciary's investment of the assets of a plan, account or arrangement in offered certificates may cause the underlying mortgage assets and other trust assets to be deemed assets of the plan, account or arrangement.

     A fiduciary of an investing plan is any person who in connection with the assets of the plan, account or arrangement:

o has discretionary authority or control over the management or disposition of assets; or
o    provides investment advice for a fee.

     Section 2510.3-101 of the United States Department of Labor regulations provides that when a plan, account or arrangement acquires an equity interest in an entity, the assets of the plan, account or arrangement include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.

     If the mortgage loans and other trust assets constitute assets of a plan, account or arrangement, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, any sub-servicer or affiliates of these parties may be deemed to be a "fiduciary" with respect to the investing plan, account or arrangement and be subject to the fiduciary responsibility provisions of ERISA. In addition, if the trust assets constitute assets of a plan, account or arrangement, transactions involving the trust assets may involve prohibited transactions under ERISA or the Code. For example, if a person who has a relationship to a plan, account or arrangement is a borrower under a mortgage loan included in the trust assets, the purchase of certificates by the plan, account or arrangement could constitute a prohibited loan between the plan, account or arrangement and the party in interest.

     The underlying assets will not be included if the equity participation in the entity by benefit plan investors is not "significant". Equity participation by benefit plan investors will be "significant" if, on any date, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors, which include not only benefit plans subject to ERISA but also governmental plans, church plans and other plans not subject to ERISA. The percentage owned by benefit plan investors is determined by excluding the investments of persons:

o    with discretionary authority or control over the assets of the entity;
o who provide investment advice directly or indirectly for a fee with respect to the assets; and
o    who are affiliates of these persons.

     In the case of a trust, investments by us or by the related trustee, master servicer, special servicer, any other party with discretionary authority over the trust assets and the affiliates of these persons will be excluded.

     Because the availability of this exemption depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

     The Department of Labor regulations provide that where a plan, account or arrangement purchases a "guaranteed governmental mortgage pool certificate", the assets of the plan, account or arrangement include the certificate but do not include any of the mortgages underlying the certificate. The regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain certificates issued or guaranteed by the federal Home Loan Mortgage Corporation, the Government National Mortgage Association or the Federal National Mortgage Association but do not include certificates issued or guaranteed by the Federal Agricultural Mortgage Corporation. Accordingly, even if these types of mortgaged-backed securities, other than Federal Agricultural Mortgage Corporation certificates, included in the trust assets were deemed to be assets of the investors of a plan, account or arrangement, the underlying mortgages, other than the mortgages underlying any Federal Agricultural Mortgage Corporation certificates, would not be treated as assets of the plan, account or arrangement. Private label mortgage participations, mortgage pass-through certificates, Federal Agricultural Mortgage Corporation certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a plan, account or arrangement could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, REMIC administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, has, or acquires, a relationship to an investing plan, account or arrangement.

      If you invest on behalf of a plan, account or arrangement, you should consult your legal counsel and review the ERISA discussion in the related prospectus supplement before purchasing any certificates.

                        Prohibited Transaction Exemptions

      If you are a fiduciary of a plan, account or arrangement, before purchasing any offered certificates, you should consider the availability of one of the Department of Labor's prohibited transaction exemptions, such as prohibited transaction class exemption 75-1, which exempts certain transactions involving plans, accounts and arrangements and certain broker-dealers, reporting dealers and banks.

      We cannot provide any assurance that such a class exemption will apply with respect to any particular investment on behalf of a plan, account or arrangement in the certificates or, even if it were deemed to apply, that the exemption would apply to all transactions that may occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, such as the one discussed below.

                             Underwriters Exemptions

      The Department of Labor has issued individual prohibited transaction exemptions to most of the underwriters that we would use. Each of these individual prohibited transaction exemptions generally exempt from the application of the prohibited transaction provisions of ERISA and the Code certain transactions relating to, among other things:

o    the servicing and operation of certain trust assets pools, and
o    the  purchase,   sale  and  holding  of  certain   certificates   that  are
     underwritten by that underwriter, or any person under common control with that underwriter.

     In order for these exemptions to apply, certain requirements must be satisfied, including:

o the acquisition of the certificate by a plan, account or arrangement must be on terms that are at least as favorable to the plan, account or arrangement as they would be in an arm's-length transaction with an unrelated party;
o the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by the other certificates evidencing interests in the same mortgage asset pool;
o at the time of its acquisition by the plan, account or arrangement, the certificate must be rated in one of the three highest generic rating categories of any nationally recognized statistical rating organization;
o    the trustee  cannot be an affiliate  of us, the  servicer or certain  other persons;
o the sum of all payments made to and retained by the trustee, the servicer and certain other persons must represent not more than reasonable compensation for underwriting the certificates;
o the sum of all payments made to and retained by us must represent not more than the fair market value of obligations deposited in the trust;
o the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services and reimbursement of such person's reasonable expenses in connection therewith; and
o    the investing plan, account or arrangement must be an accredited investor.

     The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of these exemptions.

                       Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under Section III of prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31,

1998, which general account assets are Plan Assets. That regulation generally provides that if certain specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan Assets.

      Any assets of an insurance company general account which support insurance policies issued to a plan, account or arrangement after December 31, 1998 or issued to a plan, account or arrangement on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under section 401(c) of ERISA may be treated as assets of the plan, account or arrangement. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as assets of any plan, account or arrangement invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA and the availability of exemptive relief under prohibited transaction class exemption 95-60.

                            Consultation With Counsel

      If you are a plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

                              Tax Exempt Investors

      A plan, account or arrangement that is exempt from federal income taxation pursuant to Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a tax-exempt plan, account or arrangement will be considered "unrelated business taxable income" and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in this prospectus.



                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for entities, the authorized investments of which are subject to state regulation.

     Prior to December 31, 1996, classes of offered certificates would be "mortgage related securities" for purposes of SMMEA only if they:

o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and
o were part of a series evidencing interests in a trust asset consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and
o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the Office of the Comptroller of the Currency defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Office of the Comptroller of the Currency effective May 26, 1998, and by the National Credit Union Administration effective October 1, 1998. The policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities you should consult with your legal advisor in determining whether and to what extent the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions.



                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to these purchases. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.



                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for the offered certificates and will state the net proceeds to us from the sale of the offered certificates.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;
o    by placements by us with institutional investors through dealers; and
o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the related trust assets for the certificates. Furthermore, the related trust assets for one series of offered certificates may include offered certificates from other series.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that:

o the obligations of the underwriters will be subject to certain conditions precedent;
o the underwriters will be obligated to purchase all the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis); and
o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect of any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of the series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with re-offers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.



                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits.

      You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section:

      450 Fifth Street, N.W.
      Washington, D.C. 20549,

and at its Regional Offices located as follows:

      Chicago Regional Office:
      500 West Madison
      14th Floor
      Chicago, Illinois 60661
      New York Regional Office
      Seven World Trade Center
      New York, New York 10048.

      You can also obtain copies of these materials electronically through the SEC's Web site at www.sec.gov.

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934. All documents and reports that are so filed for any particular trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at:

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105
      Attention:  Lawrence D. Ashley

or by telephone at (816) 435-5000.



                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by Morrison & Hecker L.L.P., our counsel.




                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series, and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATINGS

      It is a condition to the issuance of any class of offered certificates that they will have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of the certificates of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address:

o the structural, legal and issuer-related aspects associated with the certificates;
o    the nature of the underlying mortgage assets; and
o    the credit quality of the guarantor, if any.

     Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. In addition, if you purchase Stripped Interest Certificates you might, in certain cases, fail to recoup your initial investment. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to you as an investment.

      In particular, ratings on the offered certificates of any series will not represent any assessment of:

o    the tax attributes of those certificates or of the related trust;
o whether or to what extent prepayments of principal may be received on the underlying mortgage loans;
o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;
o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
o whether or to what extent the interest distributable on any class of offered certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
o the likelihood that prepayment premiums, fees and charges or interest in excess of interest at the related mortgage interest rates will be received with respect to the underlying mortgage loans; or
o whether the holders of any Stripped Interest Certificates, despite receiving all distributions of interest to which they are entitled, would or would not ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer, solicitation or sale is not permitted.


                SUBJECT TO COMPLETION, DATED JANUARY 12, 2001


PROSPECTUS SUPPLEMENT
(To Prospectus dated _____________, 20__)

                          $______________ (Approximate)
                          PNC Mortgage Acceptance Corp.
                                  as Depositor
                         Midland Loan Services, Inc. and
                     --------------------------------------
                          as Mortgage Loan Sellers and
                           Midland Loan Services, Inc.
                               as Master Servicer

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _____-____
                            -------------------------
    PNC Mortgage Acceptance Corp. is offering [five] classes of its series _____-____ commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be mortgage loans secured by first liens on commercial and multifamily residential properties. The offered certificates are not obligations of PNC Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

    PNC Mortgage Acceptance Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

    Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-15 of this prospectus supplement and page 9 of the prospectus.

    The following classes of the series ____-__ certificates are being offered by this prospectus supplement.

                                                       Scheduled
            Initial      Approximate   Description  Final
            Principal    Initial Pass- of Pass-     Distribution
Class       Balance      Through Rate  Through Rate Date            Ratings
-----       -------      ------------  -----------  -------         -------

[Class A-1  $___________     ____%                   ______/20__     ___/___
Class A-2   $___________     ____%                   ______/20__     ___/___
Class B     $___________     ____%                   ______/20__     ___/___
Class C     $___________     ____%                   ______/20__     ___/___
Class D]    $___________     ____%                   ______/20__     ___/___

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

    __________________________________ and PNC Capital Markets, Inc., as
underwriters, will purchase the offered certificates from the depositor. They will offer the offered certificates for sale to the public at negotiated prices determined at the time of sale. ___________ is acting as sole bookrunner and as co-lead manager with PNC Capital Markets on this offering. The depositor will receive approximately $________________ in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System, in Europe, against payment therefor on or about __________________, 200_.
                            ---------------------------------

        [Underwriters]                                  PNC CAPITAL MARKETS
                        ---------------------------------

          The date of this Prospectus Supplement is _________, _______

                                  [INSERT MAP]

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus


    We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

o this prospectus supplement, which describes the specific terms of the offered certificates.

    You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

    You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

    We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-4 provides the page numbers on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Definitions" on page S-96 in this prospectus supplement.

    If you are viewing an electronic copy of this prospectus supplement or the prospectus, references to internet addresses for web pages contained in this prospectus supplement or the related prospectus are for informational purposes only and are intended to be inactive URLs. The depositor and the underwriters make no representation as to the truth or accuracy of any statements contained on such web pages.

                     Limitations on Offers or Solicitations

    We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;

o   if the person making such offer or solicitation is not qualified to do so;
    or

o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

    You should rely only on the information contained in this document, the accompanying prospectus and the related registration statement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

    Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                TABLE OF CONTENTS




SUMMARY......................................................................5
RISK FACTORS................................................................15
DESCRIPTION OF THE MORTGAGE POOL............................................32
   General..................................................................32
   Security for the Mortgage Loans..........................................33
   Underwriting Standards...................................................34
   Certain Terms and Conditions of the Mortgage Loans.......................34
   Certain Characteristics of the Mortgage Pool.............................39
   Other Information........................................................41
   The Sellers..............................................................42
   Changes in Mortgage Pool Characteristics.................................43
   Representations and Warranties; Repurchase...............................43
MASTER SERVICER AND SPECIAL SERVICER........................................46
   Background...............................................................46
   Midland's Servicing Portfolio............................................46
DESCRIPTION OF THE CERTIFICATES.............................................48
   General..................................................................48
   Principal Balances.......................................................48
   Pass-Through Rates.......................................................49
   Distributions............................................................50
   Treatment of REO Properties..............................................53
   Appraisal Reductions of Loan Balances....................................54
   Application of Realized Losses and Expense Losses to Principal Balances..55
   Prepayment Interest Excesses and Shortfalls..............................56
   Scheduled Final Distribution Date........................................57
   Subordination............................................................58
   Optional Termination.....................................................58
   Voting Rights............................................................58
   Delivery, Form and Denomination..........................................59
   Registration and Transfer of Definitive Certificates.....................60
YIELD AND MATURITY CONSIDERATIONS...........................................61
   Rate and Timing of Principal Payments....................................61
   Weighted Average Life....................................................64
THE POOLING AND SERVICING AGREEMENT.........................................68
   Assignment of the Mortgage Loans.........................................68
   Servicing of the Mortgage Loans; Collection of Payments..................69
   Collection Activities....................................................70
   Advances.................................................................70
   Accounts.................................................................72
   Enforcement of  "Due-on-Sale" Clauses....................................74
   Enforcement of  "Due-on-Encumbrance" Clauses.............................75
   Inspections..............................................................75
   Realization Upon Mortgage Loans..........................................76
   Amendments, Modifications and Waivers....................................78
   The Trustee..............................................................79
   The Fiscal Agent.........................................................80
   Servicing Compensation and Payment of Expenses...........................80
   Special Servicing........................................................81
   The Operating Adviser....................................................83
   Sub-Servicers............................................................84
   Reports to Certificateholders; Where You Can Find More Information.......85
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...................................87
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN ___________
AND ____________ ...........................................................88
ERISA CONSIDERATIONS........................................................89
   Senior Certificates......................................................89
   Subordinate Certificates.................................................91
   Insurance Company Purchasers.............................................92
LEGAL INVESTMENT............................................................92
PLAN OF DISTRIBUTION........................................................93
USE OF PROCEEDS.............................................................94
LEGAL MATTERS...............................................................94
RATINGS.....................................................................95
INDEX OF DEFINITIONS........................................................96
APPENDIX I - Mortgage Pool Information.....................................I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans...............II-1
APPENDIX III -- Significant Loan Summaries...............................III-1
TERM SHEET.................................................................T-1
FORM OF MONTHLY DISTRIBUTION STATEMENT.....................................R-1

                                     SUMMARY

   o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.
   o  This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
   o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.
   o All numerical information about the mortgage loans is provided on an approximate basis.
   o Unless we tell you otherwise, all percentages of the mortgage loans, or any group of mortgage loans, referred to in this prospectus supplement are based on the principal balances as of the cut-off date and not the number of mortgage loans.
-------------------------------------------------------------------------------

                                        Approximate       Approximate
                                        Percent           Percent
                                        of                of                   Weighted               Description      Approximate
           Initial       Rating         Initial           Credit               Average     Principal  of               Initial
           Principal     by             Pool              Support              Life        Window     Pass-Through     Pass-Through
Class      Balance       ____/____      Balance                                (Years)     (Months)   Rate             Rate
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Senior Certificates
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[A-1]      $___________                 _______%          _______%             _______%    ____-___                    _______%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[A-2]      $___________                 _______%          _______%             _______%    ____-___                    _______%
-----------------------------------------------------------------------------------------------------------------------------------
[X]        $___________  --             N/A               N/A                  N/A         N/A        --               --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Subordinate Certificates
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[B]        $___________                 _______%          _______%             _______%    ____-___                    _______%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[C]        $___________                 _______%          _______%             _______%    ____-___                    _______%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[D]        $___________                 _______%          _______%             _______%    ____-___                    _______%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[E-O]      $___________  --             _______%          --                   --          --         --               --
-----------------------------------------------------------------------------------------------------------------------------------

        [  ] Offered certificates.      [  ] These certificates are not
                                             offered by this prospectus
                                             supplement. They constitute
                                             "privately offered certificates".

The initial principal balances and notional amounts for each class of certificates may vary by up to [5%.]

The percentages indicated under the column "Approximate Percent of Credit Support" with respect to the class [A-1 and class A-2] certificates represent the approximate credit support for the class [A-1 and class A-2] certificates in the aggregate.

The column entitled "Principal Window" lists the months following the closing during which certificateholders would receive distributions of principal. The weighted average life and principal window figures for the offered certificates are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments and that the hyper-amortization loans pay on their anticipated repayment date.

For any distribution date, the pass-through rate for the [class B, class C and class D] certificates may not exceed the weighted average of the net mortgage rates.

The privately offered certificates will also include the following classes of certificates that are not shown above: [class V, class R-I, class R-II and class R-III]. These other privately offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

                           Relevant Parties and Dates

Depositor

    PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. PNC Mortgage Acceptance Corp.'s principal offices are located at 210 West 10th Street, 6th floor, Kansas City, Missouri 64105, telephone number (816) 435-5000. See "PNC Mortgage Acceptance Corp." in the prospectus.

Sellers

    Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling ___ loans (____%). Midland is an affiliate of PNC Capital Markets, Inc.

     _______ is selling ___ loans (____%).

Book-running Lead Manager

    -------------------------------.

Underwriters
    ______________________________ and PNC Capital Markets, Inc.

Master Servicer

    Midland Loan Services, Inc. or any successor master servicer. See "Master Servicer and Special Servicer".

Special Servicer

    Midland Loan Services, Inc., or any successor special servicer. See "Master Servicer and Special Servicer".

Trustee
      ________________________________.  See "The Pooling and Servicing
Agreement--The Trustee".

Fiscal Agent
      _________________________________.  See "The Pooling and Servicing
Agreement--The Fiscal Agent".

Controlling Class

    The most subordinate class of principal balance certificates that has at least [25%] of its initial principal balance still outstanding. If no class has at least [25%] of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Operating Adviser

    The holders of a simple majority of the controlling class, may appoint an operating adviser as their representative. The master servicer and the special servicer must notify the operating adviser before taking certain actions. The operating adviser may replace the special servicer without cause. See "The Pooling and Servicing Agreement--Special Servicing--Ability of Operating Adviser to Remove Special Servicer" and "--The Operating Adviser".

                                Significant Dates


Cut-off Date

      _____________________, 200__.

Closing Date

      On or about ________,  200__.

Distribution Date

      The _____ of each month, or if the ____ is not a business day, the next business day, beginning in _________200__.

Scheduled Final Distribution Date

      For each class of offered certificates, the distribution date on which that class's principal balance would become zero if there is:

o     no early termination of the trust;

o     no default or delinquency on any loan;

o no prepayment of any kind, except that it is assumed that hyper-amortization loans will pay on their anticipated repayment dates; and

o     no modification or extension of any loan.


      Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".

Rated Final Distribution Date

The distribution date in _________________, which is the distribution date occurring three years after the latest maturity date for any of the mortgage loans as of the closing date. See "Ratings".

Record Date

      For each distribution date, the close of business on the last business day of the prior calendar month.

Interest Accrual Period

      For each distribution date, the prior calendar month.

Collection Period

      For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.

Determination Date

      For each distribution date, the _______ business day before the distribution date.

Due Date

      The date scheduled payments come due under each mortgage loan (disregarding grace periods). The due date for all the mortgage loans is the first day of the month.

                       Information About the Certificates

Offered Certificates

      We are offering the following classes of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series ____-__.

             [class A-1
             class A-2
             class B
             class C
             class D]

      We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.

      The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-5.

Certificate Designations

      In this prospectus supplement, we will refer to the following groups of certificates by the indicated designations:

 --------------------------------------
 Designation       Related Classes
 --------------------------------------
 --------------------------------------
 Offered           Classes [A-1, A-2,
 certificates      B, C and D]
 --------------------------------------
 --------------------------------------
 Privately         Classes [X, E, F,
 offered           G, H, J, K, L, M,
 certificates      N, O, V, R-I, R-II
                   and R-III]
 --------------------------------------
 --------------------------------------
 Senior            Classes [A-1, A-2
 certificates      and X]
 --------------------------------------
 --------------------------------------
 Principal         [A-1, A-2, B, C,
 balance           D, E, F, G, H, J,
 certificates      K, L, M, N and O ]
 --------------------------------------
 --------------------------------------
 Interest only     Class [X]
 certificates
 --------------------------------------
 --------------------------------------
 Subordinate       Classes [B, C, D,
 certificates      E, F, G, H, J, K,
                   L, M, N and O ]
 --------------------------------------
 --------------------------------------
 Deferred          Class [V]
 interest
 certificates
 --------------------------------------
 --------------------------------------
 Residual          Classes [R-I, R-II
 certificates      and R-III]
 --------------------------------------

Accrual of Interest

      Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

o the pass-through rate applicable for the particular class for that interest accrual period,

o the aggregate principal balance of the particular class outstanding immediately prior to the related distribution date, and

o     the assumption that each year consists of 12 30-day months.

Distributions

Distributions to Senior Certificates
------------------------------------

      On each distribution date, funds available for distribution from the mortgage loans, net of prepayment premiums and deferred interest, will be distributed to the holders of the senior certificates in the following order:

      Interest on Senior Certificates:  to pay interest pro rata to the holders
      --------------------------------
of the senior certificates in an amount equal to their interest entitlement.

      Principal on [Class A-1 and Class A-2] Certificates: to pay principal
      ---------------------------------------------------
from the funds available for principal distributions to the holders of the [class A-1 and class A-2] certificates, in that order, until reduced to zero. If the principal amount of each class of principal balance certificates other than the class [A-1 and class A-2] certificates has been reduced to zero, funds available for principal distributions will be distributed to the holders of the [class A-1 and class A-2] certificates, pro rata, rather than sequentially.

      Reimbursement of [Class A-1 and Class A-2] Losses: to reimburse the
      --------------------------------------------------
holders of the class [A-1 and class A-2] certificates, pro rata, for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balances of such certificates.

Distributions to Subordinate Certificates
-----------------------------------------

      On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the holders of each class of subordinate certificates in alphabetical order of class designation. In the case of each class of subordinate certificates, the payments will be as follows:

o first, distributions of interest in an amount equal to the class' interest entitlement;

o second, to pay principal from the funds available for principal distributions, if the principal balance of the class [A-1 and class A-2] certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero; and

o third, to reimburse the class for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balance of such class of certificates.

         Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.

Distribution of Prepayment Premiums

         Any prepayment premium collected on a mortgage loan during a collection period will be distributed on the next distribution date as and to the extent set forth in "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums".

Subordination

         The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical class designation.

         Such subordination results from:

o     applying the funds available from the loans in the order described above;
      and

o allocating losses on the loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical class designations.

         After the balances of all subordinate certificates have been reduced to zero, losses are allocated to the [class A-1 and class A-2] certificates in proportion to their class principal balances.

         The certificates have no other form of credit enhancement.

Interest Shortfalls and Excesses Due to Prepayments and Balloon Payments

         If a borrower prepays a loan or makes a balloon payment on a loan before the determination date in any calendar month and pays interest which accrued on the prepayment or balloon payment from the beginning of the calendar month, then that interest, net of related master servicer fees, is a "prepayment/balloon payment interest excess".

         If a borrower prepays a loan or makes a balloon payment on a loan after the determination date in a calendar month and does not pay interest on the prepayment or balloon payment through the end of the calendar month, then this interest shortfall, net of related master servicer fees, is a "prepayment/balloon payment interest shortfall".

         Prepayment/balloon payment interest excesses collected during a collection period will first offset prepayment/balloon payment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment/balloon payment interest shortfalls not offset by prepayment/balloon payment interest excesses from its own funds up to certain maximum amounts.

         If and to the extent there are prepayment/balloon payment interest shortfalls not offset by prepayment/balloon payment interest excesses or covered by the master servicer from its own funds, then those prepayment/balloon payment interest shortfalls will be allocated among the certificates in proportion to the interest accrued on each certificate during the corresponding interest accrual period. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

Advances

      The master servicer must make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the loans The master servicer must also make advances to cover certain servicing expenses. The special servicer must make advances to cover certain servicing expenses that need to be paid on an emergency basis.

      If the special servicer fails to make a required emergency advance, the master servicer must make it. If the master servicer fails to make a required advance, the trustee must make it. If the trustee fails to make a required advance, the fiscal agent must make it.

      Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related mortgage loan or mortgaged property.

      All advances will accrue interest at the "prime rate".

      To the extent not offset by collected late payment charges or default interest on the related loan, payments of advance interest will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "The Pooling and Servicing Agreement--Advances".

Appraisal Reductions

      If certain adverse events or circumstances occur or exist with respect to a loan or the related mortgaged property, the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the loan, plus certain other amounts due under the loan, is more than [90%] of the new appraised value plus certain reserves pledged as collateral for the loan, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions of Loan Balances".

                      Information About the Mortgage Loans

      The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of ____ [fixed-rate] loans with a total cut-off date principal balance of approximately $________________ (plus or minus [5%]). In making this count, where a single indebtedness is secured by mortgages over multiple separate properties, each of those separate properties was generally counted as a separate loan created by allocating a pro rata portion of the cut-off date principal balance secured by the separate properties.

      A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

o     Fee -____loans (______%).

o     Leasehold - __ loans (______%).

o     Fee and Leasehold - ___ loans (____%).

In making this count, loans secured by both a borrower's leasehold interest in a mortgaged property and the fee interest of the owner of all or a part of that property are deemed secured by a fee interest.

      The mortgage pool includes __ separate sets of cross-collateralized loans. The largest of these sets constitutes ____% of the initial pool balance.

      No person or entity insures or guarantees any of the loans. You should consider all of the loans to be non-recourse loans.

      ____ loans (____%) are "balloon loans" that are expected to have more than [____%] of their original principal balance remaining unpaid at their maturity date. __ of these balloon loans (____%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.

      The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.

      Property types included in the mortgage pool include:

o     retail -____ loans (____%).

o     office - ____  loans (____%).

o     multifamily -____ loans (____%).

o     industrial - ____ loans (____%).

o     hospitality - ____ loans (____%).

o     manufactured housing - ____ loans (____%).

o     self storage - ____ loans (____%).

o     other - ____ loans (____%).

      Loans secured by properties located in _____________ and _____________ each represent more than [10%] of the initial pool balance. Also, loans secured by properties located in _____________ and _____________ each represent at least [5%], but less than [10%], of the initial pool balance. None of the remaining ____ jurisdictions have mortgaged properties securing loans representing [5%] or more of the initial pool balance.

      No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than ____% of the initial pool balance.

      ____ loans (____%) are secured by properties 100% occupied by a single tenant or the borrower. An additional ____ loans (____%) are secured by properties at least 50% occupied by a single tenant or the borrower.

      ____ loans (____%) permit the borrower to defease its loan, subject to certain conditions.

      Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage may remain constant or decline over time. The "Prepayment Restriction Analysis" table included in Appendix I analyzes the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by a yield maintenance payment for each of the time periods indicated.

      As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from ____% to ____% per annum,with a weighted average mortgage rate of ____% per annum;

o remaining terms to stated maturity range from ____ months to ____ months, with a weighted average remaining term to stated maturity of ____ months;

o cut-off date principal balances range from $___________ to __________, with an average cut-off date principal balance of $________;

o     a weighted average debt service coverage ratio of ______x; and

o     a weighted average cut-off date loan to value ratio of ____%.

      The characteristics of the loans are more fully described under "Description of the Mortgage Pool" and in the Appendices.

                            -------------------------

                       Yield and Prepayment Considerations


      The yield on an offered certificate will depend on many factors, including:

o     the pass-through rate for the certificate in effect from time to time;

o     whether the certificate is purchased at a discount or premium;

o the timing of principal distributions that reduce the principal balance of the certificate;

o     appraisal reductions;

o     expense losses; and

o     realized losses.

      See "Description of the Certificates--Distributions--Applying Available Funds" and "--Distributions--Principal Distribution Amount".

      We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".

      A different rate of principal payments than you anticipate will cause the actual yield to vary, perhaps significantly, from your expected yield.

      You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.

                  Additional Information About the Certificates

Tax Status of the Certificates

      An election will be made to treat the trust as three separate "real estate mortgage investment conduits" - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.

      Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.

o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.

o  The offered certificates will not be issued with original issue discount.

      See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Optional Termination

      If the total stated principal balance of all of the loans is less than [1%] of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o  the majority holders of the controlling class,

o  the master servicer,

o  the special servicer, and

o  any holder of more than [50%] of the [class R-I] certificates.

      Such a purchase will terminate the trust fund and cause early retirement of the then outstanding certificates. See "Description of the Certificates--Optional Termination".

Denominations

      You may purchase [class A-l and A-2] certificates in minimum denominations of [$25,000] initial principal balance and in any higher whole-dollar denomination. You may purchase [class B, class C and class D] certificates in minimum denominations of [$50,000] initial principal balance and in any higher whole-dollar denomination.

Clearance and Settlement

      You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System. DTC, Clearstream or Euroclear rules and operating procedures govern transfers within the system.

ERISA Considerations

      Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the [class A-1 and class A-2] certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

      The [class B, class C and class D] certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 or any person investing the assets of any such employee benefit plan or other retirement arrangement (although they may be permitted to be purchased on the secondary market pursuant to a pending published prohibited transaction exemption). This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

      If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to ERISA or section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

      It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from ___________________________________(or its successors and assigns) and _________________________ (or its successors and assigns).

      A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

      See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment

      None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the prospectus.

Reports To Certificateholders

      The trustee will make monthly reports to certificateholders of record.

                                  RISK FACTORS

      You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the prospectus.

Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

      You should consider all of the loans to be nonrecourse loans. You should also consider them not to be insured or guaranteed by any person or entity. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific real property and other assets pledged to secure the defaulted loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

      The offered certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any class of the offered certificates will depend solely on the amount and timing of payments on the loans.

      ____ loans (____%) were originated within 12 months prior to the cut-off date. Consequently, these loans do not have a long-standing payment history.

The Repayment of a Multifamily or Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

      The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

      The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

      A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o  the age, design and construction quality of the property;

o perceptions regarding the safety, convenience and attractiveness of the property;

o  the proximity and attractiveness of competing properties;

o  the adequacy of the property's management and maintenance;

o increases in operating expenses at the property and in relation to competing properties;

o an increase in the capital expenditures needed to maintain the property or make improvements;

o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

o  a decline in the financial condition of a major tenant;

o  an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.

      Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

o local real estate conditions, such as an oversupply of competing properties, space or housing;

o  demographic factors;

o  decreases in consumer confidence;

o  changes in consumer tastes and preferences; and

o  retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o  the length of tenant leases;

o  the creditworthiness of tenants;

o  tenant defaults;

o  in the case of rental properties, the rate at which new rentals occur; and

o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

      Some of the mortgaged properties may not be readily convertible to alternative uses if the current use of those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

o  changes in governmental regulations, fiscal policy, zoning or tax laws;

o potential environmental legislation or liabilities or other legal liabilities;

o  the availability of refinancing; and

o  changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, or if the lease payments of such tenant or tenants account for a significant portion of the property's gross revenue. Such properties are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o suffer severe financial effects from the absence of all or a significant portion of the property's rental income;

o  require more time to re-lease the space; and

o incur substantial capital costs to make the space appropriate for replacement tenants.

      Each of these risks is more significant if a mortgaged property is leased to a single tenant.

      In ____ loans (____%), a single tenant or the borrower occupies 100% of the related mortgaged property. In an additional ____ loans (____%), a single tenant or the borrower occupies at least 50% of the related mortgaged property.

      A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.

Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants. These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Presence of Large Loans or a Large Concentration of Loans Among Related Borrowers Increases the Possibility of Losses on the Loans Which May Have an Adverse Effect on Your Certificates

      The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or

o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.

      The ___ largest loans represent ___% of the initial pool balance. The potential loss on any of these loans may have a more adverse effect on the offered certificates than a loss on a smaller loan. Each of the other loans represents less than ___% of the initial pool balance.

      A concentration of loans with the same borrower or related borrowers also can pose increased risks. Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The ____ largest of these groups represent ____%, ____% and ____% of the initial pool balance.

      The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could:

o defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or

o attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.

Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.


      The mortgaged properties are located in ____ jurisdictions. Loans secured by mortgaged properties located in each of __________ and __________ represent approximately ____% and ____% of the initial pool balance. Loans secured by mortgaged properties located in each of __________ and __________ each represent at least [5%], but less than [10%], of the initial pool balance.
None of the
remaining ____ jurisdictions have mortgaged properties securing loans representing [5%] or more of the initial pool balance. See "Description of the Mortgage Pool".


Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Retail properties secure ____ of the loans (____%). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The success of tenants at retail properties will be affected by:

o  competition from other retail properties;

o perceptions regarding the safety, convenience and attractiveness of the property;

o  demographics of the surrounding area;

o  traffic patterns and access to major thoroughfares;

o  availability of parking;

o  customer tastes and preferences; and

o  the drawing power of other tenants.

      The presence or absence of an "anchor store" at a retail property also can be important. Anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o  an anchor store's failure to renew its lease;

o  termination of an anchor store's lease;

o  the bankruptcy or economic decline of an anchor store or self-owned anchor;
   or

o an anchor store closing its business, even if, as a tenant, it continues to pay rent.

      If an anchor store at a mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o  factory outlet centers;

o  discount shopping centers and clubs;

o  catalogue retailers;

o  home shopping networks;

o  internet web sites; and

o  telemarketing.

      These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.

      Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Office properties secure ____ of the loans (____%).

      A large number of factors may adversely affect the value of office properties, including:

o  the quality of an office property's tenants;

o the diversity of an office property's tenants or reliance on a single or dominant tenant;

o the physical attributes of the property in relation to competing office properties, such as age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

o     the desirability of the area as a business location; and

o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Large Concentrations of Multifamily Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Multifamily properties secure ____ of the loans (____%).

      A large number of factors may affect the value and successful operation of a multifamily property, including:

o the physical attributes of the property, such as its age, appearance and construction quality;

o  the location of the property;

o  the characteristics of the surrounding neighborhood;

o  the ability of management to provide adequate maintenance and insurance;

o  the types of services and amenities provided at the property;

o  the property's reputation;

o the tenant mix, such as a tenant population that is dependent upon students, workers from a particular business or personnel from a local military base;

o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;

o  the presence of competing properties;

o  local or national economic conditions;

o the extent to which a property is subject to covenants that require rental to low income tenants;

o state and local regulations, such as rent control regulations and regulations that govern eviction; and

o  government assistance/rent subsidy programs.

Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Industrial properties secure ____ of the loans (____%). Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;

o  a property becoming functionally obsolete;

o  strikes or the unavailability of labor sources;

o  changes in energy prices;

o relocation of highways and the construction of additional highways or other changes in access;

o  a change in the proximity of supply sources; and

o  environmental hazards.

Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Hospitality properties secure ____ of the loans (____%). Various factors may adversely affect the economic performance of a hospitality property, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;

o  the construction of competing hospitality properties;

o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property; and

o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

      Because rooms at hospitality properties generally are rented for short periods of time, the financial performance of those properties tend to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

      Moreover, the hospitality industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.

      Further, in the event of a foreclosure, the trustee or a purchaser of a hospitality property probably would not be entitled to the rights under any liquor license for that property. Such party would be required to apply for a new license in its own name. The inability to obtain a new liquor license may have an adverse effect on the value of a hospitality property.

The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

      All ____ of the hospitality properties (____%) are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hospitality property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;

o  the public perception of the franchise or hotel chain service mark; and

o  the duration of the franchise license or management agreements.

      The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

      The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing loans in the mortgage pool. In this regard, the largest concentration consists of ____ loan (____%) secured by a mortgaged property operated as a --------------------------.

Large Concentrations of Manufactured Housing Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Manufactured Housing properties secure ____ of the loans (____%).

      Since the borrower often does not own the manufactured housing located upon the property, the borrower (and the lender following foreclosure) may face additional costs and delays in obtaining tenant evictions and the removal of manufactured housing upon default or abandonment by the tenant.

Large Concentrations of Self Storage Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Self storage properties secure ____ of the loans (____%).

      Tenant privacy, anonymity and unsupervised access may heighten environmental risks in a loan secured by a self storage property. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the individual self-storage units. Thus, there is no assurance that these individual units are free from hazardous substances or other pollutants or contaminants or will remain so in the future. As leases for individual self storage units are typically short term, these properties also may be subject to more volatility than loans secured by other types of properties.

Certain Additional Risks Relating to Tenants

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o  space in the mortgaged properties could not be leased or re-leased;

o  tenants were unable to meet their lease obligations;

o  a significant tenant were to become a debtor in a bankruptcy case; or

o  rental payments could not be collected for any other reason.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus

o the rent under the lease for the greater of one year or 15%, not to exceed 3 years, of the remaining term of the lease.

Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.

      The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

      The mortgaged properties securing ____ of the loans (____%) have been subject to Phase I environmental site assessments in connection with the origination or acquisition of the loans. Environmental consultants have detected asbestos or lead-based paint at several mortgaged properties by sampling. The environmental consultants suspect that asbestos or lead-based paint may be located at other mortgaged properties. In some cases, the asbestos or lead-based paint is in poor condition. The asbestos or lead-based paint found or suspected is not expected to present a significant risk as long as the related mortgaged property is properly managed or, when recommended by the consultant, the problem is remedied or abated. Nonetheless, the value of a mortgaged property as collateral for the related loan could be adversely affected, and claims for damages could arise from parties injured by such asbestos or lead-based paint.

      In certain cases, an assessment disclosed known or potential adverse environmental conditions, such as underground storage tanks or soil or groundwater contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Except as described herein, where an assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent the environmental issue from causing any material and adverse consequences.

      Set forth below are some of the known or potential material and adverse environmental conditions for which an escrow has been established to cover remediation costs, an environmental insurance policy has been obtained to cover potential clean-up costs or an indemnity was obtained from a culpable party:

o  [describe known environmental problems.]

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a mortgaged property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.

      No environmental site assessments were obtained for the mortgaged properties securing ____ loans (____%). However, the related originator obtained a secured creditor impaired property policy covering certain environmental matters with respect to such mortgaged properties.

      Each environmental insurance policy obtained with respect to a mortgaged property contains certain coverage limits, and reporting and notice requirements. In addition, the policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. There is no assurance that any insurance proceeds or escrowed funds will be sufficient to complete remediation of any environmental conditions affecting the related mortgaged property.

      The environmental assessments have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or

o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.

      Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the mortgaged property, it must obtain an environmental assessment of the mortgaged property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.

The Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date or Anticipated Repayment Date, Which May Have an Adverse Effect on the Payment of Your Certificates

      ____ of the loans (____%) are expected to have more than [10%] of the original principal balance remaining unpaid on their stated maturity date, or in the case of hyper-amortization loans, on their anticipated repayment date.
We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Additionally, a borrower in a hyper-amortization loan is not obligated to repay its loan on the anticipated repayment date. Loans with substantial remaining principal balances at their stated or anticipated maturity involve greater risk than fully amortizing loans. A borrower's ability to repay a loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial and multifamily properties;

o  prevailing interest rates;

o  the fair market value of the related properties;

o  the borrower's equity in the related properties;

o  the borrower's financial condition;

o  the operating history and occupancy level of the property;

o  tax laws; and

o  prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".

Borrowers That Are Organized as Special Purpose Entities Are Subject to the Risk of Substantive Consolidation

      Some of the borrowers are organized as special purpose entities with an independent director whose consent is required if the borrower were to file a voluntary bankruptcy petition.

      In the event of the bankruptcy of their parent, these borrowers have been organized so as to minimize the risk of a substantive consolidation into their parent's bankruptcy estate. However, despite this organizational structure, there is nevertheless the risk that a bankruptcy court could consolidate the borrower into its parent's bankruptcy if the separateness criteria put in place at the borrower's formation are not observed.

Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

      The organizational documents of some of the borrowers do not limit the borrowers' business activities to owning their respective properties.

      Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower.

The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

      The loans generally do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. For ____ loans (____%), the related borrower is permitted, subject to specified restrictions, to grant a subordinate mortgage over the related mortgaged property.

      When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, unsecured or mezzanine loans), the trust is subjected to additional risk. The borrower and/or its constituent members may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o  grant a debtor a reasonable time to cure a payment default on a loan;

o  reduce monthly payments due under a loan;

o  change the rate of interest due on a loan; or

o  otherwise alter the loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.

      Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

The Operation of Commercial Properties Is Dependent upon Successful Management

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o  responding to changes in the local market;

o  planning and implementing a rental structure for the property;

o  operating the property and providing building services;

o  managing operating expenses; and

o assuring that maintenance and capital improvements are completed in a timely fashion.

      Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o  controls costs;

o  provides appropriate service to tenants; and

o  maintains the improvements.

      On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

      The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

      Licensed engineers or consultants inspected all of the mortgaged properties in connection with the origination of the loans to assess items such as:

o  structure;

o  exterior walls;

o  roofing;

o  interior construction;

o  mechanical and electrical systems; and

o  general condition of the site, buildings and other improvements.

      However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.

      Certain of the mortgaged properties are located in __________, __________ and along the ___________ coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance. Earthquake insurance was required for all loans where the estimated probable maximum loss exceeded 20%.

      As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties

      The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market valuation was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Appendix I, Appendix II and Appendix III for illustrative purposes only.


The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

      As principal payments or prepayments are made on loans in the mortgage pool, the remaining certificateholders may be subject to more risk because of the decreased:

o  number of mortgaged properties;

o  diversity of mortgaged property types;

o  diversity of geographic locations; and

o  number of borrowers and affiliated borrowers.

      Classes of certificates that have a later alphabetical designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier alphabetical designation or higher priority. This is because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

      As described in this prospectus supplement, unless your certificates are [class A-1 or class A-2] certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the principal balance certificates with an earlier alphabetical designation and the interest only certificates. See "Description of the Certificates--Distributions", "--Application of Realized Losses and Expense Losses to Principal Balances" and "--Subordination" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the prospectus.

The Operation of a Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

      If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%) and to possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. If the mortgaged property did not qualify as foreclosure property because of certain disqualifying events, any income realized from operation or disposition of the property would be subject to a 100% prohibited transaction tax. It is not anticipated that the trust will receive any income from prohibited transactions.

State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

      All of the loans permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.

      The laws of some states, including __________ and __________, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

      ____ of the loans (____%) are secured solely by mortgages encumbering a borrower's leasehold interest in the property under a ground lease. ____ of the loans (____%) are secured by a mortgage encumbering a borrower's leasehold interest in a portion of the property and that borrower's fee interest in the remainder of the property.

      Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust to avail itself of its rights under the related loan. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;

o prohibits any amendment of the ground lease without the lender's prior consent;

o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and

o contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

      Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Mortgages on a Ground Lessor's Fee Interest May Be Challenged as Fraudulent Conveyances

      ____ of the loans (____%) are secured by a mortgage encumbering both a borrower's leasehold interest in the related mortgaged property under a ground lease and the fee interest of the owner of all or a part of the property. Each of these loans is deemed secured by a fee mortgage in this prospectus supplement. The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.

Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

      Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or

o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.

      A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1. such borrower was:

   o  insolvent when it granted the lien;

   o  rendered insolvent by the granting of the lien;

   o  left with inadequate capital by granting the lien; or

   o  not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.

The Trust May Not Control the Termination of Leases Upon Foreclosure

      In some jurisdictions, a lease may terminate upon the transfer of a mortgaged property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o  subordinate to the lien created by the mortgage, and

o does not contain provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).

      The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.

      If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.

Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

      There may be pending or threatened legal proceedings against the borrowers and/or managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.

The Cash Flow From Mortgaged Properties Not in Compliance With the Americans With Disabilities Act May Be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

      Conflicts Between Various Classes of Certificateholders. The special
      -------------------------------------------------------
servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The operating adviser has the right to replace the special servicer. At any given time, the holders of the most subordinate class of principal balance certificates that has at least [25%] of its initial principal balance still outstanding will control the operating adviser. If no class has at least [25%] of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

      The special servicer or an affiliate may acquire certain of the most subordinated certificates, including those that have the right to appoint the initial operating adviser. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

      Conflicts Between the Trust and Affiliates of the Sellers. Conflicts of
      ---------------------------------------------------------
interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

      Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates. Midland Loan Services, Inc., one of the sellers, is also the initial master servicer.

      Conflicts Between Managers and the Loan Borrowers. Substantially all of
      -------------------------------------------------
the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

      Conflicts Between Sellers of Loans and Classes of Certificateholders.
      ---------------------------------------------------------------------
Affiliates of the sellers could in the future acquire the certificates entitled to appoint the operating adviser. Decisions made by the operating adviser may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates.

      Servicers May Have Conflicts of Interest.  Each seller is obligated to
      -----------------------------------------
substitute a qualified substitute loan or to repurchase a loan if:

o  there is a defect with respect to the documents relating to the loan, or

o one or more of its representations or warranties concerning the loan in the related loan purchase agreement are breached,

provided that such defect or breach materially and adversely affects the value of the loan or the interests of the trustee or the certificateholders and such defect or breach is not cured as required. The ability of Midland to perform its obligations as master servicer or special servicer under the pooling and servicing agreement may be jeopardized if it incurs significant liabilities for the repurchase or substitution of loans. In addition, since the pooling and servicing agreement requires the master servicer or the special servicer, as applicable, to enforce on behalf of the trust the sellers' obligations to repurchase or substitute loans, Midland may experience a conflict of interest to the extent that Midland is obligated to repurchase or substitute a loan as a seller.

Yield Considerations

      Prepayments May Reduce the Yield on Your Certificates. The yield to
      -----------------------------------------------------
maturity on your certificates may depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o  voluntary prepayments, if permitted, and

o  involuntary prepayments resulting from:

   1. casualty or condemnation of mortgaged properties,

   2. defaults and liquidations by borrowers, or

   3. repurchases upon a seller's breach of a representation or warranty.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

      Voluntary prepayments under certain of the loans require payment of a prepayment premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o  the terms of the loans;

o  the length of any prepayment lockout period;

o  the level of prevailing interest rates;

o  the availability of mortgage credit;

o  the applicable yield maintenance charges or percentage premiums;

o the master servicer's or special servicer's ability to enforce those charges or premiums;

o  the occurrence of casualties or natural disasters; and

o  economic, demographic, tax, legal or other factors.

      Generally, the loan documents do not require the borrower to pay a prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

      In addition, some of the loans permit the borrower to make prepayments other than on the first day of a month. If a borrower were to make a prepayment after the determination date and did not pay interest on the loan through the end of the month, there might be a shortfall in the amount of interest available for distribution to certificateholders. The trustee would allocate any shortfall to each class of certificates on a pro rata basis. See "Description of the Certificates--Prepayment Interest Excesses and Shortfalls".

      The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates. Provisions requiring prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

      The Yield on Your Certificate Will Be Affected by the Price at Which the
      ------------------------------------------------------------------------
Certificate Was Purchased and the Rate, Timing and Amount of Distributions on
-----------------------------------------------------------------------------
the Certificate. The yield on any certificate will depend on (1) the price at
---------------
which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o  the interest rate for the certificate;

o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;

o the extent to which principal collections are applied to or otherwise result in a reduction of the principal balance or notional amount of the certificate;

o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;

o the timing and severity of any interest shortfalls resulting from prepayments or balloon payments;

o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and

o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.

      You Bear the Risk of Borrower Defaults. The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o  the aggregate amount of distributions on them;

o  their yield to maturity;

o  their rates of principal payments; and

o  their weighted average lives.

      The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. See

"Description of the Certificates - Distributions". Losses on the loans will be allocated to the [class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B] certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the [class A-1 and class A-2] certificates, pro rata, based on their then-outstanding class principal balances.

      If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).

      If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

      Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o  the master servicer makes advances to cover delinquent payments, or

o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

      Also, if the related borrower does not repay a loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and, if your certificate was purchased at a discount, may reduce your yield to maturity.

Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

      To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.


A Number of Factors That Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

      Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each of the underwriters currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.

Risk of Pass-Through Rate Variability

      The interest rates of the [class B, class C and class D] certificates may not exceed the weighted average of the net mortgage rates of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans could have the effect of reducing the interest rate of the offered certificates.

Other Risks

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

                                     General

      The mortgage pool will consist of ____ multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $_________________ (the "Initial Pool Balance"), subject to a variance of plus or minus [5%]. In making this count, where a single indebtedness is secured by mortgages over multiple separate properties, each of those separate properties was generally counted as a separate loan (collectively, the "Multiple Property Loans"), created by allocating a pro rata portion of the cut-off date principal balance secured by the separate properties. However, for purposes of sevicing the Multiple Property Loans and preparing monthly reports, the master servicer and the special servicer will treat each note secured by multiple separate properties as a single Mortgage Loan. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.

      The "Cut-off Date" for the Mortgage Loans is ___________, 200__. The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of the Cut-off Date, after application of all principal payments due on or before such date, whether or not received. The Cut-off Date Principal Balance for ____ Mortgage Loan has also been reduced to reflect a principal prepayment made in connection with the lender's application of certain leasing escrow funds to this Mortgage Loan after the Cut-off Date.

      The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.

      Brief summaries of some of the terms of the Mortgage Loans, or groups of Cross-Collateralized Loans, with Cut-off Date Principal Balances greater than $__________ are set forth in Appendix III.

      Each Mortgage Loan is evidenced by one or more separate promissory notes. Each Mortgage Loan is secured by a mortgage, deed of trust or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"). Each Mortgage creates a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Appendix I for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

      None of the Mortgage Loans is insured or guaranteed by the United States of America, by any governmental agency or instrumentality, by any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the fiscal agent, the underwriters or any of their respective affiliates.

      All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

      The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the value of the Mortgage Loan or the interests of the trustee or the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage

Loans, to the trustee pursuant to the pooling and servicing agreement.

                         Security for the Mortgage Loans

      All ____ of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,

o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,

o covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,

o  purchase money security interests,

o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies; and

o  other matters to which like properties are commonly subject.

      The Mortgaged Property securing ____ Mortgaged Loan (____%), is part of a development district created by an applicable redevelopment agency. This redevelopment agency has issued its development bonds to provide financing for certain public infrastructure improvements and environmental remediation. The development bonds are to be repaid through a special tax levied on the real properties located in the development district. The annual installments of such tax apportioned to this Mortgaged Property are included as a separate line item on its normal real property tax bill.

Ground Leases

      ____ Mortgage Loans (____%) are secured solely by a first lien encumbering the related borrower's leasehold interest in the related Mortgaged Property. ____ additional Mortgage Loans (____%) are secured by a first lien encumbering the related borrower's leasehold interest in a portion of the related Mortgaged Property and that borrower's fee interest in the remainder of the Mortgaged Property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower.

      The ____ Mortgage Loans (____%) secured by Mortgages encumbering both the related borrower's leasehold interest and the fee interest of the owner/landlord in all or a part of the related Mortgaged Property are deemed secured by a fee interest, and not included in the above count. See Appendix II and "Risk Factors-- Mortgages on a Ground Lessor's Fee Interest May Be Challenged as Fraudulent Conveyances".

Cross-Collateralized Loans

      The mortgage pool includes ____ separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than ____% of the Initial Pool Balance. See Appendix II for more information regarding the Cross-Collateralized Loans.

Multiple Property Loans

      Except as described below, Multiple Property Loans were created whenever a single indebtedness is secured by Mortgages over multiple separate Mortgaged Properties. The Multiple Property Loans were created by allocating a pro rata portion of the Cut-off Date Principal Balance secured by the related Mortgaged Properties based upon:

o  relative appraised value;

o  relative underwritable cash flow; or

o  prior allocations reflected in the related loan documents.

      In those instances where a single indebtedness is secured by Mortgages over multiple separate Mortgaged Properties that are contiguous or located in a concentrated geographic area, and where these Mortgaged Properties are generally treated as a single property by the related borrower for financial purposes, this indebtedness is deemed to be a single Mortgage Loan secured by one Mortgaged Property, and is not considered a Multiple Property Loan.

                             Underwriting Standards

      The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.

      Factors typically analyzed in connection with a Mortgaged Property include:

Physical Characteristics:

o  age and condition;

o  appraised value;

o  gross square footage, net rentable area and gross land area;

o  number of units, rooms or beds; and

o  property interest to be mortgaged (fee or leasehold).

Tenants:

o  current tenants' size and identity;

o  termination or purchase option rights;

o  term, expiration and rental rates under current leases;

o  leasing commissions; and

o  tenant improvements and concessions.

Financial Information:

o  historical cash flow;

o  applicable market rentals for similar properties;

o  historical vacancy rate and credit loss rate;

o  debt service coverage ratio; and

o  loan-to-value ratio.

A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals and engineering reports were obtained. Except as otherwise described in this prospectus supplement, third party Phase I environmental site assessments were also obtained.

      Factors typically analyzed in connection with a prospective borrower include:

o  credit history;

o  capitalization and overall financial resources; and

o  management skill and experience in the applicable property type.

      The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent.

               Certain Terms and Conditions of the Mortgage Loans

Due Dates

      Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

      ____ of the Mortgage Loans (____%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remaining ____ Mortgage Loans (____%) accrue interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.

Amortization of Principal

      Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. ____ Mortgage Loans (____%) are "balloon loans" that are expected to have more than [10%] of their original principal balance remaining unpaid at their maturity date. ____ of such balloon loans (____%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. ____ Mortgage Loans (____%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.

      The weighted average Balloon LTV Ratio of the mortgage pool is ____%.

      ____ Mortgage Loan (____%) requires interest-only payments through and including ________, 200__. After that date, equal monthly principal and interest payments are required.

      For ____ Mortgage Loan (____%), the grace period for the payment of Monthly Payments expires on the ____ of each month.

      ____ of the Mortgage Loans (____%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;

o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and

o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and generally applied in the following order (although individual loans may have exceptions):

o  to tax and insurance reserves;

o  to interest at the Initial Interest Rate;

o  to all other amounts owed the lender not set forth below;

o  to all principal due under the original amortization;

o  to all other reserves;

o  to all approved operating or capital expenses;

o  to all other principal then outstanding;

o  to all outstanding Deferred Interest; and

o  to the borrower.

      To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest may also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest".

      "Anticipated Repayment Date" or "ARD" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.

      "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.

      "Revised Interest Rate" means for any Hyper-Amortization Loan the increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date. The Revised Interest Rate is typically equal to the greater of:

o  its Initial Interest Rate plus [2%], or

o the yield rate on the U.S. Treasury obligation that matures in the month or succeeding month in which the original maturity date of the Hyper-Amortization Loan occurs plus [2%].

      However, for ____ Hyper-Amortization Loans (____%), the Revised Interest Rate is equal to the greater of the Initial Interest Rate plus [5%] or the yield rate on the applicable U.S. Treasury obligation plus [5%], and for ____ Hyper-Amortization Loan (____%), the Revised Interest Rate is equal to the greater of the Initial Interest Rate plus [5%] or the yield rate on the applicable U.S. Treasury obligation plus [5%] plus ____ basis points.

      The Revised Interest Rate may also be subject to a cap equal to its Initial Interest Rate plus a percentage specified in the related note.

Prepayment Provisions

      All ____ of the Mortgage Loans are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").

      The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents (including Defeasance Loans) generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium (the "Open Period"). Other than as described below or during any such Open Period, the Mortgage Loans prohibit any borrower from making a partial prepayment.

      ____ Mortgage Loan (____%) allows the borrower to obtain a release of any of the ____ separate Mortgaged Properties securing such Mortgage Loan. In order to obtain this release, the borrower must, among other things:

o satisfy the requirements for a defeasance of this Mortgage Loan, provided that the amount of substitute collateral must be related to [125%] of the Mortgage Loan balance allocated to the Mortgaged Property being released;

o provide acceptable evidence to the lender that the combined debt service coverage ratio of the Mortgaged Properties not being released is not less ____ to ____; and

o provide acceptable evidence to the lender that the combined loan-to-value ratio of the Mortgaged Properties not being released is not greater than [75%].

      ____ of the Cross-Collateralized Loans (____%) allow the cross-collateralization to be terminated if the debt service coverage ratio for the remaining Mortgaged Property (after giving effect to the release) is not less than ____ to ____ for the trailing twelve months. The borrower's ability to obtain such release is dependent upon certain other conditions, including there being no existing default, and the borrower providing the lender with 30 days' prior written notice, an acceptable title insurance policy endorsement and payment of all costs and expenses incurred by the lender in connection with the release.

      A borrower does not have to pay a prepayment premium if it pays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.

      For Mortgage Loans other than the Defeasance Loans, the applicable prepayment premium is generally calculated for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount.

      Appendix II contains more specific information about the prepayment premiums for each Mortgage Loan, including the method of calculation of the prepayment premiums.

      The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;

o require the payment of the applicable prepayment premium for any prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise); and

o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.

      The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.

      The "Prepayment Restriction Analysis" table included in Appendix I sets forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated yield maintenance payment.

Defeasance

      For ____ of the Mortgage Loans (____%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. No defeasance may occur before the second anniversary of the closing date. This substitute collateral consists of United States government securities that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date. For Hyper-Amortization Loans, the payments on the substitute collateral must be sufficient to pay-off the loan on its Anticipated Repayment Date. Any excess amounts will be returned to the borrower.

      A borrower's ability to obtain a release is in each case subject to the lender's consent or to the satisfaction of certain conditions specified in the related loan documents, including that:

o defeasance may not occur prior to the time permitted by applicable REMIC provisions (if applicable);

o the replacement collateral consist of U.S. government securities in an amount sufficient to make all scheduled payments under the related note when due;

o the holder of the Mortgage Loan determines the replacement collateral is sufficient to make the payments;

o the Mortgage be assumed by a single purpose entity acceptable to the holder of the Mortgage Loan; and

o counsel provides an opinion that the trustee has a perfected first priority security interest in the replacement collateral.

      The costs and expenses associated with obtaining a defeasance will not be an expense of the trust.

"Due-on-Encumbrance" and "Due-on-Sale" Provisions

      The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise or waive its right to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon any additional encumbrance of the related Mortgaged Property.

      The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower, without the mortgagee's prior consent. However, a transfer or change generally will be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o  no event of default exists;

o the proposed transferee meets the mortgagee's customary underwriting criteria;

o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and

o  an acceptable assumption agreement is executed.

      The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.

      The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise or waive its right to exercise any right the mortgagee may have to accelerate payment of a Mortgage Loan upon any transfer of all or any of a Mortgaged Property or any transfer or change in ownership or control of the related borrower. The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus.

Hazard, Liability and Other Insurance

      Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;

o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the lease of the outstanding principal balance of the loan, full replacement cost of the Mortgaged Property and the maximum limit of coverage available from governmental sources;

o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage; and

o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus.

      The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.

      With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approve the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.

Casualty and Condemnation

      The Mortgage Loan documents typically provide that all material insurance proceeds or condemnation awards will be paid to the mortgagee if:

o  the Mortgaged Property is damaged by fire or another casualty; or

o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.

In general, the mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.

Financial Reporting

      The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.

Delinquencies

      [No] Mortgage Loan was 30 or more days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the 12 months immediately preceding the Cut-off Date.

Borrower Escrows and Reserve Accounts

      In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o  necessary repairs and replacements,

o  tenant improvements and leasing commissions,

o  real estate taxes and assessments,

o  water and sewer charges,

o  insurance premiums,

o  environmental remediation,

o  improvements mandated under the Americans with Disabilities Act of 1990, or

o  deferred maintenance and/or scheduled capital improvements.


      Appendix II contains more specific information about the Reserve Accounts for each Mortgage Loan.

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

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

      The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents ___% of the Initial Pool Balance. The ___ largest individual Mortgage Loans represent in the aggregate ____% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than ____% of the Initial Pool Balance. See Appendix II for further information regarding these Mortgage Loans.

Environmental Risks

      Phase I environmental site assessments were obtained for ____ of the Mortgaged Properties securing Mortgage Loans as follows:

o  ____ (____%) during the 18-month period ending on the Cut-off Date;

o ____ (____%) during the period from 18 months to 24 months prior to the Cut-off Date;

o ____ (____%) during the period from 24 months to 30 months prior to the Cut-off Date; and

o  ____ (____%) during the period prior to 30 months prior to the Cut-off Date.


      No environmental site assessments were obtained for the Mortgaged Properties securing ____ Mortgage Loans (____%). However, the related originator obtained a secured creditor impaired property policy covering certain environmental matters with respect to these Mortgaged Properties.

      Except as described herein, where an environmental site assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent the environmental issue from causing any material and adverse consequences.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a Mortgaged Property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.

      See "Risk Factors--Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates" for more information about the environmental condition of certain Mortgaged Properties.

      Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.

      Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to:

o  refinance the Mortgage Loan using the Mortgaged Property as collateral, or

o  sell the Mortgaged Property to a third party.

The presence of such contamination or potential contamination may also affect the value of the Mortgaged Property that may be realized upon any foreclosure.

      You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.

      Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.

Geographic Concentration

      Mortgage Loans secured by Mortgaged Properties located in __________ and __________ respectively represent approximately ____% and ____% of the Initial Pool Balance. Additionally, Mortgage Loans secured by Mortgaged Properties located in __________ and __________ each represent at least [5%], but less than [10%], of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of such Mortgage Loans or the value of the related Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than [5%] of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties
May Have an Adverse Effect on the Payment of Your Certificates" and Appendix I.

Zoning Compliance

      The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. Where a Mortgaged Property is operated as a permitted non-conforming use, an analysis was generally conducted as to whether existing replacement cost hazard insurance or, if necessary, supplemental "law and ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of the repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

Tenant Matters

      Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Appendix I. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which may require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. In ____ of the Mortgage Loans (____%), a single tenant or the borrower occupies 100% of the related Mortgaged Property. In an additional ____ of the Mortgage Loans (____%), a single tenant or the borrower occupies [50%] or more of the related Mortgaged Property.

                                Other Information

      Each of the tables in Appendix I lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-off Date. The sum in any column of any of the tables in Appendix I may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II. For brief summaries of certain of the terms of the Mortgage Loans, or groups of Cross-

Collateralized Loans, with Cut-off Date Principal Balances greater than $_________, see Appendix III.

      For purposes of the tables in Appendix I and for the information included in this prospectus supplement and in Appendix II and Appendix III, the following definitions and assumptions apply:

Debt Service Coverage Ratio

      In general, income property lenders use debt service coverage ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

      For purposes of this prospectus supplement, including for the tables in Appendix I and the information in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans).

      "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),

o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and

o recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain adjustments to particular items in the operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom. These adjustments were based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. Such adjustments may not have been consistent with generally accepted accounting principles. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. In some cases, lease rentals were adjusted to take into account rent reviews scheduled to occur within the next 12 months. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.

      No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

      The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.

Cut-off Date Loan-to-Value

      References in the tables to "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below.

      References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at its maturity date, or for a Hyper-Amortization Loan, at its Anticipated Repayment Date (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.

      No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

      Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan-to-value ratios set forth in this prospectus supplement.

Year Built/Renovated

      References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.

Weighted Averages

      References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Principal Balances of the Mortgage Loans.

                                   The Sellers

Midland Loan Services, Inc.

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. All of the loans to be sold by Midland were originated either by Midland or PNC Bank, N.A. Midland is an affiliate of PNC Capital Markets, Inc. See "Master Servicer and Special Servicer".

      ____ of the Mortgage Loans (____%) will be sold by Midland to the depositor on the closing date. An additional ____ Mortgage Loans (____%) were originated by Midland or PNC Bank, N.A. and sold to various Delaware owner trusts established by Midland. The holders of the certificates for the owner trusts will sell their certificates to ___________________________ on the closing date. On the closing date, ____________________ intends to terminate the owner trusts and transfer to the depositor the Mortgage Loans that were in the owner trusts. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these

Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.

      [Add disclosure for other Sellers]

Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o  the depositor deems such removal necessary or appropriate, or

o  the loan is prepaid.

      A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.

      A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                   Representations and Warranties; Repurchase

      The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. Other representations and warranties may also be required by the Rating Agencies or the purchasers of the privately offered certificates. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement is true and correct in all material respects as of the Cut-off Date.

2. The seller owns the Mortgage Loans and is conveying them free and clear of pledges, liens or security interests.

3. No scheduled payment of principal and interest under any Mortgage Loan is 30 days or more past due as of the Cut-off Date nor has been during the preceding 12-month period.

4. The related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, subject to:

   o  creditors' rights limitations and general principles of equity,

   o liens for current real estate taxes and assessments not yet delinquent or accruing interest or penalties,

   o exceptions and exclusions specifically referred to in the lender's title insurance policy,

   o purchase money security interests for fixtures, equipment and other personal property,

   o  other matters to which like properties are commonly subject,

   o the rights of tenants to remain at the related Mortgaged Property following foreclosure, and

   o the lien for another Mortgage Loan which is cross-collateralized with such Mortgage Loan.

5. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part.

6. The seller is not aware of any proceeding pending for the total or partial condemnation of the related Mortgaged Property.

7. The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

8. The proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect to such Mortgage Loan.

9. Each note, Mortgage and other agreement of the borrower with respect to the Mortgage Loan is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to:

   o  the non-recourse provisions of the loan,

   o applicable state anti-deficiency or market value limit deficiency legislation,

   o bankruptcy, insolvency, reorganization and state laws related to creditors' rights, and

   o  general principles of equity.

      The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

   o of any breach of certain representations or warranties made by that seller in its mortgage loan purchase agreement, or

   o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement. We refer to any such non-conformance as a "defect". See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans".

      The applicable mortgage loan purchase agreement provides that, if a breach or defect that materially and adversely affects the value of the Mortgage Loan or the interests of the trustee or the certificateholders is not cured within the applicable cure period, the applicable seller will either:

1. repurchase the affected Mortgage Loan for a purchase price (the "Repurchase Price") equal to the sum of:

   o  outstanding principal balance,

   o unpaid accrued interest at the applicable rate (in absence of a default and excluding any Deferred Interest) to, but not including, the date of repurchase,

   o the amount of any unreimbursed Servicing Advances relating to the Mortgage Loan,

   o  accrued interest on Advances (including P&I Advances) at the Advance Rate,

   o the amount of any unpaid servicing compensation (other than master servicing fees and the standby special servicing fee) and trust fund expenses allocable to the Mortgage Loan, and

   o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the affected Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.

      Each of the mortgage loan purchase agreements provides that certain defects are conclusively presumed to materially and adversely affect the value of the Mortgage Loan or the interests of the trustee and the certficateholders.

      If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, the applicable cure period will be 90 days commencing when the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the master servicer and the trustee an officer's certificate:

o  describing the measures being taken to cure the breach or defect,

o stating that it is possible to cure the breach or defect within the 90 day period, and

o stating that the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986.

Furthermore, with respect to document defects for a defaulted Mortgage Loan, such additional cure period may not be permitted or may be shortened to end no later than 90 days after the applicable seller receives notice of or discovers that the Mortgage Loan is in default.

      If the breach or defect causes the Mortgage Loan to no longer be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, the applicable cure period will be 60 days commencing when the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee discovers such breach or defect, and no extension of the 60-day period will be permitted.

      If the seller is required to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan for the Mortgage Loan because of a breach or defect and such Mortgage Loan is one of a cross-collateralized group of Mortgage Loans, the seller will also be required to repurchase or substitute all of the other Mortgage Loans in the cross-collateralized group at the same time.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;

3.   have the same due date as the deleted Mortgage Loan;

4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;

6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;

7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;

8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;

9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan and a current debt service coverage ratio not less than the then current debt service coverage ratio of the deleted Mortgage Loan;

10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code of 1986;

11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;

12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency. The seller will pay the cost, if any, of obtaining the confirmation;

13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and

14. not be substituted for a deleted Mortgage Loan unless the operating adviser has approved the substitution based upon, among other things, an engineering report and the environmental report obtained for the Qualified Substitute Mortgage Loan, which approval may not be unreasonably withheld.

      If two or more mortgage loans are substituted for one or more deleted Mortgage Loans, then:

o the amounts described in clause (1) above will be determined on the basis of total principal balances,

o the rates described in clause (2) above will be determined on a weighted average basis, and

o the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis.

      When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee.

      The obligations of the sellers to substitute, repurchase or cure constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or

o     missing or defective Mortgage Loan documentation.

      If a seller defaults on its obligation to substitute, repurchase or cure, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, REMIC I, REMIC II and REMIC III may be disqualified.


                      MASTER SERVICER AND SPECIAL SERVICER

                                   Background

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105.

      Midland will serve as the initial master servicer and special servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to ____ of the Mortgage Loans (____%). See "Description of the Mortgage Pool--The Sellers".

      Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Standard & Poor's, Moody's and Fitch. Midland has received the highest rankings as a master, primary, and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.

                          Midland's Servicing Portfolio

      As of _______, 200__, Midland was servicing approximately ________ commercial and multifamily loans with a principal balance of approximately $____ billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately ______ of the loans, with a total principal balance of approximately $____ billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o     financial institutions,

o     private investors, and

o     issuers of commercial and multifamily mortgage-backed securities.

                        DESCRIPTION OF THE CERTIFICATES

                                     General

      The certificates are issued under the pooling and servicing agreement and will consist of [20] classes:

o     [Class A-1 Certificates

o     Class A-2 Certificates

o     Class X Certificates

o     Class B Certificates

o     Class C Certificates

o     Class D Certificates

o     Class E Certificates

o     Class F Certificates

o     Class G Certificates

o     Class H Certificates

o     Class J Certificates

o     Class K Certificates

o     Class L Certificates

o     Class M Certificates

o     Class N Certificates

o     Class O Certificates

o     Class V Certificates

o     Class R-I Certificates

o     Class R-II Certificates

o     Class R-III Certificates]

      We are only offering the class [A-1, A-2, B, C and D] certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Description of the Governing Document" in the prospectus for additional important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.

      The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal and interest due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date),

o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),

o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),

o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and

o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.

      The class V certificates will evidence undivided interests in a grantor trust consisting of collections of Deferred Interest on the Mortgage Loans. The principal balance certificates and the interest only certificates will not receive any Deferred Interest collected on the Mortgage Loans.

      As described under "Material Federal Income Tax Consequences", the class [R-I, R-II and R-III] certificates will constitute "residual interests" in a REMIC. We do not anticipate that the residual certificates will receive any distributions of cash from the trust.

                               Principal Balances

      Upon initial issuance, each class of principal balance certificates will have the class principal balance set forth in the table on page S-5, which may vary by up to [5%].


      The principal balance of any class of principal balance certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal. The principal balance of each class will be reduced by:

o     amounts distributed to the class as principal, and

o     any Realized Losses and Expense Losses allocated to the class.

                               Pass-Through Rates

      The rate per annum at which any class of certificates accrues interest from time to time is its "pass-through rate".

      The pass-through rate for each class of the offered certificates is fixed at the per annum rate set forth on the table on page S-5 of this prospectus supplement. However, the pass-through rates for the [class B, class C and class D] certificates may not exceed the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans respective Stated Principal Balances immediately before the distribution date.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before that date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and

o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.

      However, except as stated in the discussion under "--Distributions-- Treatment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.

      The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage Loan minus the "administrative cost rate" for the Mortgage Loan. The administrative cost rate is the sum of the rates at which the master servicer fee, the standby special servicer fee and the trustee fee are computed. See Appendix II for a listing of the administrative cost rate for each Mortgage Loan. The Net Mortgage Rate for any Mortgage Loan will be determined:

o without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating pass-through rates, and

o     without giving effect to any Revised Interest Rate or any default rate.

      The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest on an actual/360 basis (the "Interest Reserve Loans") will be adjusted to an annual rate generally equal to a fraction, expressed as a percentage:

o the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued or would have accrued with respect to that Mortgage Loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that distribution date and its mortgage interest rate in effect as of _______, 200__ less the administrative cost rate, and

o the denominator of which is the Stated Principal Balance of the Mortgage Loan immediately prior to that distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the preceding paragraph will be decreased by any Interest Reserve Amount with respect to that Mortgage Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the preceding paragraph will be increased by any Interest Reserve Amounts with respect to that Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

      See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                                  Distributions


Method, Timing and Amount

      Distributions on the certificates will be made on the ____ day of each month or, if the ____ is not a business day, then on the next business day, beginning in __________ 200__.


      The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.

      The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions before the Record Date, or

o     otherwise by check mailed to the certificateholder.

      The final distribution on a certificate will be made only upon presentment or surrender of the certificate as specified in the notice of final distribution.

      The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.

      Distributions on a class of offered certificates are allocated among the outstanding certificates of the class based on their principal balances.

Determining Available Funds

      The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at the close of business on the Determination Date, excluding:

   1. Monthly Payments collected but due on a due date after the related Collection Period,

   2. prepayment premiums and Deferred Interest (which are distributed separately),

   3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),

   4. amounts deposited in the Collection Account in error,

   5. Excess Liquidation Proceeds, and

   6. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus

o any P&I Advances and Compensating Interest Payments made for the distribution date and not already included; plus

o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.

      "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o     are received before the scheduled due date, and

o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.

      The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the __________ 200__ distribution date, on the day after the Cut-off Date), and

o ends on the Determination Date in the month in which the distribution date occurs.

      The "Determination Date" for a distribution date is the fifth business day before the distribution date.

Applying Available Funds

       On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the Distributable Certificate Interest for that class for that distribution date;

2. to pay principal from the Principal Distribution Amount for that distribution date:

   o     first to the holders of the [class A-1] certificates; and

   o     second to the holders of the [class A-2] certificates;

   in each case, up to an amount equal to the lesser of:

   (a)   the then-outstanding principal balance of the class; and

   (b)   the remaining portion of the Principal Distribution Amount.

   However, principal payments will be made to the [class A-1 and class A-2] certificates up to an amount equal to, and pro rata based on, their outstanding class principal balances:

   o if the principal balance of the subordinate certificates has been reduced to zero; or

   o on the final distribution date, if the trust fund is terminated as discussed under "--Optional Termination" below; and

3. to reimburse the holders of the [class A-1 and class A-2] certificates, up to an amount equal to, and pro rata as among those classes in accordance with the amount of Realized Losses and Expense Losses, if any, previously allocated to the [class A-1 and class A-2] certificates and for which no reimbursement has previously been paid.

      On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for that distribution date;

2. if the principal balance of the [class A-1 and class A-2] certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

   (a)   the then-outstanding principal balance of that class, and

   (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding principal balance of the class); and

3. distributions for the purpose of reimbursement, up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid.

      The trustee will pay any remaining Available Funds to the holders of the residual certificates.

      Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.

Distribution of Excess Liquidation Proceeds

      If the trust receives any Excess Liquidation Proceeds, those proceeds will be deposited into the Excess Liquidation Proceeds Account. On each distribution date, amounts on deposit in the Excess Liquidation Proceeds
Account will be used to reimburse the holders of the principal balance certificates (in order of alphabetical class designation) for, and to the extent of, unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be made to the holders of the [class
A-1 and class A-2] certificates pro rata as between such classes in accordance with the respective then-outstanding aggregate certificate balances of such certificates. The depositor does not expect that certificateholders will receive any distributions of Excess Liquidation Proceeds. See "The Pooling and Servicing Agreement--Accounts--Excess Liquidation Proceeds Account".


      "Excess Liquidation Proceeds" means the excess of:

o all liquidation proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of any related liquidation expenses, interest on any related Advances and any related Servicing Advances, over

o  the amount needed to pay off the Mortgage Loan in full.

      Reimbursement of previously allocated Realized Losses or Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.

Distributable Certificate Interest

      The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the principal balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the closing date),

o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfall for the distribution date, and

o increased by the class's Class Interest Shortfall, if any, for the distribution date.

      See "--Prepayment Interest  Excesses and Shortfalls" below.

      The "Class Interest Shortfall" for a class of certificates for a distribution date equals:

o  zero on the initial distribution date; and

o  for subsequent distribution dates, the excess, if any, of:

   1. all Distributable Certificate Interest for the class on the preceding distribution date,

                                        over

   2. all distributions of interest made for the class on the preceding distribution date.

Principal Distribution Amount

      The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus

o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.

      If on any distribution date the aggregate amount of distributions of principal made on the principal balance certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date.

      The "Monthly Payment" for any Mortgage Loan (other than any REO Mortgage
Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.

      The "Assumed Monthly Payment"

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.

o for a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.

Distributions of Prepayment Premiums

      Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.

      Any prepayment premium will be distributed as follows. The holders of the [class A, class B, class C, class D, class E, class F and class G] certificates receiving principal distributions on such distribution date will be entitled to a total amount equal to the lesser of:

o  the prepayment premium, and

o  the prepayment premium multiplied by a fraction:

   1. the numerator of which equals the excess, if any, of:

      o the pass-through rate applicable to the most senior class of the outstanding [class A, class B, class C, class D, class E, class F and class G] certificates (or, if both classes of class [A] certificates are still outstanding, the class [A-1] certificates), over

      o  the Discount Rate, and

   2. the denominator of which equals the excess, if any, of the interest rate for the prepaid Mortgage Loan, over the Discount Rate.

      If more than one of the class [A-1, class A-2, class B, class C, class D, class E, class F and class G] certificates is entitled to principal distributions on the distribution date, the amount described in the preceding sentence will be allocated among the classes in proportion to the principal distributions to which they are entitled on the distribution date. Some certificates that receive principal may not receive prepayment premiums based on the above fraction.

      All prepayment premiums not distributed to holders of these principal balance certificates will be distributed to the holders of the interest only certificates.

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      The "Treasury Rate" is the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. The trustee will use the yields reported in Federal Reserve Statistical Release
H.15 - Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the calendar week before the Principal Prepayment. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.

                           Treatment of REO Properties

      If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o  determining distributions on the certificates,

o  allocations of Realized Losses and Expense Losses to the certificates,

o computing master servicing fees, special servicing fees and trustee fees, and
                                        S-52

o  determining pass-through rates and the Principal Distribution Amount.


      Net operating revenues and other net proceeds derived from such REO Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer, the trustee and the fiscal agent are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".

                      Appraisal Reductions of Loan Balances

      An Appraisal Reduction will be calculated following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,

o  90 days after an uncured delinquency occurs on a Mortgage Loan,

o 30 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,

o  immediately after a borrower declares bankruptcy, and

o  immediately after a Mortgage Loan becomes an REO Mortgage Loan.

      The "Appraisal Reduction" for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less

o  the excess, if any, of:

   1. 90% of the sum of:

      (a) the appraised or otherwise estimated value of the related Mortgaged Property or Properties, plus

      (b) the amount of all reserves and escrows that are pledged as collateral for the Mortgage Loan (other than those that are for taxes and insurance), but only to the extent that such amounts are not taken into account in determining the appraised or otherwise estimated value of the related Mortgaged Property or Properties over

   2. the sum of:

      (a) all unpaid interest on the principal balance of the Mortgage Loan (without giving effect to any default rates or Revised Interest
          Rate), but only if not previously advanced by the master servicer, the trustee or the fiscal agent,

      (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate,

      (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance), and

      (d) unpaid special servicing compensation.

      Within 60 days (or such longer period as the special servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such appraisal or internal valuation) after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must:

o obtain a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or

o at its discretion, conduct an internal property valuation in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than an amount determined by the Rating Agencies, which will be specified in the pooling and servicing agreement.

      Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during theprior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance.

      If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed. However, if the Updated Appraisal is not obtained within 120 days after the Appraisal Reduction Event (determined without regard to the 30 and 90 day periods specified in the second and third bullet points of the definition of Appraisal Reduction Event), the Appraisal Reduction will be 25% of principal balance of the Mortgage Loan until the Updated Appraisal is received.

      The special servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the special servicer will adjust the Appraisal Reduction to take into account the Updated Appraisal.

      The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the operating adviser may at any time request the special servicer to obtain (at the operating adviser's expense) an Updated Appraisal. The special servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. The special servicer will deliver a copy of each Updated Appraisal to the master servicer, the trustee and the operating adviser within 15 days after it receives the Updated Appraisal.

      The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan or if the Mortgage Loan is no longer a Specially Serviced Mortgage Loan.

      An Appraisal Reduction:

o will reduce the master servicer's, the trustee's and the fiscal agent's obligation to advance delinquent interest on the Mortgage Loan;

o may reduce current distributions to one or more of the then most subordinate classes of principal balance certificates; and

o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of principal balance certificates.

      See "The Pooling and Servicing Agreement--Advances".

Application of Realized Losses and Expense Losses to Principal Balances

      If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total principal balance of the principal balance certificates, then the principal balances of the various classes of the principal balance certificates will be reduced as follows:

o First, the principal balances of the various classes of the subordinate certificates will be reduced, sequentially in reverse alphabetical order beginning with the [class O] certificates. The principal balance of the lowest class will be reduced until:

   1.    the deficit is reduced to zero; or

   2.    the principal balance of that class is reduced to zero.

o Any deficit remaining after reducing the principal balance of the most subordinate class to zero will be applied to reduce the principal balance of the next lowest class, and so forth until the deficit is eliminated or until the total principal balance on all the subordinate certificates is reduced to zero.

         If any portion of the deficit remains after the total principal balance of all the subordinate certificates is reduced to zero, then the class principal balances of the class [A-1 and class A-2] certificates will be reduced, in proportion to their remaining class principal balances, until:

o     the deficit is reduced to zero; or

o the principal balances of the [class A-1 and class A-2] certificates are reduced to zero.

      In general, any such deficit will result from Realized Losses and/or Expense Losses on the Mortgage Loans. Accordingly, these reductions in the principal balances allocate Realized Losses and Expense Losses among the certificates.

      Within a given class of principal balance certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.

      Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o     fraud;

o     bankruptcy; or

o     an uninsured casualty loss.

      If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o     the sum of:

      1.   the outstanding principal balance;

      2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs, excluding Deferred Interest and default interest in excess of the mortgage interest rate;

      3.   all unreimbursed Servicing Advances; and

      4.   all outstanding liquidation expenses;

                                      minus

o     the total liquidation proceeds received, if any.

      If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.

      The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses.

      "Additional Trust Fund Expenses" include, among other things:

o     special servicing fees, workout fees and disposition fees,

o interest on Advances not paid from default interest or late payment charges on the related Mortgage Loan as and to the extent described in "The Pooling and Servicing Agreement - Advances",

o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund, if these costs are not covered by a Servicing Advance or paid by a borrower,

o certain unanticipated, non-Mortgage Loan specific expenses of the trust fund, including:

      1. indemnities and reimbursements to the trustee, the fiscal agent, the master servicer, the special servicer and the depositor, and

      2. certain federal, state and local taxes, and related expenses payable out of the trust fund, and

o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

Prepayment Interest Excesses and Shortfalls

      If a borrower prepays all or part of a Mortgage Loan or makes a balloon payment on a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment or balloon payment from the beginning of the calendar month through the day preceding the prepayment date or balloon payment date, then such interest (less related master servicer fees), is a "Prepayment/Balloon Payment Interest Excess".

      If a borrower prepays all or part of a Mortgage Loan or makes a balloon payment on a Mortgage Loan after the Determination Date in a calendar month and does not pay interest on the prepayment or balloon payment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicer fees) is a "Prepayment/Balloon Payment Interest Shortfall".

      Prepayment/Balloon Payment Interest Excesses collected during a Collection Period will be used to offset Prepayment/Balloon Payment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.

      The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment/Balloon Payment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment/Balloon Payment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by ____% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment".

      The total of all Prepayment/Balloon Payment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment/Balloon Payment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment/Balloon Payment Interest Shortfall" for the distribution date.

      The trustee will allocate any Net Aggregate Prepayment/Balloon Payment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.

      See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


                        Scheduled Final Distribution Date

      The "Scheduled Final Distribution Date" for a class of offered certificates is the distribution date on which its principal balance would become zero if there is no:

o     early termination of the trust,

o     repurchase of any loan,

o     default or delinquency on any loan,

o prepayment of any kind, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates, or

o     modification or extension of any loan.

      It is very unlikely that these assumptions will hold true.

      The Scheduled Final Distribution Date for each class of the offered certificates is the distribution date in the month and year listed for such class in the "Scheduled Final Distribution Date" column in the table on the cover page. These Scheduled Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

      Since the rate of payment (including voluntary and involuntary prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and may exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.

                                  Subordination

      The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o     the senior certificates, and

o each other class of subordinate certificates with an earlier alphabetical class designation.

      This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and

o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the [class A-1 and class A-2] certificateholders of principal equal to the initial class principal balance of those classes.

      Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.

      The subordination will be accomplished by:

o     applying Available Funds as described above under "--Distributions", and

o allocating Realized Losses and Expense Losses to the principal balance certificates in reverse alphabetical order.

      Realized Losses and Expense Losses are allocated to the [class A-1 and class A-2] certificates in proportion to their principal balances.

      No other form of credit enhancement is provided.

                              Optional Termination

      If on any distribution date the total Stated Principal Balance of the Mortgage Loans is less than [1%] of the Initial Pool Balance, then each of the following (in this order) has an option to terminate the trust:

o     the majority holders of the Controlling Class,

o     the master servicer,

o     the special servicer, and

o     the holder of the majority of the class R-I certificate interests.

      The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.

      The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:

      1. loans as to which the special servicer has determined all payments or recoveries have been made, and

      2.   loans as to which the Mortgaged Property has become an REO Property,

o accrued and unpaid interest on those loans to the due date in the Collection Period when the termination occurs,

o     unreimbursed Servicing Advances plus interest at the Advance Rate, and

o the fair market value of any other property (including REO Property) remaining in the trust fund.

      The option exercise price, net of amounts payable to persons other than certificateholders, will constitute Available Funds for the final distribution date.

                                  Voting Rights

      At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o ___% to the holders of the classes of principal balance certificates in proportion to the principal balances of those classes, and

o     ___% to the holders of the interest only certificates.

      Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.

                         Delivery, Form and Denomination

Book-Entry Certificates

      Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates except in the limited circumstances described below.

      DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Clearstream Banking, societe anonyme, Luxembourg or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their rules.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Clearstream's or Euroclear's depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to these depositaries.

      Because of time-zone differences, credits of certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.

      In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants. Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer, the fiscal agent nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.

      So long as any class of offered certificates are held in book-entry form:

o actions by certificateholders will be taken by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners of those certificates, and

o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee as the registered holder of those certificates for ultimate distribution to beneficial owners of those certificates in accordance with DTC procedures and applicable law.

      Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued by the beneficial owners of those certificates.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.

      Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.

      If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.

Definitive Certificates

      The trustee will issue definitive physical certificates to certificateholders only if:

o     the depositor elects to terminate the book-entry system, or

o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.

      The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the beneficial owners. Upon becoming registered holders of certificates, those beneficial owners will then be entitled directly to:

o     receive payments,

o     exercise voting rights, and

o     transfer and exchange their certificates.

      Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.

Denominations

      The trust will issue [class A-1 and class A-2] certificates in minimum denominations of [$25,000] initial principal balance (and any larger whole dollar amount). The trust will issue the remaining classes of offered certificates in minimum denominations of [$50,000] initial principal balance (or any larger whole dollar amount). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.

              Registration and Transfer of Definitive Certificates

      Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination --Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or

o     a written request for exchange, in the case of exchange.

      The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person within a reasonable period of time.

      New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.

      The certificate registrar may decline to register an exchange or transfer during the [15] days preceding any distribution date.

      The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.

      For a discussion of certain transfer restrictions, see "ERISA Considerations".

                       YIELD AND MATURITY CONSIDERATIONS

      The yield on any offered certificate will depend on:

o     the pass-through rate in effect from time to time for the certificate;

o     the price paid for the certificate, plus accrued interest;

o     the rate and timing of payments of principal on the certificate; and

o     the aggregate amount of distributions on the certificate.

                      Rate and Timing of Principal Payments

      The yield to holders of any offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the principal balance of those certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the holders of the class [A-1] certificates until their principal balance is reduced to zero, and then will be distributed to the holders of each remaining class of principal balance certificates, sequentially in alphabetical order of class designation, in each case until the principal balance of each class of certificates is, in turn, reduced to zero.

      The rate and timing of principal payments made in reduction of the principal balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o the amortization schedules of the loans, including any hyper-amortization of a Hyper-Amortization Loan following its Anticipated Repayment Date,

o     the dates on which balloon payments are due, and

o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:

      1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or

      2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates-- Optional Termination".

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the principal balance certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See
"The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans-- Foreclosure" in the prospectus.

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),

o     prevailing interest rates,

o     the market value of the Mortgaged Properties,

o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,

o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,

o     the quality of management of the Mortgaged Properties,

o     the servicing of the Mortgage Loans,

o     federal and state tax laws (which are subject to change), and

o     other opportunities for investment.

      The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of converting to another fixed rate loan with a lower interest rate.

      However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property.

      See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

      You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the principal balance certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the yield on your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the principal balance certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.

      Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,

o     the relative importance of such factors,

o     the percentage of the Mortgage Loans that will default or be prepaid, or

o the overall rate of prepayment, default or principal payment on the Mortgage Loans.

      The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any principal balance certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and

o in the case of any principal balance certificate purchased at a premium, principal payments on the Mortgage Loans are faster than you anticipated.

      In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the principal balance of any principal balance certificate purchased at a discount or premium, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

      Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".

Balloon Payments and Anticipated Repayment Date Payments

      Most of the Mortgage Loans are either balloon loans that will have substantial balloon payments due at their stated maturities or are Hyper-Amortization Loans that will have a substantial balance still owing on their Anticipated Repayment Dates. A borrower's ability to pay a balloon payment, or pay-off a loan on its Anticipated Repayment Date, may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and

o changes in federal, state or local laws, including tax, environmental and safety laws.

     A failure to make a balloon payment on time, or to pay-off an Hyper-Amortization Loan on its Anticipated Repayment Date, will lengthen the average life of the certificates. See the "Remaining Terms to Stated Maturity" table in Appendix I for additional information regarding the maturity dates of the Mortgage Loans.

Losses and Shortfalls

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.

         Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),

o  additional master servicer or special servicer compensation,

o  Additional Trust Fund Expenses, including interest on Advances, or

o  other similar items.

         Shortfalls in Available Funds (other than Net Aggregate Prepayment/ Balloon Payment Interest Shortfalls) will generally be borne by holders of each class of principal balance certificates in reverse alphabetical order in each case to the extent of amounts otherwise payable to the class. Any such shortfalls will be allocated to the holders of the class [A-1 and class A-2] certificates on a pro rata basis.

         Realized Losses and Expense Losses will be:

o allocated to the principal balance certificates in reverse alphabetical order of their class designation, and

o  applied to reduce the principal balance of each affected class.

         As a result, a loss on any one of the Mortgage Loans could cause a significant loss, even a complete loss, of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.

Pass-Through Rates

         The pass-through rates for the [class B, class C and class D] certificates may not exceed the weighted average of the Net Mortgage Rates.

         The weighted average of the Net Mortgage Rates will fluctuate over the lives of the offered certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.

         If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the [class B, class C and class D] certificates may be adversely affected.

Delay in Payment of Distributions

      Monthly distributions will be made no earlier than the ____ day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the offered certificates.

                              Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of principal balance certificates is determined by:

o multiplying the amount of each distribution in reduction of the principal balance of that class by the number of years from the date of purchase to the related distribution date,

o  adding the results, and

o dividing the sum by the total distributions in reduction of the principal balance of that class.

      The weighted average life of any principal balance certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and

o the extent that payments, collections and/or advances of principal are applied to reduce the certificate's principal balance.

      Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each Hyper-Amortization Loan is assumed to pay on its Anticipated Repayment Date. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period or, with respect to Defeasance Loans, prior to their Open Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of a class of offered certificates to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of any class of offered certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period or, with respect to Defeasance Loans, prior to their Open Period) will conform to any particular CPR,

o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate,

o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay, or

o  Defeasance Loans will not prepay prior to their Open Period.

      The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o  the Initial Pool Balance is approximately $___________.

o the initial principal balance for each class of offered certificates is the amount on the cover page,

o the pass-through rate for each class of certificates is as described in this prospectus supplement:

o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Appendix II,

o all Monthly Payments are due and timely received on the first day of each month commencing in _______ 20__,

o  there are no delinquencies or losses on the Mortgage Loans,

o  there are no extensions of maturity of the Mortgage Loans,

o  there are no Appraisal Reductions for the Mortgage Loans,

o  there are no casualties or condemnations affecting the Mortgaged Properties,

o prepayments are made on each of the Mortgage Loans at the indicated CPRs, except that:

   1. no prepayments are received for any Mortgage Loan during a Lock-out Period or Yield Maintenance Period or, with respect to Defeasance Loans, prior to their Open Period, and

   2. Hyper-Amortization Loans are paid in full on their Anticipated Repayment Dates,

o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",

o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,

o  no Prepayment/Balloon Payment Interest Shortfalls are incurred,

o  there are no Additional Trust Fund Expenses,

o distributions on the certificates are made on the ___ day of each month, commencing in _______ 20__,

o  the certificates are issued on ________, 20__,

o the only expenses payable out of the trust are the master servicer fees, the standby special servicer fees and the trustee fees, and

o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

      To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates may mature earlier or later than indicated by the tables.

      It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial class principal balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

      You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      Subject to the above discussion and assumptions, the following tables indicate:

o  the weighted average life of each class of the offered certificates, and

o the percentages of the initial principal balance of each class of the offered certificates that would be outstanding after each of the listed distribution dates at various CPRs, starting after the expiration of lockout, defeasance and yield maintenance periods.

                    Percentage of Initial Certificate Balance
                         of the [Class A-1] Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date          0%        3%        5%        7%       10%       15%
                           --        --        --        --       ---       ---

Closing Date








Weighted average life
(years)


                    Percentage of Initial Certificate Balance
                         of the [Class A-2] Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date          0%        3%        5%        7%       10%       15%
                           --        --        --        --       ---       ---

Closing Date











Weighted average life
(years)

                    Percentage of Initial Certificate Balance
                          of the [Class B] Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date          0%        3%        5%        7%       10%       15%
                           --        --        --        --       ---       ---

Closing Date











Weighted average life
(years)


                    Percentage of Initial Certificate Balance
                          of the [Class C] Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date          0%        3%        5%        7%       10%       15%
                           --        --        --        --       ---       ---

Closing Date











Weighted average life
(years)

                    Percentage of Initial Certificate Balance
                          of the [Class D] Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date          0%        3%        5%        7%       10%       15%
                           --        --        --        --       ---       ---

Closing Date











Weighted average life
(years)




                       THE POOLING AND SERVICING AGREEMENT


      The certificates will be issued under a pooling and servicing agreement to be dated as of _______, 200_, among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.

      You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

      PNC Mortgage Acceptance Corp.
      210 West 10th Street, 6th Floor
      Kansas City, Missouri 64105
      Attention:  Lawrence D. Ashley

      You may also request a copy by telephone at (816) 435-5000.

                        Assignment of the Mortgage Loans

      By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. Each seller must also deliver the following documents, among others, for each of its Mortgage Loans:

o  the original note, endorsed (without recourse) to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of any such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o an assignment of each related mortgage in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

o originals or copies of all assumptions, modifications and substitution agreements in those instances where the terms or provisions of the mortgage have been modified or the Mortgage Loan assumed;

o an assignment in favor of the trustee of each effective UCC financing statement; and

o  in those cases where applicable, a copy of the related ground lease.

      If a seller cannot deliver any original recorded document described above or a copy of such document showing evidence of having been recorded on the closing date, the seller will deliver it promptly after receipt from the recording office. The failure to receive a recorded document due to delays of a public recording office will not cause a Mortgage Loan to be a defective Mortgage Loan.

      The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 60 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that certain of the documents listed above have been received in the manner specified. None of the trustee, the fiscal agent, the master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

Servicing of the Mortgage Loans; Collection of Payments


      The pooling and servicing agreement will require:

o  the master servicer to service and administer the Mortgage Loans; and

o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;

on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee (as determined by the master servicer or the special servicer, as applicable, in its good faith and reasonable judgment) in accordance with applicable law, the mortgage loan documents and the pooling and servicing agreement.

      Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or

o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.

      In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they may not take into account:

o any other relationship that the master servicer or the special servicer or their affiliates, as the case may be, may have with any borrower;

o the ownership of any certificate by the master servicer or the special servicer, as the case may be, or their respective affiliates;

o  any obligation to make Advances or incur servicing expenses;

o the master servicer's or the special servicer's right to receive compensation for its services;

o the ownership or servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and

o the obligation, if any, of the master servicer, the special servicer, any sub-servicer or any of their affiliates to replace or repurchase any Mortgage Mortgage Loan that it sold to the trust fund.

      To the extent consistent with the foregoing and subject to terms of the pooling and servicing agreement, the master servicer and the special servicer must use reasonable efforts to seek to maximize the timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and in the best interests of the trust and the certificateholders (as a collective whole), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment.

      However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o  taking any action or refraining from taking any action in good faith; or

o  for errors in judgment.

      The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,

o willful misfeasance, bad faith or negligence in performing its duties under the pooling and servicing agreement, or

o negligent disregard of its obligations or duties under the pooling and servicing agreement.

      The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage Loans. The master servicer may waive such amounts on all other Mortgage Loans.

                              Collection Activities

      The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,

o  prepares several regular delinquency reports,

o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and

o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.

      A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".

                                    Advances

      Except as noted below, if a loan is delinquent at the close of business on the Determination Date for a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable, less the related master servicer fee (each such amount, a "P&I Advance").

      The master servicer must make the P&I Advance on the business day before each distribution date.

      The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1. the amount of interest that would otherwise be required to be advanced, and

2. a fraction,

   o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and

   o  whose denominator is such Stated Principal Balance.

      In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances" and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,

o  delinquent real estate taxes, assessments and hazard insurance premiums, and

o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.

      However, the special servicer will be obligated to make any Servicing Advance that needs to be paid on an emergency basis.

      If the special servicer fails to make a required emergency Advance, the master servicer must make the Advance. If the master servicer fails to make a required Advance, the trustee must make the Advance. If the trustee fails to make a required Advance, the fiscal agent must make it. Any Advance by the fiscal agent will cure the trustee's failure to make an Advance.

      However, each of the master servicer, the special servicer, the trustee and the fiscal agent only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to make any Advance that it determines is not so recoverable.

      If the master servicer or the special servicer makes such a nonrecoverability determination, it must deliver to the trustee (and, with respect to the special servicer, the master servicer) an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master sevicer, the special servicer, the trustee or the fiscal agent, such as:

o  property operating statements,

o  rent rolls,

o  property inspection reports, and

o  engineering reports.

      Both the trustee and the fiscal agent will be entitled to rely conclusively on a nonrecoverability determination by the master servicer or the special servicer. The master servicer will be entitled to rely conclusively on a nonrecoverability determination by the special servicer.

      Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

      If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the special servicer, the master servicer, the trustee or the fiscal agent previously advanced, and the special servicer, the master servicer, the trustee or the fiscal agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.

      The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I Advances made by it, out of its own funds, from collections on the Mortgage Loan as to which the Advance was made. If the master servicer, the trustee or the fiscal agent determines that an Advance previously made is not so recoverable, that Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.

      Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. If Advance interest is outstanding on a Mortgage Loan at the time a late payment charge or default interest is collected for that Mortgage Loan, then those amounts will be used to pay such outstanding Advance interest. If those collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.

      However, no interest will accrue for any P&I Advance until after the grace period for the related Mortgage Loan has expired. In addition, no interest will accrue for a P&I Advance if the borrower pays the delinquent Monthly Payment on or before the business day before the related distribution date.

      If interest on Advances is not offset by default interest, late payment charges or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on

Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.

                                    Accounts

Collection Account

      The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o  all principal payments;

o all payments of interest, including default interest and Deferred Interest, any prepayment premiums and any late fees and late payment charges;

o  any amounts required to be deposited by the master servicer for:

   1. losses realized on permitted investments of funds in the Collection Account, and

   2. Prepayment/Balloon Payment Interest Shortfalls;

o  all Net REO Proceeds transferred from an REO Account;

o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;

o  any amounts received from borrowers as recoveries of Servicing Advances;

o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller, and

o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.

      The master servicer will deposit these amounts into the Collection Account within two business days after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.

      See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".

      "REO Proceeds" for any REO Property are all revenues received by the special servicer on the REO Property other than liquidation proceeds.

      "Net REO Proceeds" for any REO Property are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.

      The master servicer need not deposit into the Collection Account any payments in the nature of NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law and as provided in the pooling and servicing agreement, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.

Interest Reserve Account

      The trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the trustee will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate less the rates at which the related master servicer fee, the standby special servicer fee and the trustee fee are computed on its Stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The trustee will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The trustee will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the trustee will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.

Excess Liquidation Proceeds Account

      If any Excess Liquidation Proceeds are received, the trustee will establish and maintain a segregated account or accounts (the "Excess Liquidation Proceeds Account") in the name of the trustee, in trust for the benefit of the certificateholders. On the business day before each distribution date, the master servicer will remit to the trustee from the Collection Account and for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the related collection period. The trustee will distribute Excess Liquidation Proceeds to the certificateholders in the manner set forth in "Description of the Certificates--Distributions--Distributions of Excess Liquidation Proceeds".

Distribution Account

      The trustee will establish a segregated account or accounts (the "Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account, which will be determined without regard to Interest Reserve Amounts),

o any prepayment premiums and Deferred Interest received during the Collection Period, and

o all P&I Advances required for the distribution date and not already included in the Available Funds.

      The master servicer will deposit these amounts into the Distribution Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".

Where Accounts May be Maintained

      The Collection Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account must each be either:

o for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which are rated "___" or better by ______ (or, if not so rated by ______, then otherwise approved by ______), and "__" or better by ____________ (or, if not so rated by ____________, then otherwise approved by ___________); or

o for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "___" or better by ________ (or, if not so rated by ________, then otherwise approved by ________), and "____" or better by _______ ______ (or, if not so rated by ___________, then otherwise approved by _______________); or

o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:

   1. having a combined capital and surplus of at least $50,000,000,

   2. subject to supervision or examination by a federal or state authority, and

   3. for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or

o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates; or

o an account or accounts maintained with PNC Bank, National Association so long as PNC Bank's long term unsecured debt rating is at least "______" from ______________________ and _____________________________.

Investment of Funds in the Accounts

      Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the Governing Documents--Collection and Other Servicing Procedures With Respect to Mortgage Loans--Accounts" in the prospectus for a listing of permitted investments.

Withdrawals from the Collection Account

      The master servicer may withdraw funds from the Collection Account for the following purposes:

o to remit Available Funds, Deferred Interest and prepayment premiums to the Distribution Account,

o  to remit Excess Liquidation Proceeds to the Excess Liquidation Proceeds
   Account,

o to pay or reimburse itself, the special servicer, the trustee or the fiscal agent for Advances and interest on Advances, those payments or reimbursements to be made from the sources described under "--Advances" above,

o to pay the unpaid portion of the master servicing fee, the standby special servicing fee and the special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),

o  to pay the trustee fee to the trustee,

o to pay to itself any investment income earned on funds deposited in the Collection Account,

o to pay any Prepayment/Balloon Payment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,

o to pay to itself or the special servicer other amounts constituting additional servicing compensation,

o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,

o to reimburse or pay itself, the special servicer, the trustee, the depositor and/or the fiscal agent for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,

o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,

o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,

o  to withdraw any amount mistakenly deposited into the Collection Account, and

o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.

                      Enforcement of "Due-on-Sale" Clauses

      The special servicer will exercise or waive its right to exercise "due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, with respect to any Mortgage Loan that has a then outstanding principal balance equal to or greater than the lesser of $20 million and 2% of the then outstanding principal balance of all of the Mortgage Loans, the special servicer may waive a "due-on-sale" clause only if it first obtains written confirmation from each Rating Agency that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates.

      The costs and expenses associated with obtaining such a Rating Agency confirmation will not be an expense of the Trust. For purposes of determining whether such a Rating Agency confirmation is required, all Mortgage Loans in a set of Cross-Collateralized Loans and all Mortgage Loans in a group with the same or affiliated borrowers will be aggregated and treated as one. See "--The Operating Adviser" for additional limitations on the ability of the special servicer to waive "due-on-sale" clauses.

      If the special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or

o  enter into an assumption agreement with the new owner of the Mortgaged
   Property.

      To the extent permitted by law, the special servicer will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the special servicer's regular commercial mortgage origination or servicing standards and criteria,

o  the terms of the Mortgage Loan, and

o any other standards set by the special servicer consistent with the servicing standard.

      If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers".

      The master servicer will receive [____%] and the special servicer will receive [____%] of assumption fees on non-Specially Serviced Mortgage Loans paid by the borrower or the new owner as additional servicing compensation. The master servicer will receive [____%] and the special servicer will receive [____%] of the assumption fees on Specially Serviced Mortgage Loans as additional servicing compensation.

      In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.

                   Enforcement of "Due-on-Encumbrance" Clauses

      Most of the Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or

o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.

      Such clauses usually permit the owner of the Mortgage Loan to either:

o  accelerate the payments due on the Mortgage Loan, or

o  withhold its consent to the creation of any such lien or other encumbrance.

      The special servicer may in accordance with the servicing standard either exercise or waive its right to exercise the trust fund's rights under the "due-on-encumbrance" clauses in the Mortgage Loan documents. However, the special servicer may consent to the creation of any lien or encumbrance, only if it first obtains written confirmation from each of the Rating Agencies that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates.

      The special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

      See "--The Operating Adviser" for additional limitations on the ability of the special servicer to waive "due-on-encumbrance" clauses.

      The special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.

                                   Inspections

      The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years and within 60 days after it becomes a Specially Serviced Mortgage Loan. If a Mortgage Loan has a then current principal balance of at least [$________ or ____%] of the then outstanding principal balance of all Mortgage Loans in the trust fund or is a Specially Serviced Mortgaged
Loan, the related Mortgaged Property will be inspected at least once every year. The annual and bi-annual inspections described above will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the trust. The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the operating adviser within 15 days after its preparation.

                         Realization Upon Mortgage Loans


Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

      The master servicer will advance costs and expenses of a foreclosure or other acquisition as a Servicing Advance, unless the Advance would be nonrecoverable.

      The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure.
The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

      Until the conditions listed in the next sentence are satisfied, the special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. The special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and

o there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation, or if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take such actions.

      The cost of any environmental assessments, as well as the cost of any remedial, corrective or other further action contemplated by the prior paragraph will be advanced as a Servicing Advance, unless the advance would not be recoverable.

      If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee, as the holder of the REMIC I certificates and as trustee for the holders of the certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund, which must occur before the close of the third taxable year following the taxable year in which the trust acquired the property. The Internal Revenue Service has the authority to grant extensions of this period. The principal balance of the loan will be reduced by Net REO Proceeds allocated to it as a recovery of principal.

      If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The expense of the legal opinion will be covered by a Servicing Advance, unless the advance would not be recoverable. The special servicer must hire the independent contractor within 90 days after the trust fund acquires the Mortgaged Property. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.

      "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

      "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the

 Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property".

      Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property". Finally, any income from the sale of REO Property that is held by REMIC I as a dealer in property is not considered "rent from real property".

      If the REO Property remains "foreclosure property", any income that is not "rent from real property" is subject to tax at the highest corporate rate (currently 35%). REMIC I may also be subject to state and local taxes on such amounts. In addition, certain income from REO Property may be subject to a "prohibited transactions" tax. Any such income would be subject to a 100% tax; however, REMIC I does not expect any income from any REO Property to be subject to this 100% tax. See "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the prospectus.

      Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

Sale of Specially Serviced Mortgage Loans and REO Properties

      The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines in accordance with the servicing standard that the sale would be in the best economic interests of the trust fund.

      The special servicer must give the trustee and the operating adviser at least 10 business days prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property The operating adviser may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

      If the operating adviser (or a designated affiliate) fails to purchase the loan or property within 10 business days after the operating advisor receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

      If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.

      The operating adviser, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or

o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.

      In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price.

      Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.

      The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.

Amendments, Modifications and Waivers

      Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term of any loan that is not a Specially Serviced Mortgage Loan, if the amendment:

o does not affect the maturity date, interest rate, principal balance, amortization term or payment frequency of the loan (each, a "Money Term"), or

o cures any ambiguity in the loan, or corrects or supplements any provisions of the loan that are inconsistent with any other provisions of the loan or corrects any error in the loan.

The term "Money Term" does not include any provisions relating to late fees, Deferred Interest or Default Interest. However, the master servicer must obtain the consent of the special servicer to amend, modify or waive:

o  any event of default provision,

o any obligation of the borrower to pay any assumption fee, modification fee or any other fees or expenses, all or part of which the special servicer may be entitled to as servicing compensation, or

o  any term relating to the release or substitution of collateral.

      Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o  the related borrower is in default or default is reasonably foreseeable, and

o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.

      Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,

o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,

o not enforcing any right granted under any note or mortgage relating to the loan,

o  extending the maturity date of the loan, and/or

o  accepting a principal prepayment during a Lock-out Period.

      However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o  ______ years before the Rated Final Distribution Date, or

o ______ years before the expiration of any ground lease that secures the loan, unless the special servicer determines that making such an extension is in accordance with the servicing standard described under "--Servicing of the Mortgage Loans; Collection of Payments".

      If the terms of a Mortgage Loan having one of the ten largest current outstanding principal balances of all Mortgage Loans in the trust fund require the related borrower to obtain the Mortgagee's consent before changing any franchise with respect to any hotel or motel located on the related Mortgaged Property, the master servicer or special servicer, as applicable, may consent to any such change only if it first obtains written confirmation from each Rating Agency that the consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. For purposes of determining whether such a Rating Agency confirmation is required, all Mortgage Loans in a set of Cross-Collateralized Loans and all Mortgage Loans in a group with the same or affiliated borrowers will be aggregated and treated as one. In addition, the master servicer may grant such consent only if it first receives the consent of the special servicer. The master servicer or the special servicer, as applicable, shall use its reasonable efforts to cause the borrower to pay the costs of obtaining any required Rating Agency confirmation. If such costs are not paid by the borrower, the master servicer will advance such costs as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance.

      Modifications of a Mortgage Loan that forgive principal or interest (other than Deferred Interest and, in some cases, default interest) will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Application of Realized Loses and Expense Losses and Principal Balances" and "--Subordination" in this prospectus supplement.

                                   The Trustee

      _____________________ will act as trustee. The address of the trustee's corporate trust office is:

      ________________________
      ________________________
      ________________________

      Attn: __________________

Resignation and Removal of Trustee

      The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The trustee's resignation will also remove the fiscal agent. The master servicer will appoint the successor trustee and fiscal agent. Before appointing a successor trustee, the master servicer must obtain confirmation from the Rating Agencies that the successor trustee's appointment will not adversely affect the rating then assigned by the Rating Agencies to any of the certificates. If any successor fiscal agent is not rated by each rating agency in one of its two highest long-term unsecured debt rating categories and written confirmation will be obtained from each Rating Agency that the successor fiscal agent's appointment will not adversely affect the rating then assigned by the Rating Agency to any certificates. The resigning trustee must pay any cost of obtaining the Rating Agency confirmations. If the successor trustee and successor fiscal agent are not appointed within 30 days after the notice of resignation, the resigning trustee and departing fiscal agent may petition a court of competent jurisdiction to appoint a successor trustee and successor fiscal agent.

      The depositor or the master servicer may remove the trustee and the fiscal agent if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,

o  the trustee or the fiscal agent becomes incapable of acting,

o  the trustee or the fiscal agent is adjudged bankrupt or insolvent,

o a receiver is appointed for the trustee, the fiscal agent or their property, or

o any public officer takes charge or control of the trustee, the fiscal agent or their property.

      The holders of certificates evidencing a majority of the total voting rights may remove the trustee and the fiscal agent upon written notice to the master servicer, the special servicer, the depositor, the trustee and the fiscal agent. If such removal is without cause, the reasonable costs and expenses of the removed trustee and fiscal agent in connection with such removal shall be paid as an Additional Trust Fund Expense.

      Resignation or removal of the trustee and the fiscal agent is effective only when the successor trustee (and fiscal agent, if necessary) accepts the appointment.

Trustee Fee

      The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The trustee fee is calculated at the rate specified in the pooling and servicing agreement and is based on the then outstanding principal balance of each Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan. Any trustee fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

Indemnification of Trustee

      The trust fund will indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, bad faith or willful misconduct of the indemnified person or for any expense or liability specifically required to be borne by the trustee in the pooling and servicing agreement. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.

      The master servicer and the special servicer will each indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, bad faith and/or negligence in the performance or negligent disregard by the master servicer or the special servicer, as the case may be, of its duties under the pooling and servicing agreement.

Duties of the Trustee

      If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.

      If the master servicer fails to make a required Advance, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".

      Except for funds held by the trustee, the trustee and the fiscal agent will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,

o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or

o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.

      The trustee, the fiscal agent, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or

o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.

                                The Fiscal Agent

      ____________________ will act as fiscal agent for the trustee. The fiscal agent must make any Advance the trustee is required to make but does not make. However, the fiscal agent need not make any Advance that it deems nonrecoverable. See "--Advances".

      If the trustee resigns or is removed, the fiscal agent will resign or will be removed. The initial fiscal agent need not act in such capacity at any time that _______________________ is not the trustee.

                 Servicing Compensation and Payment of Expenses

      The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated on the then outstanding principal balance of the Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan. The master servicing fee for each Mortgage Loan is included in the "administrative cost rate" listed for that Mortgage Loan on Appendix II. Any master servicing fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

      The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer will also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,

o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges or late fees or default interest (other than amounts used to pay

   Advance interest), loan service transaction fees, demand fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums),

o ____% of any extension fees, modification fees, consent fees and assumption fees collected on the Mortgage Loans,

o all insufficient funds check charges (including insufficient funds check charges arising from Specially Serviced Mortgage Loans), and

o any Prepayment/Balloon Payment Interest Excess (to the extent not offset against any Prepayment/Balloon Payment Interest Shortfall).

      If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.

      The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.

                                Special Servicing

Ability of Operating Adviser to Remove Special Servicer

      The operating advisor may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and

o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.

      The cost of obtaining the Rating Agency confirmation, and the reasonable out-of-pocket costs and expenses of any such transfer will be paid as an Additional Trust Fund Expense, unless the special servicer is removed as a result of a default by the special servicer under the pooling and servicing agreement. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal, including the right to receive workout fees and disposition fees as and to the extent described under "--Special Servicer Compensation."

Duties of Special Servicer

      The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist.

Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest or any other obligation (regardless of whether P&I Advances have been reimbursed), or

o  the borrower has failed to make a balloon payment, except where either

o the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default, or

o on or before the date of the default, the borrower has delivered to the master servicer a firm commitment to refinance the related Mortgage Loan within 60 days of the default;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),

o  the borrower makes three consecutive full and timely monthly payments, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,

o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,

o the master servicer or special servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors, or

o the master servicer proposes to commence foreclosure or other workout arrangements;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith and reasonable judgment of the special servicer, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans with Non-monetary Defaults

o The master servicer or the special servicer has notice that a non-monetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o  the default is cured, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

      A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders for purposes of determining whether a Mortgage Loan is a Specially Serviced Mortgage Loan.

Special Servicer Compensation

      The special servicer is entitled to a monthly standby special servicing fee and a monthly special servicing fee. The standby special servicing fee will accrue with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the master servicing fee, at a rate equal to _____% per annum. The special servicing fee is an amount equal to _____% per annum of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to [1%] of:

o the proceeds of the sale, liquidation or condemnation of, or any partial or unscheduled payment with respect to, any Specially Serviced Mortgage Loan or REO Property

                                      less

o  any broker's commission and related brokerage referral fees.
   No disposition fee will be paid in connection with:

o the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase";

o the termination of the trust as described under "Description of the Certificates--Optional Termination", or

o the purchase of any defaulted Mortgage Loan by the operating adviser, the master servicer or special servicer as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Sale of Specially Serviced Mortgage Loans and REO Properties".

      Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.

      The special servicer is also entitled to a workout fee equal to [1.0%] of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.

      A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a modification, restructuring or workout negotiated by the special servicer evidenced by a signed writing is a "Corrected Mortgage Loan"

      If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will receive:

o  any workout fees payable on--

o Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer; and

o Specially Serviced Mortgage Loans for which the terminated special servicer had cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely monthly payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely monthly payments; and

o a portion of any disposition fee that becomes payable with respect to a Specially Serviced Mortgage Loan or related REO Property that was being administered by the special servicer at the time of termination. The terminated special servicer and the successor special servicer will apportion the disposition fee between themselves in a manner that reflects their relative contributions in earning the fee.

      The special servicer will also retain as additional servicing compensation:

o  all investment income earned on amounts on deposit in any REO Account,

o if permitted under the Mortgage Loan, late payment charges or late fees or default interest (other than amounts used to pay Advance interest), loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans, and

o if permitted under the Mortgage Loan, [____%] of any extension fees, modification fees, consent fees and assumption fees collected on Mortgage Loans.

      Additional special servicing compensation does not include prepayment premiums or any other amount required to be deposited or retained in the Collection Account.

                              The Operating Adviser

Selection

      The holders of more than [50%] of the principal balance of the Controlling Class may appoint an operating adviser to represent their interests. If the holders of more than [50%] of the principal balance of the Controlling Class cannot agree on the election of the operating adviser, then Midland Loan Services, Inc. will be the operating adviser.

      The "Controlling Class" is the most subordinate class of principal balance certificates that still has at least [25%] of its original principal balance outstanding. If no class has at least [25%] of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Rights and Powers

      The operating adviser may advise the special servicer about the following matters:

o foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,

o amendment, waiver or modification of a Money-Term or any other material non-monetary term of a Specially Serviced Mortgage Loan,

o proposed sale of a defaulted Mortgage Loan or REO Property for less than the Repurchase Price, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",

o  acceptance of a discounted payoff,

o determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,

o release of collateral, other than in accordance with the terms or upon satisfaction of a loan,

o acceptance of substitute or additional collateral, other than in accordance with the terms of a loan,

o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause,

o acceptance of an assumption agreement releasing a borrower from liability under a loan, and

o  any release of a letter of credit or debt service reserve,

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interest of the certificateholders (as a collective whole), the special servicer may take any such action without waiting for the operating adviser's response.

      The operating adviser may object to the above actions in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The operating adviser will be considered to have approved any such action if it does not object within 10 days. If the proposed action relates to the waiver of a "due-on-sale" or "due-on-encumbrance" clause, the 10 business day period is reduced to 5 business days. Furthermore, the special servicer shall not be obligated to obtain the approval of the operating adviser for any actions to be taken with respect to any particular Mortgage Loan if the special servicer has notified the operating adviser in writing of the various actions that the special servicer proposes to take with respect to such Mortgage Loan and, for 60 days following the first such notice, the operating adviser has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the servicing standard.

      The operating adviser also may advise the special servicer to take, or to refrain from taking, such other actions as the operating adviser deems advisable. However, the operating adviser may never require the special servicer to violate the pooling and servicing agreement, including its obligation to act in accordance with the servicing standard.

Limitation on Liability of Operating Adviser

      The operating adviser and its officers, directors, employees and owners will have no liability to certificateholders for any action taken, or for refraining from the taking of any action. By accepting certificates, each certificateholder agrees that the operating adviser:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

o  may act solely in the interests of the holders of the Controlling Class,

o has no duties to certificateholders, except for holders of the Controlling Class,

o may act to favor the interests of the Controlling Class over the interests of other classes, and

o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.

      No certificateholder may take legal action against the operating adviser because it acted solely in the interests of the Controlling Class.

                                  Sub-Servicers

      The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. ___ Mortgage Loans (____%) are currently serviced by third-party servicers that are expected to continue to service such loans as sub-servicers. Except for the sub-servicing agreements related to these Mortgage Loans, each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or

o  terminate the sub-servicer without payment of a termination fee.

      The sub-servicing agreements for the Mortgage Loans that will be sub-serviced on the closing date provide that the related sub-servicer may only be terminated if it is in default under its sub-servicing agreement.

      The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if those fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".

       Reports to Certificateholders; Where You Can Find More Information

Monthly Reports

      Based solely on information provided in Commercial Mortgage Securities Association periodic loan update reports and certain other reports provided by the master servicer and the special servicer and delivered to the trustee, the trustee will prepare and make available electronically (or, upon request, provide by first class mail) on each distribution date to each certificateholder a reporting statement substantially in the form of, and containing the information set forth in, the report form attached to this prospectus supplement.

      The master servicer will provide the trustee with the Commercial Mortgage Securities Association Loan Set-up File and the following portions of the Commercial Mortgage Securities Association Investor Reporting Package reports and files:

o  Loan Periodic Update File,

o  Financial File,

o  Property File,

o  Servicer Watch List,

o  Delinquent Loan Status Report,

o  REO Status Report,

o  Comparative Financial Status Report,

o  Historical Loan Modification Report,

o  Historical Liquidation Report,

o  Operating Statement Analysis Report, and

o  NOI Adjustment Worksheet.

      Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide these reports (other than the Loan Periodic Update File) before the distribution date in _______ 200_.

      If you hold your certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a direct certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in those certificates. Otherwise, until definitive certificates are issued in respect of your certificates, the information contained in thetrustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. See "Description of the Certificates--Delivery, Form and Denomination--Book-Entry Certificates".

      The trustee will make available each month on the trustee's internet website the trustee's report and any files comprising the CMSA Investor Reporting Package that it has received from the master servicer or the special servicer. The trustee's internet website is currently located at www.lnbabs.com. In addition, bond factor information may be obtained from the Trustee by calling ___________. The Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at ___________. Investors that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory.

      Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986.

CMBS Surveillance Inquiries

      The master servicer currently maintains an Internet-based investor reporting system, CMBS Investor Insightsm, that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insightsm through the master servicer's website, www.midlandls.com. The master servicer may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insightsm. Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.

Other Available Information

      In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the operating adviser, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that the trustee at the request of the master servicer or special servicer certifies is a certificateholder or potential certificateholder. The trustee may base the certification on any information from the certificateholder or the potential certificateholder that it may require in its sole discretion. Such person will be required to pay any expenses incurred by the trustee in making such certification. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.

      Unless the pooling and servicing agreement specifically specifies a particular method of delivery, the master servicer and the special servicer may each satisfy their obligation to deliver any statement, report or information to certificateholders by:

o  physically delivering a paper copy of such statement, report or information,

o delivering such statement, report or information in a commonly used electronic format, or

o making such statement, report or information available on the master servicer's internet website or the trustee's internet website.

      The following are available for your review at the trustee's offices during normal business hours:

o  the pooling and servicing agreement,

o  all monthly statements to certificateholders,

o  annual compliance statements, and

o  annual accountants' reports.

      Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o  all modifications, waivers and amendments of the Mortgage Loans,

o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable, and

o  upon request, the property inspection reports.

      The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the operating adviser will not have to pay any such charge.

Filings with the SEC

      The master servicer will, on behalf of the trust fund, prepare, sign and file with the Securities and Exchange Commission all reports, statements and information respecting the trust fund that the master servicer or the depositor determines are required to be filed with the SEC or the filing of which is otherwise desirable. The master servicer will file each report, statement and information on or prior to the required filing date. However, the depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.

      The trustee, the fiscal agent, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement. The trust fund will indemnify and hold harmless the master servicer, the special servicer, the trustee and the fiscal agent against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in any information supplied by a borrower or other third party, including any liability related to the inclusion of the information in any report filed with the SEC.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to respective portions of the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986;

o the [class A-1, class A-2, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N and class O] certificates will be, or will represent ownership of, REMIC "regular interests";

o the [class R-I, class R-II and class R-III] certificates, respectively, will be the sole "residual interest" in the related REMIC; and

o the [class V] certificates will represent beneficial interests in the portion of the trust assets consisting of Deferred Interest, which portion will be treated as a grantor trust for federal income tax purposes.

      The certificates representing regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The offered certificates are not expected to be treated as having been issued with original issue discount for federal income tax reporting purposes.

      The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. Holders of the offered certificates should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that holders consult with their own tax advisor concerning the tax treatment of the offered certificates.

      For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, the Prepayment Assumption (as defined in the prospectus) is that the Mortgage Loans will prepay at the rate of 0% CPR, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

      Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Holders of REMIC Regular Certificates" in the prospectus.

      Generally, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

      As of the closing date, 19.6% of the Mortgage Loans are secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, and consequently the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code of 1986 will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The trustee will report those determinations to certificateholders in the manner and at times required by applicable Treasury regulations.

      Finally, the offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

      If the trust collects a prepayment premium on a mortgage loan, it is anticipated that the prepayment premium will be reported as ordinary income and allocated to the class of certificates entitled to the premium. For federal income tax reporting purposes, the premium or charge will be reported as income upon actual receipt by the master servicer. The correct characterization of and timing for recognition of, prepayment premiums is not entirely clear. Certificateholders should consult their tax advisors concerning the tax treatment of prepayment premiums.

      For more information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs--Taxable Income of the REMIC" in the prospectus.

      Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.

    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN _______ AND _________

      The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in ______ (____%) and _______ (_____%), which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

      [Add state law summaries.]

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA" ), or Section 4975 of the Internal Revenue Code of 1986 (each a "Plan" ) and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any applicable statutory or administrative exemption. See "ERISA Considerations" in the accompanying prospectus.


                               Senior Certificates


      The Department of Labor has issued to some of the underwriters an individual prohibited transaction exemption (_______________________ __________________, and Prohibited Transaction Exemption No. 98-08 issued to PNC Capital Markets, Inc.). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Internal Revenue Code of 1986, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and

o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".


      For purposes of this discussion, the term "underwriter" includes:

1.   ___________________________,   for  purposes  of   Prohibited   Transaction
     Exemption _________ _______, and PNC Capital Markets, Inc., for purposes of Prohibited Transaction Exemption No. 98-08,

2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with _______________ __________________ or PNC Capital Markets, as applicable, and

3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including any of the other underwriters.


      Each of the individual prohibited transaction exemptions sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.


o Third, at the time of acquisition by the Plan the senior certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service or Fitch, Inc. (or their successors and assigns).

o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which, in addition to the trustee, consists of:

     o    the underwriters,

     o    the depositor,

     o    the master servicer,

     o    the special servicer,

     o    any sub-servicer,

     o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates, and

     o    any and all affiliates of any of the above persons.

o    Fifth, the sum of all payments made to and retained by:

     o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;

     o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of those obligations; and

     o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

     o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

      Because the senior certificates are not subordinated to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "____" by _________ and "_____" by ____________, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. As the initial trustee is not an affiliate of any other members of the restricted group, the fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first and fifth conditions will be satisfied. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a senior certificate.


      Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;

o certificates in those other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and

o certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.


     If the above conditions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406 (a) and 407 (a) of ERISA, as well as the excise taxes imposed by Sections 4975 (a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975 (c) (1) (A) through (D) of the Internal Revenue Code of 1986, in connection with:

o the direct or indirect sale, exchange or transfer of senior certificates acquired by a Plan upon initial issuance,

o the direct or indirect acquisition or disposition in the secondary market of senior certificates by a Plan, or

o    the continued holding of senior certificates by a Plan.


     However, no exemption is provided from the restrictions of Sections 406 (a)
(1) (E), 406 (a) (2)


and 407 of ERISA for the acquisition or holding of a senior certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.


      Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;

o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

o in the case of an acquisition in connection with the initial issuance of a class of senior certificates, at least 50% of that class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.


      Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986 for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.


      You should be aware, however, that even if the conditions specified in one or more parts of the individual prohibited transaction exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.


      Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.


                            Subordinate Certificates


      The characteristics of each class of the subordinate certificates do not meet the requirements of the second condition for the underwriters' individual prohibited transaction exemptions because they are subordinated to the [class A] certificates. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1. a Plan,

2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code of 1986 ("Other Plans"),

3. a collective investment fund in which Plans or Other Plans are invested,

4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations Section 2510.3-101), or

5. an insurance company that is using assets of any insurance company separate account or general account in which the assets of any Plan or Other Plans are invested (or which are deemed pursuant to ERISA or any similar law to include assets of any Plan or Other Plans) other than an insurance company using the assets of its general account whereby such general account is able to rely on
   Section III of Prohibited Transaction Class Exemption 95-60 or the final regulation issued by the Department of Labor under Section 401 (c) of ERISA (both of which are discussed in the prospectus under "ERISA Considerations--Insurance Company General Accounts") under circumstances whereby the assets of the trust fund will not be treated as "plan assets"for purposes of applying the fiduciary responsiblitity and the prohibited transactions provisions of ERISA, the Internal Revenue Code of 1986 or any similar law.


    Each prospective transferee of a definitive subordinate certificate must deliver to the depositor, the certificate registrar and the trustee either:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, 4 or 5 of the first paragraph of this section, or

o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:

     o    constitute or result in a prohibited transaction within the meaning of
          Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any similar law, and

     o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code of 1986.


If you purchase a beneficial interest in a book-entry subordinate certificate, you will be deemed to have made the representation in the first bullet point of this paragraph.


      The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.


      In addition, the Department of Labor has published in the Federal Register, a proposed prohibited transaction exemption, which would be retroactively effective as of August 23, 2000, and which would amend each of the individual prohibited transaction exemptions described above under "--Senior Certificates" as follows:

o the first condition (which provides that the certificates acquired by a Plan may not be subordinated to the rights and interests evidenced by the other certificates of the same trust) would not apply to the certificates, and

o the third condition (which provides that the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic ratings categories by either Standard & Poor's, Moody's or Fitch) would be extended to include the four highest generic ratings categories.


If the proposed prohibited transaction exemption is adopted, a Plan would be eligible to acquire any class of subordinate certificates that is rated in one of the four highest generic ratings categories at the time of acquisition provided that the other conditions discussed above under "--Senior Certificates" are satisfied. The pooling and servicing agreement will permit the certificate registrar to waive the requirements in the second paragraph of this section if the proposed prohibited transaction exemption is adopted so as to amend the first and third conditions of the individual prohibited transaction exemptions as described above.


      However, it is not certain if and when the proposed amendments will be issued in final form, and it is not certain that, if finalized, the proposed amendments will contain the same relief as is currently proposed. Fiduciaries of Plans should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the proposed amendments.

                         -----------------------------

                          Insurance Company Purchasers


      Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of Section III of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. See also "ERISA Considerations--Insurance Company General Accounts" in the accompanying prospectus.

                         -----------------------------

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


      The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o    the  proper   characterization  of  the  offered   certificates  for  legal
     investment purposes, financial institution regulatory purposes or other purposes, or

o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.


      In addition, some states have enacted legislation overriding the legal investment provisions of SMMEA.


      All depository institutions considering investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.


      There may be other restrictions on the ability of certain investors to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                         -----------------------------

                              PLAN OF DISTRIBUTION

      Subject to the underwriting agreement, each underwriter has agreed to purchase the principal amounts of offered certificates set forth opposite its name below:


Underwriter                           [Class A-1]  [Class A-2]  [Class B]
PNC Capital Markets, Inc.
------------------------

   Total                              $            $            $
                                      ===========   ==========   ========


Underwriter                           [Class C]    [Class D]
PNC Capital Markets, Inc.
------------------------

   Total                              $            $
                                      ===========   ===========


      The underwriting agreement imposes conditions on the obligations of the underwriters. The underwriters must purchase all of the offered certificates if they purchase any.


      The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.


      The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.


      It is expected that delivery of the offered certificates to the underwriters will be made in book-entry form through the facilities of DTC against payment therefor on or about __________, 200_, which is the _____ business day following the date of pricing of the certificates. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.


      The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.


      The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.


      The underwriters intend to make a secondary market in the offered certificates. They have no obligation to do so, however, and any market making may be discontinued at any time.


      If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus may be used by PNC Capital Markets, Inc. in connection with market-making transactions in the offered certificates. PNC Capital Markets, Inc. may act as principal or as agent in such transactions.

Sales may be made at negotiated prices determined at the time of sale.


                         -----------------------------

                                 USE OF PROCEEDS

      The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.


                         -----------------------------

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by

                         -----------------------------

                                     RATINGS


      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from _________________________ _______________________ and _______________ _______________ (with their successors and assigns, the "Rating Agencies"):

Class         __________   ___________

[Class A-1

Class A-2

Class B

Class C

Class D]

      The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in ______________ (the "Rated Final Distribution Date" ). This date is the distribution date occurring three years after the latest maturity date for any of the mortgage loans as of the closing date. The ratings take into consideration:

o    the credit quality of the Mortgage Loans in the mortgage pool,

o    structural and legal aspects associated with the certificates, and

o the extent to which the payment stream from the mortgage pool is adequate to make the required payments on the certificates.


     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


      The ratings of the certificates do not represent any assessment of:

o    the tax attributes of the offered certificates or of the trust,

o    the likelihood or frequency of principal prepayments on the Mortgage Loans,

o the degree to which such prepayments might differ from those originally anticipated,

o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment/Balloon Payment Interest Shortfalls will be realized, or

o    the yield to maturity that investors may experience.


     The ratings thus address credit risk and not prepayment risk.


     It is possible that a rating agency other than ___________ and __________ could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by ___________ and ___________.

                              INDEX OF DEFINITIONS

Additional Trust Fund Expenses....56
Advance Rate......................71
Advances..........................70
Anticipated Repayment Date........35
Appraisal Reduction...............54
Appraisal Reduction Estimate......55
Appraisal Reduction Events........54
ARD...............................35
Assumed Monthly Payment...........52
Available Funds...................50
Balloon LTV.......................42
Balloon LTV Ratio.................42
Class Interest Shortfall..........52
Collection Account................72
Collection Period.................50
Compensating Interest Payment.....57
Constant Prepayment Rate..........64
Controlling Class.................83
Corrected Mortgage Loan...........83
CPR...............................64
Cross-Collateralized Loans........33
Cut-off Date......................32
Cut-off Date Loan-to-Value........42
Cut-off Date LTV..................42
Cut-off Date Principal Balance....32
Debt Service Coverage Ratio.......41
Defeasance Loans..................37
Deferred Interest.................35
Determination Date................50
Discount Rate.....................53
Distributable Certificate Interest52
Distribution Account..............73
DSCR..............................41
ERISA.............................89
Excess Liquidation Proceeds.......52
Excess Liquidation Proceeds
   Account........................73
Expense Losses....................56
Hyper-Amortization Loans..........35
Initial Interest Rate.............35
Initial Pool Balance..............32
Interest Reserve Account..........72
Interest Reserve Amount...........72
Interest Reserve Loans........49, 72
Lock-out Period...................36
Maturity Assumptions..............64
Money Term........................78
Monthly Payment...................52
Mortgage..........................32
Mortgage Loans....................32
Mortgaged Property................32
Mortgages.........................32
Multiple Property Loans...........32
Net Aggregate Prepayment/Balloon
   Payment Interest Shortfall.....57
Net Collections...................83
Net Mortgage Rate.................49
Net REO Proceeds..................72
Open Period.......................36
Other Plans.......................91
P&I Advance.......................70
Plan..............................89
Prepayment/Balloon Payment
   Interest Shortfall.............56
Principal Distribution Amount.....52
Principal Prepayments.............50
Qualified Substitute Mortgage
   Loan...........................45
Rated Final Distribution Date.....95
Rating Agencies...................95
Realized Loss.....................56
Record Date.......................50
REMIC.............................87
REO Account.......................48
REO Mortgage Loan.................53
REO Proceeds......................72
REO Property......................48
Repurchase Price..................44
Reserve Accounts..................38
Restricted Group..................89
Revised Interest Rate.............35
Scheduled Final Distribution Date.57
Servicing Advances................70
Specially Serviced Mortgage Loan..81
Stated Principal Balance..........49
Treasury Rate.....................53
Underwritable Cash Flow...........41
Updated Appraisal.................54
Yield Maintenance Period..........36

                                   APPENDIX I


      Mortgage Pool Information

                                   APPENDIX II


      Certain Characteristics of the Mortgage Loans

                                  APPENDIX III


Significant Loan Summaries




                                     III-1

                                   TERM SHEET

                     FORM OF MONTHLY DISTRIBUTION STATEMENT

                                     Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution


      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (assuming three take-downs of approximately $833 million each), other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:


SEC Registration Fee..................................$  625,000
NASD Filing Fee........................................      N/A
Legal Fees and Expenses...............................$  700,000
Accounting Fees and Expenses..........................$  210,000
Trustee's Fees and Expenses (including counsel fees)..$  180,000
Blue Sky Qualification Fees and Expenses..............$   15,000
Printing and Engraving Fees...........................$  270,000
Rating Agency Fees....................................$5,000,000
Miscellaneous.........................................$  300,000
                                                      ----------

Total.................................................$7,300,000
                                                      ==========


Item 15.   Indemnification of Directors and Officers

        Section 355 of the General and Business Corporation Law of Missouri empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 355 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

      Section 355 of the General and Business Corporation Law of Missouri further provides that a corporation may give any further indemnity, in addition to the indemnity set forth above to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Articles of Incorporation of the registrant contain a provision requiring the registrant to indemnify each such person to the extent his or her conduct is not adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      The registrant is authorized to purchase liability insurance for its directors and officers if it has not currently obtained such a policy.

      Reference is made to the form of  underwriting  Agreement filed as Exhibit
1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended. Pursuant to the Underwriting Agreement, the underwriters will indemnify and hold harmless the registrant and each person, if any, who controls the registrant within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Act of 1934, as amended, against any and all losses, claims, damages or liabilities, joint or several, to which they may become liable under the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus or prospectus supplement or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, but only with reference to written information furnished to the registrant by or on behalf of the underwriters specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity.

      Unless otherwise specified, the Governing Documents relating to each series will provide that neither the registrant nor any director, officer, employee or agent of the registrant will be liable to the trust fund or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Governing Documents, or for errors in judgment, provided, however, that neither the registrant nor any such person will be protected against liability for a breach of its representations and warranties under the Government Documents or that would otherwise be imposed by reason of willful misfeasance, bad faith, fraud, misrepresentation or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Governing Documents relating to each series will further provide that the registrant and any director, officer, employee or agent of the registrant will be entitled to indemnification by the trust fund for any loss, liability or expense incurred in connection with any legal action relating to the Governing Documents or the certificates, other than loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud, misrepresentation or negligence in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder.

Item 16.   Exhibits and Financial Statements

(a) Exhibit

1.1*       Form of Underwriting Agreement.

3.1*       Restated Articles of Incorporation of the registrant.

3.2*       Restated bylaws of the registrant.

4.1*       Form of Pooling and Servicing Agreement.


5.1**      Opinion of Morrison & Hecker L.L.P. as to legality.

8.1***     Opinion of Morrison & Hecker L.L.P. as to certain tax matters.

23.1       Consent of Morrison & Hecker L.L.P. (included in Exhibits 5.1 and
           8.1).

24.1**     Power of Attorney (included on signature page).
---------------------
*Incorporated by reference from the registrant's Form S-3, File No. 333-95447, filed with the SEC on January 24, 2000.

**Previously filed with the SEC on December 21, 2000.

***Filed herewith.


(b) Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.   Undertakings

      A.   Undertaking pursuant to Rule 415.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

      B. Undertaking Concerning Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.   Undertaking in Respect of Indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including that the security rating requirement will be met by the time of sale of any securities registered hereunder) and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on January 12, 2001.


                   PNC MORTGAGE ACCEPTANCE CORP.


                   By:  /s/ Lawrence D. Asley
                       --------------------------------------
                       Lawrence D. Ashley
                       Senior Vice President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                        Position                          Date

*/s/ Douglas D. Danforth, Jr     Director and President         January 12, 2001
----------------------------     (Principal Executive Officer)
Douglas D. Danforth, Jr.


*/s/ Vince Beckett               Chief Financial Officer        January 12, 2001
----------------------------     (Principal Financial and
                                 Accounting Officer)


*/s/ Cathrine E. Nix             Director                       January 12, 2001
----------------------------
Cathrine E. Nix


*/s/ Jeffrey E. Johnson          Director                       January 12, 2001
----------------------------
Jeffrey E. Johnson





*By:  /s/ Lawrence D. Ashley
      ------------------------------
      Lawrence D. Ashley
      Attorney-in-Fact




                                      S-1